EXECUTION COPY


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                                                                    EXHIBIT 4.98


                            RENTAL CAR FINANCE CORP.,
                                    as Issuer


                                       and


                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                   as Trustee


                             ----------------------


                            SERIES 2003-1 SUPPLEMENT
                           dated as of March 25, 2003


                                       to


                                 BASE INDENTURE
                         dated as of December 13, 1995,


                                  as amended by


                          AMENDMENT TO BASE INDENTURE,
                          dated as of December 23, 1997


                  Rental Car Asset Backed Notes, Series 2003-1





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




                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----


                                   ARTICLE 1.
                                   DESIGNATION

   Section 1.1      Designation................................................1

                                   ARTICLE 2.
                          DEFINITIONS AND CONSTRUCTION

   Section 2.1      Definitions and Construction...............................3

                                   ARTICLE 3.
                     GRANT OF RIGHTS UNDER THE MASTER LEASE

   Section 3.1      Grant of Security Interest................................36

                                   ARTICLE 4.
                    ALLOCATION AND APPLICATION OF COLLECTIONS

   Section 4.6      Establishment of Group III Collection Account,
                      Series 2003-1 Collection Account, Series 2003-1
                      Excess Funding Account and Series 2003-1
                      Accrued Interest Account................................38
   Section 4.7      Allocations with Respect to the Series 2003-1 Notes.......39
   Section 4.8      Monthly Payments..........................................47
   Section 4.9      Deposits, Draws and Claims in Respect of
                      Payment of Note Interest................................48
   Section 4.10     Deposits, Draws and Claims in Respect of
                      Payment of Note Principal........,,,....................50
   Section 4.11     Retained Distribution Account.............................55
   Section 4.12     Series 2003-1 Distribution Account........................55
   Section 4.13     The Master Servicer's Failure to Instruct
                      the Trustee to Make a Deposit or Payment................56
   Section 4.14     Lease Payment Loss Draw on Series 2003-1
                      Letter of Credit........................................57
   Section 4.15     Claim Under the Demand Note...............................58
   Section 4.16     Series 2003-1 Letter of Credit Termination Demand.........59
   Section 4.17     The Series 2003-1 Cash Collateral Account.................61
   Section 4.18     Application of Cash Liquidity Amount;
                      Restrictions on Amounts Drawn Under
                      Series 2003-1 Letter of Credit..........................64
   Section 4.19     Claims on Series 2003-1 Policy............................65
   Section 4.20     Exchange of Vehicles......................................66
   Section 4.21     Deficiencies in Payments..................................67
   Section 4.22     Appointment of Trustee to Hold Letter of Credit...........67
   Section 4.23     Series 2003-1 Interest Rate Cap...........................67

                                   ARTICLE 5.
                               AMORTIZATION EVENTS

   Section 5.1      Series 2003-1 Amortization Events.........................68
   Section 5.2      Waiver of Past Events.....................................70

                                   ARTICLE 6.
                                    COVENANTS

   Section 6.1      Minimum Subordinated Amount...............................70
   Section 6.2      Minimum Letter of Credit Amount...........................70
   Section 6.3      Series 2003-1 Policy......................................70
   Section 6.4      Series 2003-1 Interest Rate Cap...........................70
   Section 6.5      Monthly Reporting.........................................70

                                   ARTICLE 7.
                           FORM OF SERIES 2003-1 NOTES

   Section 7.1      Class A Notes.............................................71
   Section 7.2      Issuances of Additional Notes.............................72

                                   ARTICLE 8.
                                     GENERAL

   Section 8.1      Repurchase of Notes.......................................72
   Section 8.2      Payment of Rating Agencies' Fees..........................73
   Section 8.3      Exhibits..................................................73
   Section 8.4      Ratification of Base Indenture............................73
   Section 8.5      Counterparts..............................................73
   Section 8.6      Governing Law.............................................73
   Section 8.7      Amendments................................................74
   Section 8.8      Notice to Series 2003-1 Insurer and Rating Agencies.......74
   Section 8.9      Series 2003-1 Insurer Deemed Noteholder
                      and Secured Party; Insurer Default......................74
   Section 8.10     Assignment of Claims......................................75
   Section 8.11     Third Party Beneficiary...................................75
   Section 8.12     Prior Notice by Trustee to Series 2003-1 Insurer..........75
   Section 8.13     Subrogation...............................................75
   Section 8.14     Financed Vehicles.........................................76
   Section 8.15     Effects of Payments by the Surety Provider................76
   Section 8.16     Series 2003-1 Demand Note.................................76
   Section 8.17     Information...............................................76
   Section 8.18     Limitation on Defeasance..................................76

Schedule 1        -      Maximum Manufacturer Percentages

Exhibit A-1       -      Form of Restricted Global Class A Note
Exhibit A-2       -      Form of Temporary Global Class A Note
Exhibit A-3       -      Form of Permanent Global Class A Note
Exhibit B                Reserved
Exhibit C         -      Form of Demand Note
Exhibit D         -      Form of Notice of Series 2003-1 Lease Payment Losses

          THIS SERIES 2003-1 SUPPLEMENT, dated as of March 25, 2003 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and of the Base Indenture referred to below, this "Supplement") between RENTAL CAR FINANCE CORP., a special purpose Oklahoma corporation ("RCFC" or the "Issuer"), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the "Trustee"), to the Base Indenture, dated as of December 13, 1995, between RCFC and the Trustee, as amended by Amendment to Base Indenture, dated as of December 23, 1997, between RCFC and the Trustee (as amended by such amendment and as the same may be further amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, exclusive of Supplements creating a new Series of Notes, the "Base Indenture").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Sections 2.2, 2.3, 11.1 and 11.3 of the Base Indenture provide, among other things, that RCFC and the Trustee may at any time and from time to time enter into a Series Supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Notes;

          NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

                                    ARTICLE 1.
                                   DESIGNATION
                                   -----------

          Section 1.1 Designation. (a) There is hereby created a Series of Notes to be issued pursuant to the Base Indenture and this Supplement and such Series of Notes shall be designated generally as Rental Car Asset Backed Notes, Series 2003-1. The Rental Car Asset Backed Notes, Series 2003-1, shall be issued in one class: the Class A Floating Rate Rental Car Asset Backed Notes, designated herein as the "Class A Notes".

          (b) The net proceeds from the sale of the Series 2003-1 Notes shall be deposited into the Group III Collection Account, and shall be used on and after the Series 2003-1 Closing Date, to acquire Acquired Vehicles from certain Eligible Manufacturers, Auctions or otherwise or to refinance the same and, in certain circumstances, to pay principal on amortizing Group III Series of Notes other than the Series 2003-1 Notes.

          (c) The Series 2003-1 Notes are a Segregated Series of Notes (as more fully described in the Base Indenture) and are hereby designated as a "Group III Series of Notes". On March 6, 2001, RCFC and the Trustee also entered into a supplement (as amended by that certain Amendment No. 1, dated as of December 21, 2001, Amendment No. 2, dated as of August 12, 2002, Amendment No. 3, dated as of December 12, 2002, and Amendment No. 4, dated as of the date hereof, and as the same may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof the "Series 2001-1 Supplement") to the Base Indenture pursuant to which RCFC issued a segregated Series of Notes (the "Series 2001-1 Notes") designated as a "Group III Series of Notes." On June 4, 2002, RCFC and the Trustee also entered into a supplement (as amended by that certain Amendment No. 1, dated August 12, 2002, Amendment No. 2, dated December 12, 2002, and Amendment No. 3, dated as of the date hereof, and as the same may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Series 2002-1

Supplement") to the Base Indenture pursuant to which RCFC issued a segregated Series of Notes (the "Series 2002-1 Notes") designated as another "Group III Series of Notes." The Issuer may, with the prior written consent of the Series 2003-1 Insurer, from time to time issue additional Series of Notes (the Series 2001-1 Notes, the Series 2002-1 Notes, the Series 2003-1 Notes and any such additional Series, each, a "Group III Series of Notes" and, collectively, the "Group III Series of Notes") that the related Series Supplements will indicate are entitled to share, together with the Series 2003-1 Notes, the Series 2002-1 Notes, the Series 2001-1 Notes and any other Group III Series of Notes, in the Group III Collateral and any other Collateral and Master Collateral designated as security for the Series 2001-1 Notes, the Series 2002-1 Notes, the Series 2003-1 Notes and such other Group III Series of Notes under the Series 2001-1 Supplement, the Series 2002-1 Supplement, this Supplement, under the Series Supplement related to such other Group III Series of Notes and the Master Collateral Agency Agreement. Accordingly, all references in this Supplement to "all" Series of Notes (and all references in this Supplement to terms defined in the Base Indenture that contain references to "all" Series of Notes) shall refer to all Group III Series of Notes.

          (d) If, notwithstanding the foregoing provisions of this Section 1.1 and the provisions of Section 2.2 of the Master Collateral Agency Agreement, the Series 2003-1 Notes are determined by any court to be secured by collateral, other than the Group III Collateral and any other collateral designated as security for the Series 2003-1 Notes (and, as applicable, any other Series of Group III Notes) under this Supplement or any other supplement to the Base Indenture relating to the issuance of any other Series of Group III Notes thereunder or under the Master Collateral Agency Agreement or any other Related Document (such collateral other than as specified, the "Non-Group III Collateral"), then the interest of the Series 2003-1 Noteholders in such Non-Group III Collateral shall be subordinate in all respects to the interests of the Noteholders of the Series of Notes (other than with respect to collections designated by RCFC as shared collections allocable to the Series 2003-1 Notes) to which such Non-Group III Collateral was pledged by the terms of the Base Indenture, the Master Collateral Agency Agreement or any other Related Document. The following shall govern the interpretation and construction of the provisions of this Supplement: (i) this Section 1.1(d) is intended to constitute a subordination agreement under New York law and for purposes of Section 510(a) of the Bankruptcy Code, (ii) the subordination provided for in this Section 1.1(d) is intended to and shall be deemed to constitute a "complete subordination" under New York law, and, as such, shall be applicable whether or not the Issuer or any Series 2003-1 Noteholder is a debtor in a case (a "bankruptcy case") under the Bankruptcy Code (or any amended or successor version thereof), (iii) (A) any reference to the Series 2003-1 Notes shall include all obligations of the Issuer now or hereafter existing under each of such Series 2003-1 Notes, whether for principal, interest, fees, expenses or otherwise, and (B) without limiting the generality of the foregoing, "interest" owing on the Series 2003-1 Notes shall expressly include any and all interest accruing after the commencement of any bankruptcy case or other insolvency proceeding where the Issuer is the debtor, notwithstanding any provision or rule of law (including, without limitation, 11 U.S.C. ss.ss. 502, 506(b) (1994) (or any amended or successor version thereof)) that might restrict the rights of any holder of an interest in the Series 2003-1 Notes, as against the Issuer or any one else, to collect such interest, (iv) "payments" prohibited under the subordination provisions of this Section 1.1(d) shall include any distributions of any type, whether cash, other debt instruments, or any equity instruments, regardless of the source thereof, and (v) the holder of any interest in the Series 2003-1 Notes retains such holder's right, under 11 U.S.C. ss. 1126 (1994) (or any amended or successor version thereof), to vote to accept or reject any plan of reorganization proposed for the Issuer in any subsequent bankruptcy of the Issuer; provided, however, that, regardless of any such vote or of the exercise of any other rights such holder (or its agents) may have under the Bankruptcy Code, and without limiting the generality of the other clauses of this Section 1.1 (d), any distributions that such holder is to receive on account of such holder's interest in the Series 2003-1 Notes under any such plan of reorganization, from the Issuer, from any collateral, from any guarantor, or from any other source shall be subordinated in right of payment as set forth herein and shall instead be distributed in the order of priority set forth herein.

                                   ARTICLE 2.
                          DEFINITIONS AND CONSTRUCTION
                          ----------------------------

          Section 2.1 Definitions and Construction. (a) All capitalized terms not otherwise defined in this Supplement are defined in the Definitions List attached to the Base Indenture as Schedule 1 thereto (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of the Base Indenture, the "Definitions List"). All capitalized terms defined in this Supplement that are also defined in the Definitions List to the Base Indenture shall, unless the context otherwise requires, have the meanings set forth in this Supplement. All references to "Articles", "Sections" or "Subsections" herein shall refer to Articles, Sections or Subsections of the Base Indenture, except as otherwise provided herein. Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 2003-1 Notes and not to any other Series of Notes issued by RCFC. In addition, with respect to the Series 2003-1 Notes, (i) references in the Base Indenture to (A) the "Lease" shall be deemed to refer to the Master Lease, (B) "Thrifty Finance" shall be deemed to refer to RCFC, (C) "Lessee" shall be deemed to refer to any or all of the Lessees under the Master Lease, (D) "Servicer" shall be deemed to refer to the Master Servicer, (ii) when the terms "Lease," "Thrifty Finance," "Lessee" or "Servicer" are embedded in a defined term within the Base Indenture, they shall be deemed to refer to the corresponding concept described in clauses (A through (D), as applicable, except in each case as otherwise specified in this Supplement or as the context may otherwise require, and (iii) any references to Notes of a Series in the Base Indenture shall be deemed to refer only to Notes of any Group III Series of Notes.

          (b) The following words and phrases shall have the following meanings with respect to the Series 2003-1 Notes, and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

          "Accumulated Principal Draw Amount" means, with respect to draws made under the Series 2003-1 Letter of Credit during any Insolvency Period, the total amount with respect to such draws allocated and paid to the Series 2003-1 Noteholders pursuant to Section 4.10(c) during such Insolvency Period.

          "Acquired Vehicles" means any Eligible Vehicles acquired by RCFC and leased by RCFC to any of the Lessees under Annex A of the Master Lease.

          "Additional Depreciation Charge" means, with respect to each Non-Program Vehicle leased under the Master Lease as of the last day of the Related Month, an amount (which may be zero) allocated to such Non-Program Vehicle by the Master Servicer such that the sum of such amounts with respect to all Non-Program Vehicles shall be equal to the amount, if any, by which (i) the aggregate Net Book Value of all such Non-Program Vehicles exceeds (ii) the three
(3) month rolling average of the aggregate Market Value of such Non-Program Vehicles determined as of such day and the first day of each of the two (2) calendar months preceding such day.

          "Additional Lessee" has the meaning specified in Section 28 of the Master Lease.

          "Additional  Notes"  means  additional   Series  2003-1  Notes  issued
pursuant to Section 7.2 of this Supplement.

          "Additional Overcollateralization Amount" means, as of any date of determination, an amount equal to (a) the Overcollateralization Portion on such date divided by the Series 2003-1 Enhancement Factor as of such date minus (b) the Overcollateralization Portion as of such date.

          "Aggregate Asset Amount" means, with respect to the Series 2003-1 Notes, on any date of determination, without duplication, the sum of (i) the Net Book Value of all Group III Vehicles as of such date with respect to which the applicable Vehicle Lease Expiration Date has not occurred, plus (ii) the
Exchange Agreement Group III Rights Value as of such date, plus (iii) all Manufacturer Receivables, as of such date, due to RCFC or any Lessee from Eligible Manufacturers under and in accordance with their respective Eligible Vehicle Disposition Programs, or from Eligible Manufacturers as incentive payments, allowances, premiums, supplemental payments or otherwise, in each case with respect to Group III Vehicles at any time owned, financed or refinanced by RCFC, or with respect to amounts otherwise transferred to RCFC, and pledged to the Master Collateral Agent, constituting Group III Collateral plus (iv) all amounts (other than amounts specified in clause (iii) above) receivable, as of such date, by RCFC or any Lessee from any Person in connection with the Auction, sale or other disposition of Group III Vehicles, plus (v) all accrued and unpaid Monthly Base Rent and Monthly Supplemental Payments (other than amounts specified in clauses (iii) and (iv) above) payable as of such date in respect of the Group III Vehicles, plus (vi) cash and Permitted Investments on deposit as of such date in the Collection Account constituting Group III Collateral (less any portion thereof allocated under any Series Supplement for a Group III Series of Notes to the Retained Interest), plus (vii) cash and Permitted Investments as of such date constituting Group III Collateral and cash and Permitted Investments as of such date in the Master Collateral Account constituting Group III Master Collateral.

          "Annual  Certificate"  is defined  in  Section 24.4(g)  of the  Master
Lease.

          "Asset Amount Deficiency" means, with respect to the Series 2003-1 Notes as of any date of determination, the amount, if any, by which the Required Asset Amount exceeds the Aggregate Asset Amount, in each case, as of such date of determination.

          "Assignment Agreement" means a Vehicle Disposition Program Assignment Agreement, in the form attached as Exhibit F to the Master Collateral Agency Agreement, or in such other form as is acceptable to the Rating Agencies and the Series 2003-1 Insurer, between a Lessee and/or RCFC as the case may be, as assignor, and the Master Collateral Agent, as assignee, and acknowledged by the applicable Manufacturer, pursuant to which such Lessee and/or RCFC, as the case may be, assigns as collateral to the Master Collateral Agent all of such Lessee's and/or RCFC's, as the case may be, right, title and interest in, to and under a Vehicle Disposition Program.

          "Auction Procedures" means, with respect to any Program Vehicle, the terms governing the disposition of such Program Vehicles under the applicable Vehicle Disposition Program.

          "Authorized Officer" means (a) as to RCFC, any of its President, any Vice President, the Treasurer or an Assistant Treasurer, the Secretary or any Assistant Secretary and (b) as to DTAG (including in its capacity as the Master Servicer), DTG Operations (including in its capacities as a Lessee and as a Servicer), any Additional Lessee or additional Servicer, those officers, employees and agents of DTAG, DTG Operations, such Additional Lessee or such other Servicer, as the case may be, in each case whose signatures and incumbency shall have been certified as the authentic signatures of duly qualified and elected persons authorized to act on behalf of such entities.

          "Availability Payment" is defined in Section 5.2 of the Master Lease.

          "Available Draw Amount" means (i) on any day prior to the occurrence of a Voluntary Insolvency Event or an Involuntary Insolvency Event, the Series 2003-1 Letter of Credit Amount on such day, less the difference, if positive, between the Minimum Liquidity Amount on such day and the Cash Liquidity Amount, if any, on such day or (ii) on any day on and after the occurrence of a Voluntary Insolvency Event or an Involuntary Insolvency Event or on the Series 2003-1 Termination Date (or on any earlier Payment Date if all obligations of the Issuer under the Series 2003-1 Notes due on or before the Series 2003-1 Termination Date (other than amounts due to the Series 2003-1 Insurer through its rights of subrogation) have been satisfied in full), the Series 2003-1 Letter of Credit Amount on such day.

          "Base Indenture" has the meaning set forth in the preamble hereto.

          "Board of Directors" means the Board of Directors of DTAG, RCFC, or DTG Operations, as applicable, or any authorized committee of the Board of Directors.

          "Carrying Charges" means, as of any day, (i) without duplication, the aggregate of all Trustee fees, servicing fees (other than supplemental servicing fees), Series 2003-1 Insurer Payments, Series 2003-1 Insurer Reimbursement Amounts, fees, expenses and costs payable by RCFC in connection with an Exchange Program, and other fees and expenses and indemnity amounts, if any, payable by RCFC, the Master Servicer or any Servicer under the Base Indenture or the other Related Documents or other agreements with Enhancement Providers, if any, which have accrued with respect to the Series 2003-1 Notes during the Related Month, plus (ii) without duplication, all amounts described in clause (i) of this definition payable by the Lessees which have accrued during the Related Month.

          "Carryover Controlled Amortization Amount" (as such term is used in Section 24.4(b) of the Master Lease) means, with respect to this Series, the Series 2003-1 Carryover Controlled Amortization Amount.

          "Cash Liquidity Amount" means, at any time, the amount of funds, if any, set aside by RCFC in the Series 2003-1 Excess Funding Account and designated in accordance with Section 4.7(d)(vi) hereof by RCFC as the "Cash Liquidity Amount", comprising all or a portion of the Minimum Liquidity Amount at such time.

          "Cash Reserve Amount" means, as of any date of determination, the Initial Cash Reserve Amount minus the amount of any withdrawals from the Series 2003-1 Cash Liquidity Account pursuant to the terms of this Supplement prior to such date plus any increases in the stated amount of the Demand Note other than as a result of "Demand Note Advances" under Section 4 of the Demand Note.

          "Casualty" means, with respect to any Vehicle, that (i) such Vehicle is lost, stolen (and not recovered within 60 days of being reported stolen), destroyed, damaged, seized or otherwise rendered permanently unfit or unavailable for use (including Vehicles that are rejected pursuant to Section
2.2 of the Master Lease), or (ii) such Vehicle is not accepted for Auction or repurchase by the Manufacturer in accordance with the related Vehicle Disposition Program for any reason within thirty (30) days of initial submission and is not designated a Non-Program Vehicle pursuant to Section 14 of the Master Lease (other than, in the case of clause (ii) above, the applicable Manufacturer's willful refusal or inability to comply with its obligations under its Vehicle Disposition Program).

          "Certificate of Credit Demand" means a certificate in the form of Annex A to the Series 2003-1 Letter of Credit.

          "Certificate of Termination Demand" means a certificate in the form of Annex B to the Series 2003-1 Letter of Credit.

          "Class A Noteholder" means the Person in whose name a Class A Note is registered in the Note Register.

          "Class A Notes" means any one of the Series 2003-1 Floating Rate Rental Car Asset Backed Notes, Class A, executed by RCFC and authenticated and delivered by or on behalf of the Trustee, substantially in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3. Definitive Class A Notes shall have such insertions and deletions as are necessary to give effect to the provisions of
Section 2.19 of the Base Indenture.

          "Class A Rate" means, for any Series 2003-1 Interest Period, LIBOR plus 0.40% per annum; provided, however, that the Class A Rate shall in no event be higher than the maximum rate permitted by applicable law.

          "Collections" means (i) all payments including, without limitation, all Recoveries and Lease Payment Recoveries, by, or on behalf of a Lessee under the Master Lease, (ii) all Credit Draws under the Series 2003-1 Letter of Credit and withdrawals from the Series 2003-1 Cash Collateral Account, (iii) all payments including, without limitation, all Recoveries and Lease Payment Recoveries, by, or on behalf of any Manufacturer, under its Vehicle Disposition Program or any incentive program, (iv) the Unused Exchange Proceeds and all Substitute Group III Exchanged Vehicle Proceeds, (v) all payments including, without limitation, all Recoveries and Lease Payment Recoveries, by, or on
behalf of any  other  Person as  proceeds  from the sale of Group III  Vehicles, payment of insurance proceeds, whether such payments are in the form of cash, checks, wire transfers or other forms of payment and whether in respect of principal, interest, repurchase price, fees, expenses or otherwise, (vi) all Interest Rate Cap Payments, and (vii) all amounts earned on Permitted Investments arising out of funds in the Group III Collection Account and in the Master Collateral Account (to the extent allocable to the Trustee as Beneficiary thereunder for the benefit of the Series 2003-1 Noteholders) provided that the amount included in clauses (i) through (vii) shall not include any Exchange Proceeds until such time as RCFC is permitted to receive, pledge, borrow or otherwise obtain the benefits of such Exchange Proceeds consistent with the limitations set forth in the "safe harbor" provisions of Treasury Regulation ss. 1.1031(k)-1(g)(6).

          "Condition Report" means a condition report with respect to a Group III Vehicle, signed and dated by a Lessee or a Franchisee and any Manufacturer or its agent in accordance with the applicable Vehicle Disposition Program.

          "Credit Demand" means a demand for a LOC Credit Disbursement under the Series 2003-1 Letter of Credit pursuant to a Certificate of Credit Demand.

          "Credit Draw" means a draw on the Series 2003-1 Letter of Credit pursuant to a Certificate of Credit Demand.

          "Daewoo" means Daewoo Motor America, Inc., a Delaware corporation.

          "Daily Report" is defined in Section 24.4(a) of the Master Lease.

          "DaimlerChrysler" means DaimlerChrysler Motors Company LLC, a Delaware limited liability company.

          "Defaulting  Manufacturer"  is  defined  in  Section  18 of the Master
Lease.

          "Demand Note" means that certain Demand Note, dated as of March 25, 2003 made by DTAG to RCFC in substantially the form attached as Exhibit C to this Supplement.

          "Depreciation Charge" means, for any date of determination, (a) with respect to any Program Vehicle leased under the Master Lease with respect to Group III Vehicles, the scheduled daily depreciation charge for such Vehicle set forth by the Manufacturer in its Vehicle Disposition Program for such Vehicle, and (b) with respect to any Non-Program Vehicle leased under the Master Lease with respect to Group III Vehicles, (i) the scheduled daily depreciation charge for such Vehicle set forth by the Servicer in the Depreciation Schedule for such Vehicle plus (ii) as of the last day of the Related Month, the Additional Depreciation Charge, if any, allocable to such Non-Program Vehicle on such day (which Additional Depreciation Charge shall, for purposes of determining the Monthly Base Rent payable on such day, be deemed to have accrued during the Related Month). If such charge is expressed as a percentage, the Depreciation Charge for such Vehicle for such day shall be such percentage multiplied by the Capitalized Cost for such Vehicle.

          "Depreciation Schedule" means a schedule of estimated daily depreciation prepared by the applicable Servicer, and revised from time to time in the applicable Servicer's sole discretion, with respect to each type of Non-Program Vehicle that is an Eligible Vehicle and that is purchased, financed or refinanced by RCFC.

          "Disposition Proceeds" shall have the meaning specified in the Base Indenture and shall specifically include Substitute Group III Exchanged Vehicle Proceeds and the proceeds from Group III Exchanged Vehicles.

          "DTG Operations" means DTG Operations, Inc., formerly known as Dollar Rent A Car Systems, Inc., an Oklahoma corporation.

          "DTAG" means Dollar Thrifty Automotive Group, Inc., a Delaware corporation.


          "Eligible Franchisee" means a Franchisee (all of whose rental offices are located in the United States) which meets the normal credit and other approval criteria for Franchisees and which may be an Affiliate of a Lessee.

          "Eligible Manufacturer" means, with respect to Program Vehicles, DaimlerChrysler, General Motors, Ford and Toyota, and with respect to Non-Program Vehicles, DaimlerChrysler, General Motors, Ford, Nissan, Toyota, Honda, Mazda, Subaru, Suzuki, Mitsubishi, Isuzu, Kia, Daewoo, Volkswagen and Hyundai, as set forth in Schedule 1 hereto (as such schedule, subject to confirmation by the Rating Agencies and the approval of the Series 2003-1 Insurer, may be amended, supplemented, restated or otherwise modified from time to time) and any other Manufacturer that (a)(i) has been approved by each of the Rating Agencies then rating the Group III Series of Notes or (ii) with respect to Program Vehicles only, has an Eligible Vehicle Disposition Program that has been reviewed by the Rating Agencies, and, in each case, the Rating Agencies have indicated that the inclusion of such Manufacturer's Vehicles under the Master Lease will not adversely affect the then current rating of any Group III Series of Notes, and (b) has been approved by each Enhancement Provider in respect of any Group III Series of Notes, if any; provided, however, that upon the occurrence of a Manufacturer Event of Default with respect to such Manufacturer, such Manufacturer shall no longer qualify as an Eligible Manufacturer; and provided, further, that a Manufacturer may be an Eligible Manufacturer with respect to Non-Program Vehicles, if it otherwise meets the eligibility criteria, even if its disposition program does not qualify as an Eligible Vehicle Disposition Program.

          "Eligible Receivable" means a legal, valid and binding receivable (a) due from any Eligible Manufacturer or Auction dealer under an Eligible Vehicle Disposition Program to RCFC, a Lessee or a creditor of RCFC or such Lessee, (b) in respect of a Program Vehicle purchased by such Eligible Manufacturer, which absent such purchase, would have constituted an Eligible Vehicle with respect to which the Lien of the Master Collateral Agent was noted on the Certificate of Title at the time of purchase, and (c) the right to payments in respect of which has been assigned by the payee thereof to the Master Collateral Agent for the benefit of the relevant Beneficiaries.

          "Eligible Vehicle" means, on any date of determination, a Group III Vehicle manufactured by an Eligible Manufacturer (determined at the time of the acquisition, financing or refinancing thereof) and satisfying any further eligibility requirements specified by the Rating Agencies or in any Series
Supplement for a Group III Series of Notes (other than with respect to the Maximum Non-Program Percentage and the Maximum Manufacturer Percentage), or with respect to which all such eligibility requirements not otherwise satisfied have been duly waived by the Required Beneficiaries in accordance with the terms of the applicable Series Supplement (if such waiver is permitted thereby); provided, however, that in no event may a Group III Vehicle be an Eligible Vehicle after (x) in the case of a Program Vehicle, the expiration of the applicable Maximum Term (unless such Vehicle has been designated as a Non-Program Vehicle pursuant to Section 14 of the Master Lease), or (y) the date which is twenty four (24) months after the date of the original new vehicle dealer invoice for such Vehicle.

          "Enhancement Amount" means the sum of (a) the Series 2003-1 Available Subordinated Amount, plus (b) the Series 2003-1 Letter of Credit Amount, plus
(c) the Cash Liquidity Amount, if any.

          "Enhancement Letter of Credit Application and Agreement" means the Enhancement Letter of Credit Application and Agreement, dated as of March 25, 2003, among DTG Operations, those additional Subsidiaries of DTAG from time to time becoming parties thereunder, RCFC, DTAG and the Series 2003-1 Letter of Credit Provider, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

          "Escrow  Account"  means  a  segregated  trust  account   established,
consistent with the requirements of the "safe harbor" provisions of Treasury Regulations ss.ss. 1.1031(k)-1(g)(4) and 1.1031(k)-1(g)(6), in accordance with the terms of the Exchange Agreement and into which are deposited the Exchange Proceeds and other funds with which to purchase Group III Replacement Vehicles.

          "Event of Bankruptcy" shall be deemed to have occurred with respect to a Person if (a) a case or other proceeding shall be commenced without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and any such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the Bankruptcy Code or any other similar law now or hereafter in effect; or (b) such Person shall commence a voluntary case or other proceeding under the Bankruptcy Code or any applicable insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or (c) a corporation or similar entity or its board of directors shall vote to implement any of the actions set forth in clause (b) above.

          "Excess Damage Charges" means, with respect to any Program Vehicle, the amount charged to RCFC (or the applicable Lessee), or deducted from the Repurchase Payment or Guaranteed Payment, by the Manufacturer of such Vehicle due to damage over a prescribed limit to such Vehicle at the time that such Vehicle is disposed of at Auction or turned in to such Manufacturer or its agent for repurchase, in either case pursuant to the applicable Vehicle Disposition Program.

          "Excess Funding Accounts" means, collectively, as of any date, the Series 2003-1 Excess Funding Account and the corresponding account or accounts designated as such with respect to each additional Group III Series of Notes as of such date.

          "Excess Mileage Charges" means, with respect to any Program Vehicle, the amount charged to RCFC (or the applicable Lessee), or deducted from the Repurchase Payment or Guaranteed Payment, by the Manufacturer of such Vehicle due to the fact that such Vehicle has mileage over a prescribed limit at the time that such Vehicle is disposed of at Auction or turned in to such Manufacturer or its agent for repurchase, in either case pursuant to the applicable Vehicle Disposition Program.

          "Exchange Agreement" means the Master Exchange and Trust Agreement dated as of July 23, 2001 among the Qualified Intermediary, RCFC, the Lessees, The Chicago Trust Company and Chicago Deferred Exchange Corporation pursuant to which, among other things, the Qualified Intermediary holds the Exchange Proceeds in an Escrow Account consistent with the requirements of the "safe harbor" provisions of Treasury Regulations ss.ss. 1.1031(k)-1(g)(4) and 1.1031(k)-1(g)(6), as the same agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

          "Exchange Agreement Group III Rights Value" means the value of the Group III Assignment of Exchange Agreement, which value shall be deemed to equal as of any given time the amount of the Exchange Proceeds at such time.

          "Exchange Proceeds" means as of any given time the sum of (i) the money or other property from the sale of any Group III Exchanged Vehicle that is held in an Escrow Account as of such time, (ii) any interest or other amounts earned on the money or other property from the sale of any Group III Exchanged Vehicles that is held in an Escrow Account as of such time; (iii) any amounts receivable from Eligible Manufacturers and Eligible Vehicle Disposition Programs or from Auctions, dealers or other Persons on account of Group III Exchanged Vehicles; (iv) the money or other property from the sale of any Group III Exchanged Vehicle held in the Master Collateral Account for the benefit of the Qualified Intermediary as of such time and (v) any interest or other amounts earned on the money or other property from the sale of any Group III Exchanged Vehicle held in the Master Collateral Account for the benefit of the Qualified Intermediary as of such time.

          "Exchange Program" means a program under which RCFC and each Lessee will exchange Group III Exchanged Vehicles for Group III Replacement Vehicles with the intent of qualifying for deferral of gain or loss under Section 1031 of the Code.

          "Financed Vehicle" means an Eligible Vehicle that is financed by RCFC and leased to a Lessee under Annex B to the Master Lease on or after the Lease Commencement Date.

          "Financing Lease" means the Master Lease as supplemented by Annex B to the Master Lease.

          "Financing Sources" has the meaning specified in the Master Collateral Agency Agreement.

          "Fitch" means Fitch, Inc.

          "Ford" means Ford Motor Company, a Delaware corporation.

          "Franchisee" means a franchisee of New Dollar, Thrifty or any other Affiliate of DTAG.

          "General  Motors"  means  General  Motors   Corporation,   a  Delaware
corporation.

          "Group III Aggregate Invested Amount" means the sum of the Invested Amounts with respect to all Group III Series of Notes then outstanding.

          "Group III Assignment of Exchange Agreement" means the Amended and Restated Collateral Assignment of Exchange Agreement, dated as of June 4, 2002, by and among RCFC, each Lessee and the Master Collateral Agent pursuant to which each of RCFC and each Lessee assigns (consistent with the limitations on RCFC's or such Lessee's, as the case may be, right to receive, pledge, borrow or otherwise obtain the benefits of the Exchange Proceeds contained in the "safe harbor" provisions of Treasury Regulation ss. 1.1031(k)-1(g)(6)), all of its right, title and interest in, to and under the Exchange Agreement as it relates to Group III Vehicles, including any Unused Exchange Proceeds released from an Escrow Account, to the Master Collateral Agent, as the same agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms. "Group III Collateral" means the Master Lease and all payments made thereunder, the Group III Vehicles, the rights under Vehicle Disposition Programs in respect of Group III Vehicles, any other Group III Master Collateral, Master Lease Collateral or other Collateral related to Group III Vehicles, the Group III Collection Account and all proceeds of the foregoing.

          "Group III Collection Account" has the meaning specified in Section 4.6(a) of this Supplement.

          "Group III Exchanged Vehicle" means a Group III Vehicle that is transferred to the Qualified Intermediary in accordance with the "safe harbor" provisions of Treasury Regulation ss. 1.1031(k)-1(g)(4), and pursuant to the procedures set forth in the Exchange Agreement, and thereby ceases to be a Group III Vehicle.

          "Group III Master Collateral" means all right, title and interest of RCFC or a Lessee in Group III Vehicles and proceeds thereof, the other Master Collateral designated or segregated for the Trustee as Beneficiary on behalf of any Group III Series of Notes or with respect to Group III Vehicles and proceeds thereof, the Group III Assignment of Exchange Agreement, and any other collateral or proceeds that the Master Collateral Agent has designated or segregated for the benefit of the Group III Series of Notes; provided that the Group III Master Collateral shall not include any QI Group III Master Collateral, including Exchange Proceeds until such time as RCFC or the applicable Lessee, as the case may be, is permitted to receive, pledge, borrow or otherwise obtain the benefits of such Exchange Proceeds consistent with the limitations set forth in the "safe harbor" provisions of Treasury Regulation ss. 1.1031(k)-1(g)(6).

          "Group III Monthly Servicing Fee" means, on any date of determination, 1/12 of 1% of the Group III Aggregate Invested Amount as of the preceding Payment Date, after giving effect to any payments or allocations made on such date; provided, however, that if a Rapid Amortization Period shall occur and be continuing with respect to any Group III Series of Notes and if DTAG or one of its Affiliates is no longer the Master Servicer, the Group III Monthly Servicing Fee shall equal the greater of (x) the product of (i) $20 and (ii) the number of Group III Vehicles as of the last day of the Related Month, and (y) the amount described in the first clause of this definition.

          "Group III Noteholders" has the meaning specified in Section 3.1(a) hereof.

          "Group III Replacement Vehicle" means a Vehicle designated by the Master Servicer as comprising Group III Collateral acquired in exchange for a Group III Exchanged Vehicle in accordance with the terms of the Exchange Agreement and under Section 1031 of the Code and the regulations promulgated thereunder.

          "Group III Series of Notes" has the meaning specified in Section 1.1(c) hereof.

          "Group III Supplemental Servicing Fee" is defined in Section 26.1 of the Master Lease.

          "Group III Vehicle" means, as of any date, a passenger automobile or truck leased by RCFC to a Lessee under the Master Lease as of such date, designated in the records of the Master Collateral Agent as a Group III Vehicle, and pledged by RCFC under the Master Collateral Agency Agreement for the benefit of the Trustee (on behalf of the Group III Noteholders).

          "Honda" means American Honda Motor Company, Inc., a California corporation.

          "Hyundai" means Hyundai Motor America, a California corporation.

          "Initial Acquisition Cost" is defined in Section 2.3 of the Master Lease.

          "Initial Cash Reserve Amount" means an amount equal to $8,000,000 made available by DTAG to RCFC for allocation to the Series 2003-1 Notes and deposited by RCFC into the Series 2003-1 Cash Liquidity Account that shall constitute all or a portion of the Cash Liquidity Amount.

          "Initial Purchasers" means, collectively, J.P. Morgan Securities Inc., Deutsche Bank Securities Inc., Credit Suisse First Boston LLC, Dresdner Kleinwort Wasserstein Securities LLC and Scotia Capital (USA) Inc.

          "Insolvency Event Reallocated Amount" means, with respect to any Insolvency Period, the difference between (a) the Minimum Liquidity Amount as of the related Insolvency Period Commencement Date and (b) the sum of (1) the Series 2003-1 Letter of Credit Amount as of the related Insolvency Period Commencement Date, and (2) the amount on deposit in the Series 2003-1 Cash Collateral Account as of the related Insolvency Period Commencement Date; provided, however, that at no time may the Insolvency Event Reallocated Amount be less than zero.

          "Insolvency Period" has the meaning specified in Section 4.18(b) hereof.

          "Insolvency Period Commencement Date" means with respect to any Insolvency Period, the date on which the related Event of Bankruptcy shall have occurred (without giving effect to any grace period set forth in the definition of "Event of Bankruptcy" set forth in the Base Indenture).

          "Insurance Agreement" means the Insurance Agreement, dated as of March 25, 2003, among RCFC, the Trustee and the Series 2003-1 Insurer, as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, pursuant to which the Series 2003-1 Insurer will agree to issue the Series 2003-1 Policy.

          "Insurer Default" means (i) any failure by the Series 2003-1 Insurer to pay a demand for payment under the Series 2003-1 Policy or (ii) the occurrence of an Event of Bankruptcy with respect to the Series 2003-1 Insurer.

          "Interest Allocation Shortfall" has the meaning specified in Section 4.9(a) hereof.

          "Interest Rate Cap Payment" means, with respect to any Payment Date, the amount payable on such Payment Date by the Qualified Interest Rate Cap Provider to the Series 2003-1 Collection Account with the Trustee pursuant to the Series 2003-1 Interest Rate Cap.

          "Invested Amount" means, on any date of determination, with respect to the Series 2003-1 Notes, the Series 2003-1 Invested Amount, and with respect to each other Series of Notes, the amount specified in the applicable Series Supplement that is analogous to the Series 2003-1 Invested Amount but for such series.

          "Involuntary Insolvency Event" means the occurrence of an involuntary case or proceeding commencing against DTAG or any Lessee seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property.

          "Issuer" has the meaning specified in the preamble hereto.

          "Isuzu" means American Isuzu Motors, Inc., a California corporation.

          "Kia" means Kia Motors America, Inc., a California corporation.

          "Late Return Payments" is defined in Section 13 of the Master Lease.

          "Lease Annex" means Annex A or Annex B to the Master Lease, as applicable, as such annex may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of the Master Lease.

          "Lease Commencement Date" has the meaning specified in Section 3.2 of the Master Lease.

          "Lease  Event of  Default"  is defined  in Section  17.1 of the Master
Lease.

          "Lease Expiration Date" is defined in Section 3.2 of the Master Lease.

          "Lease Payment Losses" means, as of any Payment Date, (a) the amount of payments due under the Master Lease with respect to the Related Month which were not paid by the Lessees or the Guarantor when due (for purposes of calculating Lease Payment Losses, payments made by application of amounts drawn on the Series 2003-1 Letter of Credit or amounts withdrawn from the Series
2003-1 Excess Funding Account shall not be deemed to have been paid when due) and (b) the amount of any payments made under the Master Lease that were reclaimed, rescinded or otherwise returned and constituting a voidable preference pursuant to the Bankruptcy Code during such Related Month.

          "Lease Payment Recoveries" means, as of any Determination Date, an amount equal to all payments made by each Lessee or the Guarantor under the Master Lease since the preceding Determination Date on account of past due payments under the Master Lease, which amounts were previously treated as Lease Payment Losses, but excluding any amounts drawn under the Series 2003-1 Letter of Credit or withdrawn from the Series 2003-1 Excess Funding Account.

          "Lessee" means either DTG Operations in its capacity as a Lessee under the Master Lease, any Additional Lessee, or any successor by merger to DTG Operations or any Additional Lessee, in accordance with Section 25.1 of the Master Lease, or any other permitted successor or assignee of DTG Operations in its capacity as Lessee, or of any Additional Lessee, pursuant to Section 16 of the Master Lease.

          "Lessee Agreements" means any and all Subleases entered into by any of the Lessees the subject of which includes any Vehicle leased by the Lessor to such Lessee under the Master Lease, and any and all other contracts, agreements, guarantees, insurance, warranties, instruments or certificates entered into or delivered to such Lessee in connection therewith.

          "Lessor" means RCFC, in its capacity as the lessor under the Master Lease, and its successors and assigns in such capacity.

          "LIBOR" means, in respect of the determination of the Class A Rate, which is in each case a floating interest rate, "LIBOR" for each Series 2003-1 Interest Period will be determined by the Trustee as follows:

          (i) On the second London Banking Day prior to the Interest Reset Date for such Series 2003-1 Interest Period (a "LIBOR Determination Date"),
until the principal amount of the Class A Notes is paid in full, the Trustee will determine the London interbank offered rate for U.S. Dollar deposits for the period of the applicable Index Maturity that appears on Telerate Page 3750 as it relates to U.S. Dollars as of 11:00 a.m., London time. "Telerate" will have the meaning set forth in the International Swaps and Derivatives Association, Inc. 1991 Interest Rate and Currency Definitions as such is amended from time to time. For purposes of calculating "LIBOR", "London Banking Day" means any Business Day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

          (ii) If on any LIBOR Determination Date, such rate does not appear on Telerate Page 3750, the Trustee will request the principal London offices of each of the Reference Banks in the London interbank market selected by the Trustee to provide the Trustee with offered quotations for deposits in U.S. Dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $250,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Series 2003-1 Interest Period will be the arithmetic mean of such quotations.

          (iii) If fewer than two such quotations are provided, "LIBOR" for such Series 2003-1 Interest Period will be the arithmetic mean of rates quoted by the Major Banks in The City of New York selected by the Trustee at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. Dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $250,000 that is representative of a single transaction in the market at such time; provided, however, that if the banks selected as aforesaid by such Trustee are not quoting rates as mentioned in this sentence, "LIBOR" for such Series 2003-1 Interest Period will be the same as "LIBOR" for the immediately preceding Series 2003-1 Interest Period.

          The "Interest Reset Date" will be the first day of the applicable Series 2003-1 Interest Period. The "Index Maturity" for the Class A Notes means in each case one month. The Class A Rate will in no event be higher than the maximum rate permitted by applicable law.

          "Limited Liquidation Event of Default" means, the occurrence of any Amortization Event specified in Sections 5.1(a) through (i) and (l) of this Supplement that continues for thirty (30) days (without double counting any cure periods provided for in said Sections); provided, however, that such Amortization Event shall not constitute a Limited Liquidation Event of Default if (i) within such thirty (30) day period, such Amortization Event shall have been cured and (ii) the Series 2003-1 Insurer shall have notified the Trustee in writing that it consents to the waiver of such Amortization Event.

          "Liquidation Event of Default" means, so long as such event or condition continues, any of the following: (a) any event or condition with respect to RCFC or a Lessee of the type described in Section 8.1(d) of the Base Indenture, (b) a payment default by RCFC under the Base Indenture as specified in Sections 8.1(a) and 8.1(b) thereof, or (c) a Lease Event of Default as specified in Section 8.1(e) thereof (with respect solely to the occurrence of the Lease Events of Default described in Sections 17.1.1(i), 17.1.2 and 17.1.5 under the Master Lease).

          "LOC Credit Disbursement" means an amount drawn under the Series 2003-1 Letter of Credit pursuant to a Certificate of Credit Demand.

          "LOC Disbursement" means any LOC Credit Disbursement or any LOC Termination Disbursement, or other disbursement by the Series 2003-1 Letter of Credit Provider under the Series 2003-1 Letter of Credit, or any combination thereof, as the context may require.

          "LOC Termination Disbursement" means an amount drawn under the Series 2003-1 Letter of Credit pursuant to a Certificate of Termination Demand. The amount of such LOC Termination Disbursement shall be the amount so drawn or thereafter, if greater, the amount of the deposited funds in the Series 2003-1 Cash Collateral Account.

          "London Banking Day" means any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

          "Losses" means, with respect to any Related Month, the sum (without duplication) of the following with respect to Acquired Vehicles leased under the Master Lease: (i) all Manufacturer Late Payment Losses, Manufacturer Event of Default Losses and Purchaser Late Payment Losses for such Related Month, plus
(ii) with respect to Disposition Proceeds received during the Related Month from the sale or other disposition of Acquired Vehicles (other than pursuant to a Vehicle Disposition Program), the excess, if any, of (x) the Net Book Values of such Acquired Vehicles calculated on the dates of the respective sales or final dispositions thereof, over (y) (1) the aggregate amount of such Disposition Proceeds received during the Related Month in respect of such Acquired Vehicles by RCFC, the Master Collateral Agent or the Trustee (including by deposit into the Collection Account or the Master Collateral Account) plus (2) any Termination Payments that have accrued with respect to such Acquired Vehicles, plus (iii) the amount of any Disposition Proceeds received previously but that were reclaimed, rescinded or otherwise returned and constituting a voidable preference pursuant to the Bankruptcy Code during such Related Month.

          "Major Banks" means JPMorgan Chase Bank, Credit Suisse First Boston and Deutsche Bank AG, and any successor to any thereof; provided, that if any of such financial institutions shall merge, consolidate or otherwise combine, BNP Paribas and RCFC shall select a mutually agreed upon financial institution to be a Major Bank.

          "Manufacturer Event of Default" means with respect to the Series 2003-1 Notes and with respect to any Manufacturer, (i) the occurrence of an Event of Bankruptcy with respect to such Manufacturer; and (ii) the failure of such Manufacturer to pay Guaranteed Payments, Repurchase Payments and/or Incentive Payments due under, respectively, such Manufacturer's Vehicle Disposition Programs and its incentive programs, in an aggregate amount in excess of $40,000,000 (net of amounts that are the subject of a good faith dispute, as evidenced in writing by either the applicable Lessee or the Manufacturer questioning the accuracy of the amounts paid or payable in respect of any such Vehicle Disposition Programs or incentive programs), which failure, in the case of each such Guaranteed Payment, Repurchase Payment and/or Incentive Payment included in such amount in excess of $40,000,000 continues for more than ninety (90) days following the Disposition Date for the related Vehicle.

          "Manufacturer Event of Default Losses" means, with respect to any Related Month, in the event that a Manufacturer Event of Default occurs with respect to any Manufacturer, all payments that are required to be made (and not yet made) by such Manufacturer to RCFC with respect to Acquired Vehicles that are either (i) sold at Auction or returned to such Manufacturer under such Manufacturer's Vehicle Disposition Program, or (ii) subject to an incentive program of such Manufacturer; provided that the grace or other similar period for the determination of such Manufacturer Event of Default expires during such Related Month.

          "Manufacturer Late Payment Losses" means, with respect to any Related Month, all payments required to be made by Manufacturers under such Manufacturers' Vehicle Disposition Programs and incentive programs with respect to Acquired Vehicles, which are not made within ninety (90) days after the related Disposition Dates of such Acquired Vehicles and remain unpaid at the end of such Related Month, but only to the extent that such 90-day periods expire during such Related Month; provided that any payments considered hereunder shall be net of amounts that are (x) the subject of a good faith dispute as evidenced in writing by the Manufacturer questioning the accuracy of the amounts paid or payable in respect of any such Acquired Vehicles or (y) related to payments by Manufacturers that are not made within such ninety (90) day period as a result of the necessity to meet initial eligibility requirements of a Manufacturer to receive Guaranteed Payments, Repurchase Payments and/or Incentive Payments for a model year.

          "Manufacturer Receivable" means an amount due from a Manufacturer or Auction dealer under a Vehicle Disposition Program in respect of or in connection with a Program Vehicle being turned back to such Manufacturer.

          "Market Value" means, with respect to any Non-Program Vehicle as of any date of determination, the market value of such Non-Program Vehicle as specified in the Related Month's published National Automobile Dealers Association, Official Used Car Guide, Central Edition (the "NADA Guide") for the model class and model year of such Vehicle based on the average equipment and the average mileage of each Vehicle of such model class and model year. If such Non-Program Vehicle is not listed in the NADA Guide published in the Related Month preceding such date of determination, then the Black Book Official Finance/Lease Guide (the "Lease Guide") shall be used to estimate the wholesale price of the Non-Program Vehicle, based on the Non-Program Vehicle's model class and model year or the closest model class and model year thereto (if appropriate as determined by the applicable Servicer), for purposes of such months for which the wholesale price for such Non-Program Vehicle is not so published in the NADA Guide; provided, however, if the NADA Guide was not published in the Related Month, then the Lease Guide shall be relied upon in its place, and if the Lease Guide is unavailable, the Market Value of such Non-Program Vehicle shall be based upon such other reasonable methodology as determined by RCFC.

          "Market Value Adjustment Percentage" means, as of any Determination Date following the Series 2003-1 Closing Date, the lower of (i) the lowest Measurement Month Average of any full Measurement Month within the preceding 12 calendar months and (ii) a fraction, expressed as a percentage, the numerator of which equals the average of the aggregate Market Value of Non-Program Vehicles leased under the Master Lease calculated as of the last day of the Related Month and as of the last day of the two Related Months precedent thereto and the denominator of which equals the average of the aggregate Net Book Values of such Non-Program Vehicles calculated as of each such date.

          "Master Collateral Agency Agreement" means the Amended and Restated Master Collateral Agency Agreement, dated as of December 23, 1997, among DTAG, as Master Servicer, RCFC, as grantor, the Lessees, as grantors and servicers, such other grantors as may become parties thereto, various Financing Sources parties thereto, various Beneficiaries parties thereto and the Master Collateral Agent, as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

          "Master Collateral Agent" means Deutsche Bank Trust Company Americas, a New York banking corporation, in its capacity as master collateral agent under the Master Collateral Agency Agreement, unless a successor Person shall have become the master collateral agent pursuant to the applicable provisions of the Master Collateral Agency Agreement, and thereafter "Master Collateral Agent" shall mean such successor Person.

          "Master Lease" means that certain Master Motor Vehicle Lease and Servicing Agreement, dated as of March 6, 2001, among RCFC, as Lessor, DTG Operations, as a Lessee and Servicer, those additional Subsidiaries of DTAG from time to time becoming Lessees and Servicers thereunder and DTAG, as guarantor and Master Servicer, as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

          "Master Lease Collateral" has the meaning set forth in Section 3.1(a) of this Supplement.

          "Master Servicer" means DTAG, in its capacity as the Master Servicer under the Master Lease, and its successors and assigns in such capacity in accordance with the terms of the Master Lease.

          "Maximum Lease Commitment" means, on any date of determination, the sum of (i) the Aggregate Principal Balances on such date for all Group III Series of Notes, plus (ii) with respect to all Group III Series of Notes that provide for Enhancement in the form of overcollateralization, the sum of the available subordinated amounts on such date for each such Group III Series of Notes, plus (iii) the aggregate Net Book Values of all Group III Vehicles leased under the Master Lease on such date that were acquired, financed or refinanced with funds other than proceeds of Group III Series of Notes or related available subordinated amounts, plus (iv) any amounts held in the Retained Distribution Account that the Lessor commits on or prior to such date to invest in new Group III Vehicles for leasing under the Master Lease (as evidenced by a Company Order) in accordance with the terms of the Master Lease and the Indenture.

          "Maximum Manufacturer Percentage" means, with respect to any Eligible Manufacturer, the percentage amount set forth in Schedule 1 hereto (as such schedule, subject to satisfaction of the Rating Agency Condition and approval of the Series 2003-1 Insurer, may be amended, supplemented, restated or otherwise modified from time to time) specified for each Eligible Manufacturer with respect to Non-Program Vehicles and Program Vehicles, as applicable, which percentage amount represents the maximum percentage of Eligible Vehicles which are permitted under the Master Lease to be Non-Program Vehicles or Program Vehicles, as the case may be, manufactured by such Manufacturer.

          "Maximum Non-Program Percentage" means, with respect to Non-Program Vehicles, (a) if the average of the Measurement Month Averages for any three Measurement Months during the twelve month period preceding any date of determination shall be less than eighty-five percent (85%), 0% or such other percentage amount agreed upon by the Lessor and each of the Lessees, subject to the Rating Agency Condition and approval of the Series 2003-1 Insurer, which percentage amount represents the maximum percentage of the Aggregate Asset Amount which is permitted under the Master Lease to be invested in Non-Program Vehicles; and (b) at all other times, for the twelve (12) month period ending on the last Business Day of the most recently completed calendar month preceding the date of determination thereof, thirty-five percent (35%) and, for the three
(3) month period ending on the last Business Day of the most recently completed calendar month preceding the date of determination thereof, forty percent (40%).

          "Mazda" means Mazda Motor of America, Inc., a California corporation.

          "Measurement Month" means, with respect to any date, each calendar month, or the smallest number of consecutive calendar months, preceding such date in which (a) at least 500 Group III Non-Program Vehicles were sold at Auction or otherwise and (b) at least one-twelfth of the aggregate Net Book Value of the Non-Program Vehicles as of the last day of such calendar month or consecutive calendar months were sold at Auction or otherwise; provided, that no calendar month included in a Measurement Month shall be included in any other Measurement Month.

          "Measurement Month Average" means, with respect to any Measurement Month, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Disposition Proceeds of all Non-Program Vehicles sold at Auction or otherwise during such Measurement Month and the denominator of which is the aggregate Net Book Value of such Non-Program Vehicles on the dates of their respective sales.

          "Minimum Cash Liquidity Amount" means, as of any date of determination, the excess of the Minimum Liquidity Amount as of such date over the Series 2003-1 Letter of Credit Amount (or, if the Series 2003-1 Cash Collateral Account has been funded from a LOC Termination Disbursement, then the amount of funds then on deposit in the Series 2003-1 Cash Collateral Account) as of such date.

          "Minimum Enhancement Amount" means, with respect to the Series 2003-1 Notes on any date of determination, the sum of (a) the product of (i) the Series 2003-1 Program Enhancement Percentage, times (ii) an amount in U.S. Dollars equal to the aggregate Series 2003-1 Invested Amount minus the product of (A)
the aggregate amount of cash and Permitted Investments in the Group III Collection Account, the Exchange Agreement Group III Rights Value (to the extent of any value attributable to amounts on deposit in an Escrow Account) and, to the extent cash and Permitted Investments in the Master Collateral Account are allocable to the Trustee on behalf of the holders of the Group III Series of Notes as Beneficiary pursuant to the Master Collateral Agency Agreement, such cash and Permitted Investments in the Master Collateral Account as of such date, in each case to the extent such cash and Permitted Investments constitute Group III Collateral, times (B) the Series 2003-1 Invested Percentage as of such date, times (iii) a fraction, the numerator of which shall be the aggregate Net Book Value of all Group III Program Vehicles as of such date and the denominator of which shall be the aggregate Net Book Value of all Group III Program Vehicles and Non-Program Vehicles as of such date, plus (b) the product of (i) the Series 2003-1 Non-Program Enhancement Percentage, times (ii) an amount in U.S. Dollars equal to the aggregate Series 2003-1 Invested Amount as of such date, minus the product of (A) the aggregate amount of cash and Permitted Investments in the Group III Collection Account as of such date, the Exchange Agreement Group III Rights Value (to the extent of any value attributable to amounts on deposit in an Escrow Account) and, to the extent cash and Permitted Investments in the Master Collateral Account are allocable to the Trustee on behalf of the holders of the Group III Series of Notes as Beneficiary pursuant to the Master Collateral Agency Agreement, such cash and Permitted Investments in the Master Collateral Account as of such date, in each case to the extent such cash and Permitted Investments constitute Group III Collateral, times (B) the Series 2003-1 Invested Percentage as of such date, times (iii) a fraction, the numerator of which shall be the aggregate Net Book Value of all Group III Non-Program Vehicles as of such date and the denominator of which shall be the aggregate Net Book Value of all Group III Program Vehicles and Group III Non-Program Vehicles as of such date, plus (c) the Additional Overcollateralization Amount as of such date.

          "Minimum Liquidity Amount" means, at any time, an amount equal to the greater of (i) 4.9% of the Series 2003-1 Invested Amount as of such time and
(ii) 1% of the Series 2003-1 Initial Invested Amount.

          "Minimum Series 2003-1 Letter of Credit Amount" means, with respect to any date of determination the greater of (i) an amount equal to (x) the Minimum Enhancement Amount on such date, less (y) the sum of (1) the Series 2003-1 Available Subordinated Amount on such date and (2) the Cash Liquidity Amount, if any, on such date and (ii) an amount equal to (x) the Minimum Liquidity Amount on such date less (y) the Cash Liquidity Amount, if any, on such date.

          "Minimum Subordinated Amount" means, with respect to any date of determination, the greater of (a) 2.25% of the Series 2003-1 Invested Amount on such date and (b) an amount equal to (1) the Minimum Enhancement Amount less (2) the Series 2003-1 Letter of Credit Amount as of such date less (3) the Cash Liquidity Amount, if any, on such date.

          "Mitsubishi" means Mitsubishi Motor Sales of America Corporation, a Delaware corporation.

          "Monthly Base Rent" is defined in paragraph 9 of Annex A and paragraph 6 of Annex B to the Master Lease.

          "Monthly  Certificate"  is defined  in  Section  24.4(b) of the Master
Lease.

          "Monthly Finance Rent" is defined in paragraph 6 of Annex B to the Master Lease.

          "Monthly  Servicing  Fee" is  defined  in  Section  26.1 of the Master
Lease.

          "Monthly Supplemental Payment" is defined in paragraph 6 of Annex B to the Master Lease.

          "Monthly Total Principal Allocation" means the sum of all Series 2003-1 Principal Allocations and Series 2003-1 Available Subordinated Amount allocations with respect to a Related Month.

          "Monthly Variable Rent" is defined in paragraph 9 of Annex A to the Master Lease.

          "Monthly Vehicle Statement" is defined in Section 24.4(f) of the Master Lease.

          "Moody's" means Moody's Investors Service, Inc.

          "New Dollar" means Dollar Rent A Car, Inc., an Oklahoma corporation.

          "Nissan"  means  Nissan  Motor   Corporation   U.S.A.,   a  California
corporation.

          "Non-Program Vehicle" means a Group III Vehicle which at the time of purchase or financing by RCFC or any Lessee, as the case may be, from an Eligible Manufacturer, or when so designated by the Master Servicer, in each case subject to the limitations described herein, is not eligible for inclusion in any Eligible Vehicle Disposition Program.

          "Note Purchase Agreement" means the Note Purchase Agreement, dated as of March 19, 2003, among RCFC, DTAG and the Initial Purchasers, pursuant to which the Initial Purchasers agree to purchase the Series 2003-1 Notes from RCFC, subject to the terms and conditions set forth therein, or any successor agreement to such effect among RCFC, DTAG and the Initial Purchasers, their successors, in any case as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

          "Officer's Certificate" means a certificate signed by an Authorized Officer of DTAG, RCFC or a Lessee, as applicable.

          "Operating Lease" means the Master Lease as supplemented by Annex A to the Master Lease.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to DTAG, RCFC or a Lessee, as the case may be, unless the Required Beneficiaries shall notify the Trustee of objection thereto.

          "Overcollateralization Portion" means, as of any date of determination, (i) the sum of the amounts determined pursuant to clauses (a) and
(b) of the definition of Minimum Enhancement Amount as of such date, less the Series 2003-1 Letter of Credit Amount as of such date, less (iii) the Cash Liquidity Amount, if any, on such date.

          "Payment Date" means the 25th day of each calendar month, or, if such day is not a Business Day, the next succeeding Business Day, commencing April 25, 2003.

          "Permanent Global Class A Notes" has the meaning specified in Section 7.1(b) of this Supplement.

          "Permitted Investments" means negotiable instruments or securities maturing on or before the Payment Date next occurring after the investment therein, represented by instruments in bearer, registered or book-entry form which evidence (i) obligations the full and timely payment of which are to be made by or are fully guaranteed by the United States of America; (ii) demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Standard & Poor's of "A-1+", from Moody's of "P-1", and from Fitch of "F1+" (if rated by Fitch), in the case of certificates of deposit or short-term deposits, or a rating from Standard & Poor's of at least "AAA", from Moody's of at least "Aaa", and from Fitch of at least "AAA" (if rated by Fitch), in the case of long-term unsecured debt obligations; (iii) commercial paper having, at the earlier of (x) the time of the investment and (y) the time of contractual commitment to invest therein, a rating from Standard & Poor's of "A-1+", from Moody's of "P-1" and from Fitch of "F1+" (if rated by Fitch); (iv) demand deposits or time deposits which are fully insured by the Federal Deposit Insurance Company; (v) bankers' acceptances which are U.S. Dollar denominated issued by any depositary institution or trust company described in clause (ii) above; (vi) investments in money market funds having a rating from Standard & Poor's of at least "AAAm" or otherwise approved in writing by Standard & Poor's, at least "Aaa" by Moody's or otherwise approved in writing by Moody's and rated at least "AA" by Fitch (if rated by Fitch); (vii) Eurodollar time deposits having a credit rating from Standard & Poor's of "A-1+", from Moody's of "P-1" and from Fitch of at least "F1+" (if rated by Fitch); and (viii) any other instruments or securities, if the Rating Agencies confirm in writing that such investment will not adversely affect any ratings with respect to any Series and the Series 2003-1 Insurer consents thereto.

          "Permitted Liens" is defined in Section 25.3 of the Master Lease.

          "Permitted Principal Draw Amount" means, (i) with respect to any date during an Insolvency Period (other than as set forth in clause (ii)), the excess of (a) the excess of (x) the Series 2003-1 Letter of Credit Amount as of the related Insolvency Period Commencement Date over (y) the excess of the Minimum Liquidity Amount over the Cash Liquidity Amount as of such Insolvency Period Commencement Date over (b) the Accumulated Principal Draw Amount as of such date during the Insolvency Period or (ii) with respect to the Series 2003-1
Termination Date (or on any earlier Payment Date if all obligations of the Issuer under the Series 2003-1 Notes due on or before the Series 2003-1 Termination Date (other than amounts due to the Series 2003-1 Insurer through its rights of subrogation) have been satisfied in full), the Series 2003-1 Letter of Credit Amount on such day.

          "Pool Factor" means, on any Determination Date, with respect to the Series 2003-1 Notes, a number carried out to eight decimals representing the ratio of the Series 2003-1 Invested Amount as of such date (determined after taking into account any decreases in the Series 2003-1 Invested Amount which will occur on the following Payment Date) to the Series 2003-1 Initial Invested Amount.

          "Power of Attorney" is defined in Section 9 of the Master Lease.

          "Principal Collections" means Collections other than Series 2003-1 Interest Collections.

          "Private Placement Memorandum" means the Private Placement Memorandum dated March 19, 2003 relating to the Series 2003-1 Notes, including the Supplement to Private Placement Memorandum dated March 19, 2003, as such Private Placement Memorandum and such Supplement to Private Placement Memorandum may be amended, supplemented, restated or otherwise modified from time to time.

          "Program Vehicle" means any Group III Vehicle which at the time of purchase or financing by RCFC or a Lessee, as the case may be, is eligible and included under an Eligible Vehicle Disposition Program.

          "Pro Rata Share" means, with respect to a Lessee or a Servicer, the ratio (expressed as a percentage) of (i) the aggregate Net Book Value of Vehicles leased by such Lessee or serviced by such Servicer, as applicable, divided by (ii) the aggregate Net Book Value of all Vehicles leased under the Master Lease.

          "Purchaser Late Payment Losses" means, with respect to any Related Month, all payments required to be made by any Person in connection with the sale or other final disposition of Acquired Vehicles that are Group III Vehicles, which payments are not made sixty (60) days after such payments are due, provided that such sixty (60) day periods expire during such Related Month.

          "QI Group III Master Collateral" means (i) any Master Collateral Vehicle that is a Group III Exchanged Vehicle, (ii) any funds in the Master Collateral Account that are proceeds of any Group III Exchanged Vehicle, (iii) any receivables in respect of disposition of any Group III Exchanged Vehicle and
(iv) any other collateral pledged to the Master Collateral Agent that is designated on the Master Servicer's computer system as related Master Collateral (as defined in the Master Collateral Agency Agreement) for the Qualified
Intermediary as Beneficiary in accordance with the Master Collateral Agency Agreement.

          "Qualified Institution" means a depositary institution or trust company (which may include the Trustee) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia; provided, however, that at all times such depositary institution or trust company is a member of the FDIC and (i) has a long-term indebtedness rating from Standard & Poor's not lower than "AA", from Moody's not lower than "Aa2" and from Fitch not lower than "AA" and a short-term indebtedness rating from Standard & Poor's not lower than "A-1", from Moody's not lower than "P-1" and from Fitch not lower than "F1" or (ii) has such other rating which has been approved by the Rating Agencies.

          "Qualified Interest Rate Cap Provider" shall mean (i) at the time of the entering into a Series 2003-1 Interest Rate Cap, a bank or financial institution acceptable to the Series 2003-1 Insurer and having a short-term unsecured debt rating of "A-1" from Standard & Poor's or "P-1" from Moody's and a long-term senior unsecured debt rating of at least "A+" from Standard & Poor's and at least "Aa3" from Moody's and (ii) at any other time, a bank or financial institution having a long-term senior unsecured debt rating (A) of at least "A+" from Standard & Poor's and at least "Aa3" from Moody's or (B) lower than "A+" from Standard & Poor's or "Aa3" from Moody's which has provided collateral for its obligations under the related Series 2003-1 Interest Rate Cap (subject to terms and with assets satisfactory to the Series 2003-1 Insurer) within 30 days of no longer meeting the rating criteria specified in the preceding clause (i).


          "Qualified Intermediary" means such entity that (a) will be acting in connection with an Exchange Program so as to permit RCFC and the Lessees to make use of the "qualified intermediary" safe harbor of Treasury Regulation ss. 1.1031(k)-1(g)(4) and (b) is acceptable to the Rating Agencies and the Series 2003-1 Insurer.

          "Rating Agencies" means, with respect to the Series 2003-1 Notes, Standard & Poor's, Moody's and Fitch.

          "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have notified RCFC, DTAG, the Series 2003-1 Letter of Credit Provider, the Series 2003-1 Insurer and the Trustee in writing that such action will not result in a reduction or withdrawal of the rating (in effect immediately before the taking of such action) of any outstanding Group III Series of Notes with respect to which it is a Rating Agency and, with respect to the issuance of a new Group III Series of Notes, the "Rating Agency Condition" also means that each rating agency that is referred to in the related Placement Memorandum Supplement as being required to deliver its rating with respect to such Series of Notes shall have notified RCFC, DTAG, the Series 2003-1 Letter of Credit Provider, the Series 2003-1 Insurer and the Trustee in writing that such rating has been issued by such rating agency.

          "RCFC" has the meaning set forth in the preamble.

          "RCFC Agreements" has the meaning set forth in Section 3.1(a)(i) of this Supplement.

          "RCFC Obligations" means all principal and interest, at any time and from time to time, owing by RCFC on the Series 2003-1 Notes and all costs, fees and expenses (including any taxes) payable by, or obligations of, RCFC in respect of the Series 2003-1 Notes under the Indenture and the Related Documents.

          "Recoveries" means, with respect to any Related Month, the sum (without duplication) of (i) all amounts received by RCFC, the Master Collateral Agent or the Trustee (including by deposit into the Group III Collection Account or the Master Collateral Account in respect of Group III Master Collateral) from any Person during such Related Month in respect of amounts that had previously been treated as Losses, but excluding any amounts drawn under the Series 2003-1 Letter of Credit or withdrawn from the Series 2003-1 Excess Funding Account, plus (ii) the excess, if any, of (x) the aggregate amount of Disposition Proceeds received during such Related Month by RCFC, the Master Collateral Agent or the Trustee (including by deposit into the Group III Collection Account or the Master Collateral Account in respect of Group III Master Collateral) resulting from the sale or other final disposition of Acquired Vehicles that are Group III Vehicles (other than pursuant to Vehicle Disposition Programs), plus any Termination Payments that have accrued with respect to such Acquired Vehicles that are Group III Vehicles, over (y) the Net Book Values of such Acquired Vehicles that are Group III Vehicles, calculated on the dates of the respective sales or dispositions thereof.

          "Reference Banks" means JPMorgan Chase Bank, Credit Suisse First Boston, Citibank, N.A. and Deutsche Bank AG, and any successor to any thereof; provided, that if any of such financial institutions shall merge, consolidate or otherwise combine, BNP Paribas and RCFC shall select a mutually agreed upon financial institution to be a Reference Bank.

          "Refinanced Vehicles" has the meaning specified in Section 2.1 of the Master Lease.

          "Refinancing Schedule" has the meaning specified in Section 2.1 of the Master Lease.

          "Related Documents" means, collectively, the Indenture, the Series 2003-1 Notes, any Enhancement Agreement, the Master Lease, the Master Collateral Agency Agreement, and any grantor supplements and financing source and beneficiary supplements thereto involving the Trustee as Beneficiary, the Insurance Agreement, the Assignment Agreements, the Note Purchase Agreement, the Group III Assignment of Exchange Agreement and the Series 2003-1 Letter of Credit.

          "Rent", with respect to each Acquired Vehicle and each Financed Vehicle, is defined in paragraph 9 of Annex A to the Master Lease and in paragraph 6 of Annex B to the Master Lease, respectively.

          "Repurchase Date" has the meaning specified in Section 8.1(a) of this Supplement.

          "Repurchase Price" has the meaning specified in Section 8.1(b) of this Supplement.

          "Required Asset Amount" means with respect to the Series 2003-1 Notes, at any date of determination, the sum of (i) the Invested Amount for all Group III Series of Notes that do not provide for Enhancement in the form of overcollateralization plus (ii) with respect to all Group III Series of Notes that provide for Enhancement in the form of overcollateralization, the sum of
(a) the Invested Amount for all such Series of Notes, plus (b) the available subordinated amounts required to be maintained as part of the minimum enhancement amount for all such Series of Notes.

          "Required Beneficiaries" means Noteholders holding in excess of 50% of the Group III Aggregate Invested Amount (excluding, for the purposes of making the foregoing calculation, any Notes held by DTAG or any Affiliate of DTAG (other than Dollar Thrifty Funding Corp.)).

          "Required Series 2003-1 Noteholders" means Noteholders holding in excess of 50% of the Series 2003-1 Invested Amount (excluding, for the purposes of making the foregoing calculation, any Notes held by DTAG or any Affiliate of DTAG (other than Dollar Thrifty Funding Corp.)).

          "Responsible Officer" means, with respect to DTAG, RCFC, DTG Operations or any Additional Lessee, any President, Vice President, Assistant Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, or any officer performing functions similar to those customarily performed by the person who at the time shall be such officer.

          "Restricted Global Class A Notes" has the meaning specified in Section 7.1(a) of this Supplement.

          "Retained Interest" means the transferable indirect interest in RCFC's assets held by the Retained Interestholder to the extent relating to the Group III Collateral, including the right to receive payments with respect to such collateral in respect of the Retained Interest Amount.

          "Retained Interest Amount" means, on any date of determination, the amount, if any, by which the Aggregate Asset Amount at the end of the day immediately prior to such date of determination, exceeds the Required Asset Amount at the end of such day.

          "Retained Interest Percentage" means, on any date of determination, when used with respect to Group III Collections that are Principal Collections, Recoveries, Lease Payment Recoveries, Losses, Lease Payment Losses and other amounts, an amount equal to one hundred percent (100%) minus the sum of (i) the invested percentages for all outstanding Group III Series of Notes and (ii) the available subordinated amount percentages for all Group III Series of Notes that provide for credit enhancement in the form of overcollateralization, including all classes of such Group III Series of Notes, in each case as such percentages are calculated on such date with respect to Group III Collections that are Principal Collections, Recoveries, Lease Payment Recoveries, Losses, Lease Payment Losses and other amounts, as applicable.

          "Retained Interestholder" means DTAG as owner of all outstanding capital stock of RCFC or any permitted successor or assign.

          "Series 2003-1 Accrued Interest  Account" has the meaning specified in
Section 4.6(b) of this Supplement.

          "Series 2003-1 Accrued Interest Amount" means, with respect to any Payment Date, an amount equal to the sum of (A) an amount equal to the interest accrued on the Class A Notes for the related Series 2003-1 Interest Period which will be equal to a product of (1) the Class A Rate for such Series 2003-1 Interest Period, (2) the Series 2003-1 Outstanding Principal Amount as of the previous Payment Date after giving effect to any principal payments made on such previous Payment Date (or in the case of the initial Payment Date, the Series 2003-1 Initial Invested Amount), and (3) the number of days in such Series 2003-1 Interest Period divided by 360, plus (B) an amount equal to the Series 2003-1 Monthly Interest Shortfall for any prior 2003-1 Interest Period which remains unpaid as of such Payment Date, together with interest on such amount to such Payment Date.

          "Series 2003-1 Available Subordinated Amount" means, for any date of determination, an amount equal to (a) the Series 2003-1 Available Subordinated Amount for the preceding Determination Date (or in the case of the initial Determination Date following the Series 2003-1 Closing Date, the Series 2003-1 Closing Date), minus (b) the Series 2003-1 Available Subordinated Amount Incremental Losses for the Related Month, plus (c) the Series 2003-1 Available Subordinated Amount Incremental Recoveries for the Related Month, minus (d) the Series 2003-1 Lease Payment Losses allocable to the Series 2003-1 Available Subordinated Amount pursuant to Section 4.7 of this Supplement since the preceding Determination Date, plus (e) the Series 2003-1 Lease Payment Recoveries allocable to the Series 2003-1 Available Subordinated Amount pursuant to Section 4.7 of this Supplement since the preceding Determination Date, plus
(f) additional amounts, if any, contributed by RCFC since the preceding Determination Date (or in the case of the first Determination Date, since the Series 2003-1 Closing Date) to the Series 2003-1 Excess Funding Account for allocation to the Series 2003-1 Available Subordinated Amount, including any Cash Liquidity Amount, plus (g) the aggregate Net Book Value of additional Eligible Vehicles contributed by the Retained Interestholder since the preceding Determination Date (or in the case of the first Determination Date, since the Series 2003-1 Closing Date) as Group III Master Collateral for allocation to the Series 2003-1 Available Subordinated Amount pursuant to the Indenture, minus (h) any amounts withdrawn from the Series 2003-1 Excess Funding Account since the preceding Determination Date (or in the case of the first Determination Date, since the Series 2003-1 Closing Date) for allocation to the Retained Distribution Account. The "Series 2003-1 Available Subordinated Amount" for the Series 2003-1 Closing Date through the first Determination Date shall mean not less than $25,000,000.

          "Series 2003-1 Available Subordinated Amount Incremental Losses" means, for any Related Month, the sum of all Losses that became Losses during such Related Month and which were allocated to the Series 2003-1 Available Subordinated Amount pursuant to Section 4.7 of this Supplement.

          "Series 2003-1 Available Subordinated Amount Incremental Recoveries" means, for any Related Month, the sum of all Recoveries that became Recoveries during such Related Month and which were allocated to the Series 2003-1 Available Subordinated Amount pursuant to Section 4.7 of this Supplement.

          "Series 2003-1 Carryover Controlled Amortization Amount" means, with respect to the Series 2003-1 Notes for any Related Month during the Series 2003-1 Controlled Amortization Period, the excess, if any, of the Series 2003-1 Controlled Distribution Amount payable on the Payment Date occurring in the Related Month over the principal amount distributed on such Payment Date with respect to the Series 2003-1 Notes pursuant to Section 4.10 of this Supplement; provided, however, that for the first Related Month in the Series 2003-1 Controlled Amortization Period, the Series 2003-1 Carryover Controlled Amortization Amount shall be zero.

          "Series 2003-1 Cash Collateral  Account" has the meaning  specified in
Section 4.16(a) of this Supplement.

          "Series 2003-1 Cash Collateral Account Surplus" means, as of any date of determination subsequent to the establishment and funding of the Series 2003-1 Cash Collateral Account pursuant to Section 4.17(a) of this Supplement, the amount, if any, by which (a) the Available Draw Amount exceeds (b) the Minimum Series 2003-1 Letter of Credit Amount.

          "Series  2003-1 Cash Liquidity  Account" has the meaning  specified in
Section 4.6(b) of this Supplement.

          "Series 2003-1 Closing Date" means March 25, 2003.

          "Series  2003-1  Collection  Account"  has the  meaning  specified  in
Section 4.6(a) of this Supplement.

          "Series 2003-1 Controlled Amortization Amount" means an amount equal to $62,500,000.

          "Series 2003-1 Controlled Amortization Period" means the period commencing on October 31, 2006 and ending on the earliest to occur of (i) the date on which the Series 2003-1 Notes and all amounts owing to the Series 2003-1 Insurer are fully paid, (ii) the Series 2003-1 Termination Date, (iii) the termination of the Base Indenture in accordance with its terms and (iv) the commencement of the Series 2003-1 Rapid Amortization Period.

          "Series 2003-1 Controlled Distribution Amount" means, with respect to any Related Month during the Series 2003-1 Controlled Amortization Period, an amount equal to the sum of the Series 2003-1 Controlled Amortization Amount and any Series 2003-1 Carryover Controlled Amortization Amount for such Related Month.

          "Series 2003-1 Demand Note Payment Preference Period Amount" means, as of any date of determination, the aggregate amount paid to the Issuer by DTAG under the Demand Note on account of Losses in the 365-day period immediately preceding such date of determination; provided, that if an Event of Bankruptcy has occurred with respect to DTAG on or before such date of determination, the "Series 2003-1 Demand Note Payment Preference Period Amount" shall equal (x) during the period commencing on such date of determination to and including the conclusion or dismissal of the proceedings giving rise to such Event of Bankruptcy without continuing jurisdiction by the court in such proceedings (or on any earlier date upon which the statute of limitations in respect of avoidance actions in such proceedings has run or when such actions otherwise become unavailable to the bankruptcy estate), the aggregate amount paid to the Issuer by DTAG under the Demand Note on account of Losses in the 365-day period immediately preceding such Event of Bankruptcy and (y) on and after the conclusion or dismissal of the proceedings giving rise to such Event of Bankruptcy without continuing jurisdiction by the court in such proceedings (or on any earlier date upon which the statute of limitations in respect of avoidance actions in such proceedings has run or when such actions otherwise become unavailable to the bankruptcy estate), $0; provided, however, that if such date of determination is subsequent to the date that is one year following the Series 2003-1 Termination Date (or any earlier date on which the obligations of the Issuer under the Series 2003-1 Notes due on or before the Series 2003-1 Termination Date have been satisfied in full) and an Event of Bankruptcy has not occurred with respect to DTAG, the "Series 2003-1 Demand Note Payment Preference Period Amount" shall equal $0; provided further that the "Series 2003-1 Demand Note Payment Preference Period Amount" shall be reduced by any amounts described in clause (z) of Section 4.15(b) or (c) of this Supplement otherwise included in the "Series 2003-1 Demand Note Payment Preference Period Amount" that have been repaid to the Issuer (or any applicable payee of the Issuer) from payments under the Series 2003-1 Letter of Credit, amounts on deposit in the Series 2003-1 Cash Collateral Account or amounts on deposit in the Series 2003-1 Cash Liquidity Account constituting the Cash Reserve Amount.

          "Series 2003-1 Deposit Date" has the meaning specified in Section 4.7 of this Supplement.

          "Series  2003-1  Distribution  Account"  has the meaning  specified in
Section 4.12(a) of this Supplement.

          "Series 2003-1 Distribution Account Collateral" has the meaning specified in Section 4.12(d) of this Supplement.

          "Series 2003-1 Enhancement Deficiency" means, with respect to any date of determination, the amount, if any, by which the Enhancement Amount is less than the Minimum Enhancement Amount for such day.

          "Series 2003-1 Enhancement Factor" means, as of any date of determination, an amount equal to (i) 100% minus (ii) the percentage equivalent of a fraction, the numerator of which is the sum of the amounts determined pursuant to clauses (a) and (b) of the definition of Minimum Enhancement Amount as of such date and the denominator of which is the Series 2003-1 Invested Amount as of such date.

          "Series  2003-1 Excess Funding  Account" has the meaning  specified in
Section 4.6(a) of this Supplement.

          "Series 2003-1 Expected Final Payment Date" means the May 25, 2007 Payment Date.

          "Series 2003-1 Initial Invested Amount" means $375,000,000.

          "Series 2003-1 Insurer" means MBIA Insurance Corporation.

          "Series 2003-1 Insurer Costs" means any amounts payable to the Series 2003-1 Insurer by RCFC pursuant to Section 3.03(b)(ii) of the Insurance Agreement in respect of any and all charges, fees, costs and expenses that the Series 2003-1 Insurer has reasonably paid or incurred including, but not limited to, reasonable attorneys' fees and expenses, in connection with the enforcement, defense or preservation of any of its rights in respect of obligations of RCFC under any of the Related Documents, including defending, monitoring or participating in any litigation or proceeding (including any insolvency or bankruptcy proceeding in respect of RCFC) relating to the obligations of RCFC under any of the Related Documents or any party to the Related Documents (in its capacity as such a party) or the transactions contemplated by the Related Documents.

          "Series 2003-1 Insurer Payment" means, with respect to any Payment Date, the premium payable to the Series 2003-1 Insurer pursuant to the Insurance Agreement on such date.

          "Series 2003-1 Insurer Reimbursement Amounts" means, as of any date of determination, the sum of (i) an amount equal to the aggregate of any amounts due as of such date to the Series 2003-1 Insurer in respect of unreimbursed claims under the Series 2003-1 Policy, including interest thereon determined in accordance with the Insurance Agreement, and (ii) an amount equal to the aggregate of any other amounts due as of such date to the Series 2003-1 Insurer pursuant to the Insurance Agreement (other than the Series 2003-1 Insurer Payment).

          "Series 2003-1 Interest Amount" means, as of any Payment Date, the sum of (i) the Series 2003-1 Accrued Interest Amount, plus (ii) the Series 2003-1 Insurer Payment, plus (iii) the Series 2003-1 Insurer Reimbursement Amounts, plus (iv) any other amount of interest, fees and expenses (including any taxes) of RCFC due and payable in respect of the Series 2003-1 Notes.

          "Series 2003-1 Interest Collections" means on any date of determination, all Collections in the Group III Collection Account which represent Monthly Variable Rent, Monthly Finance Rent or the Availability Payment accrued under the Master Lease related to Group III Vehicles with respect to the Series 2003-1 Notes or Interest Rate Cap Payments (other than any Lease Payment Recoveries), plus the Series 2003-1 Invested Percentage of any amount earned on Permitted Investments in the Series 2003-1 Collection Account which constitute Group III Collateral and which are available for distribution on such date.

          "Series 2003-1 Interest Period" means a period from and including a Payment Date to but excluding the next succeeding Payment Date; provided, however, that the initial Series 2003-1 Interest Period shall be from the Series 2003-1 Closing Date to the initial Payment Date.

          "Series 2003-1 Interest Rate Cap" means an interest rate cap agreement or other form of interest rate hedging agreement, acceptable to the Series 2003-1 Insurer, between a Qualified Interest Rate Cap Provider and RCFC.

          "Series 2003-1 Invested Amount" means, on any date of determination, an amount equal to (a) the Series 2003-1 Outstanding Principal Amount as of such date, plus (b) the amount of any principal payments made to the Class A Noteholders on or prior to such date with the proceeds of a demand on the Series 2003-1 Policy.

          "Series   2003-1   Invested   Percentage"   means,   on  any  date  of
determination:

               (i) when used with respect to Principal Collections during the Series 2003-1 Revolving Period, and when used with respect to Losses, Lease Payment Losses, Recoveries, Lease Payment Recoveries, cash on deposit in the Master Collateral Account and the Collection Account and other amounts at all times, the percentage equivalent of a fraction, the numerator of which shall be an amount equal to the sum of (x) the Series 2003-1 Invested Amount and (y) the Series 2003-1 Available Subordinated Amount, in each case as of the end of the second preceding Related Month or, until the end of the second Related Month, as of the Series 2003-1 Closing Date, and the denominator of which shall be the greater of (A) the Aggregate Asset Amount as of the end of the second preceding Related Month or, until the end of the second Related Month, as of the Series 2003-1 Closing Date, and (B) as of the same date as in clause (A), the sum of the numerators used to determine (i) invested percentages for allocations with respect to Principal Collections (for all Group III Series of Notes including all classes of such Series of Notes) and (ii) available subordinated amount percentages for allocations with respect to Principal Collections (for all Group III Series of Notes that provide for credit enhancement in the form of overcollateralization); and

               (ii) when used with respect to Principal Collections during the Series 2003-1 Controlled Amortization Period and the Series 2003-1 Rapid Amortization Period, the percentage equivalent of a fraction, the numerator of which shall be an amount equal to the sum of (x) the Series 2003-1 Invested Amount and (y) the Series 2003-1 Available Subordinated Amount, in each case as of the end of the Series 2003-1 Revolving Period, and the denominator of which shall be the greater of (A) the Aggregate Asset Amount as of the end of the second preceding Related Month and (B) as of the same date as in clause (A), the sum of the numerators used to determine (i) invested percentages for allocations with respect to Principal Collections (for all Group III Series of Notes including all classes of such Series of Notes) and (ii) available subordinated amount percentages for allocations with respect to Principal Collections (for all Group III Series of Notes that provide for credit enhancement in the form of overcollateralization).

          "Series 2003-1 Investor Monthly Servicing Fee" means the Series 2003-1 Invested Percentage of the Group III Monthly Servicing Fee.

          "Series 2003-1 Lease Payment Losses" means, as of any Determination Date, an amount equal to the Series 2003-1 Invested Percentage of Lease Payment Losses as of such date.

          "Series 2003-1 Lease Payment Recoveries" means, for Determination Date, the Series 2003-1 Invested Percentage of all Lease Payment Recoveries received during the Related Month.

          "Series 2003-1 Letter of Credit" means the irrevocable letter of credit dated as of March 25, 2003, issued by the Series 2003-1 Letter of Credit Provider in favor of the Trustee for the benefit of the Series 2003-1 Noteholders and the Series 2003-1 Insurer pursuant to the Enhancement Letter of Credit Application and Agreement or any successor or replacement letter of credit meeting the requirements of this Supplement and the Master Lease.

          "Series 2003-1 Letter of Credit Amount" means, as of any date of determination, the amount (a) available to be drawn on such date under the Series 2003-1 Letter of Credit, as specified therein, or (b) if the Series 2003-1 Cash Collateral Account has been established and funded pursuant to
Section 4.17 of this Supplement, the amount on deposit in the Series 2003-1 Cash Collateral Account on such date.

          "Series 2003-1 Letter of Credit Expiration Date" means the date the Series 2003-1 Letter of Credit expires as specified in the Series 2003-1 Letter of Credit, as such date may be extended in accordance with the terms of the Series 2003-1 Letter of Credit.

          "Series 2003-1 Letter of Credit Provider" means Credit Suisse First Boston, a Swiss banking corporation, or such other Person providing the Series 2003-1 Letter of Credit in accordance with the terms of this Supplement and the Master Lease.

          "Series 2003-1 Monthly Interest Shortfall" means, as of any Payment Date or the Series 2003-1 Termination Date and thereafter, the excess, if any, of (i) the Series 2003-1 Accrued Interest Amount for such date, over (ii) the amount on deposit in the Series 2003-1 Distribution Account for the payment of the Series 2003-1 Accrued Interest Amount on such Payment Date after making all allocations, deposits and claims under available credit enhancement for such Payment Date.

          "Series 2003-1 Monthly Supplemental Servicing Fee" means the Series 2003-1 Invested Percentage of the Group III Supplemental Servicing Fee.

          "Series 2003-1 Non-Program Enhancement Percentage" means, with respect to any date of determination, the greater of (a) an amount equal to (i) 100% minus (ii) an amount equal to (x) the Market Value Adjustment Percentage, minus
(y) 21.25%, or, if the Additional Enhancement Condition (as such term is defined in the Insurance Agreement) shall have occurred and shall be continuing under
Section 2.04(a) or (b) of the Insurance Agreement, unless such Additional Enhancement Condition has been cured by DTAG or waived by the Series 2003-1 Insurer in its sole discretion, 24.25% in either case, such other percentage as the Rating Agencies and the Series 2003-1 Insurer shall approve, and (b) 21.25%, or, if such Additional Enhancement Condition shall have occurred and shall be continuing, unless such Additional Enhancement Condition has been cured by DTAG or waived by the Series 2003-1 Insurer in its sole discretion, 24.25% in either case, such other percentage as the Rating Agencies and the Series 2003-1 Insurer shall approve.

          "Series 2003-1 Note Prepayment  Premium" has the meaning  specified in
Section 8.1(d) of this Supplement.

          "Series 2003-1 Noteholders" means, the Class A Noteholders.

          "Series 2003-1 Notes" has the meaning specified in the first paragraph of Article 1 of this Supplement, and means any one of the Class A Notes executed by RCFC and authenticated and delivered by or on behalf of the Trustee, substantially in the form of Exhibit A, attached hereto.

          "Series 2003-1 Outstanding Principal Amount" means, on any date of determination, an amount equal to (a) the Series 2003-1 Initial Invested Amount, plus (b) the initial principal amount of any Additional Notes issued as Class A Notes, minus (c) the amount of principal payments made to Class A Noteholders on or prior to such date.

          "Series 2003-1 Policy" means the Note Guaranty Insurance Policy issued by the Series 2003-1 Insurer pursuant to the Insurance Agreement to the Trustee for the benefit of the Series 2003-1 Noteholders.

          "Series 2003-1 Preference Amount" means any amount previously distributed to a Series 2003-1 Noteholder on the Series 2003-1 Notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction.

          "Series  2003-1  Principal  Allocation"  has the meaning  specified in
Section 4.7(a)(i)(B) of this Supplement.

          "Series 2003-1 Principal Shortfall" means, as of the Series 2003-1 Termination Date, the amount by which the Series 2003-1 Outstanding Principal Amount as of such date exceeds the amount on deposit in the Series 2003-1 Distribution Account on such date for the payment of principal after making all allocations, deposits and claims under available credit enhancement for such Payment Date.

          "Series 2003-1 Program Enhancement Percentage" means, with respect to any date of determination, 15.5%, or, if the Additional Enhancement Condition (as such term is defined in the Insurance Agreement) shall have occurred and shall be continuing under Section 2.04 (a) or (b) of the Insurance Agreement, unless such Additional Enhancement Condition has been cured by DTAG or waived by the Series 2003-1 Insurer in its sole discretion, 17.25% in either case, such other percentage as the Rating Agencies and the Series 2003-1 Insurer shall approve.

          "Series 2003-1 Rapid Amortization Period" means the period beginning at the close of business on the Business Day immediately preceding the day on which an Amortization Event is deemed to have occurred with respect to the Series 2003-1 Notes and ending upon the earliest to occur of (i) the date on which the Series 2003-1 Notes are paid in full and the Series 2003-1 Insurer has been paid all Series 2003-1 Insurer Payments and other Series 2003-1 Insurer Reimbursement Amounts then due; (ii) the Series 2003-1 Termination Date; and
(iii) the termination of the Indenture in accordance with its terms.

          "Series 2003-1 Revolving Period" means, with respect to the Series 2003-1 Notes, the period from and including the Series 2003-1 Closing Date to the earlier of (i) the commencement of the Series 2003-1 Controlled Amortization Period and (ii) the commencement (if any) of the Series 2003-1 Rapid Amortization Period.

          "Series 2003-1 Termination Date" means, with respect to the Series 2003-1 Notes, the May 27, 2008 Payment Date.

          "Servicer"  means  DTG  Operations  or  any  Additional   Lessee,   as
applicable, in its capacity as a servicer under the Master Lease and any successor servicer thereunder.

          "Shared Principal Collections" means, as of any Payment Date, Principal Collections allocable to a Group III Series of Notes as of such Payment Date that are not required to make principal payments with respect to such Group III Series of Notes as of such Payment Date under the related Series Supplement and are allocable in accordance with the terms of such Series Supplement to make payments on other Group III Series of Notes.

          "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies.

          "Subaru" means Subaru of America, Inc., a New Jersey corporation.

          "Sublease" means a standardized lease agreement, for the leasing of Vehicles, between a Lessee, as lessor, and an Eligible Franchisee, as lessee.

          "Substitute Group III Exchanged Vehicle Proceeds" means funds, in the amount of the Net Book Value of Group III Exchanged Vehicles, transferred by RCFC, at the direction of the Master Servicer, from (i) the Substitute Group III Exchanged Vehicle Proceeds Amount, (ii) the Retained Distribution Account or
(iii) RCFC's capital and deposited into the Group III Collection Account to be treated as Disposition Proceeds of such Group III Exchanged Vehicles.

          "Substitute Group III Exchanged Vehicle Proceeds Amount" means, at any time, funds, if any, set aside by RCFC in the Series 2003-1 Excess Funding Account at any time prior to the Series 2003-1 Rapid Amortization Period in respect of Group III Exchanged Vehicles for use as Substitute Group III Exchanged Vehicle Proceeds.

          "Supplemental  Documents"  is  defined  in  Section  2.1 of the Master
Lease.

          "Surety Bond" means any instrument pursuant to which the issuer thereof agrees to pay on behalf of DTAG or any of its subsidiaries, an amount then due and payable by DTAG or such subsidiary to another person (including an insurer of DTAG or such subsidiary).

          "Suzuki"  means  American  Suzuki  Motor  Corporation,   a  California
corporation.

          "Temporary Global Class A Notes" has the meaning specified in Section 7.1(b) of this Supplement.

          "Term" is defined in Section 3.2 of the Master Lease.

          "Termination Demand" means a demand for a LOC Termination Disbursement under the Series 2003-1 Letter of Credit pursuant to a Certificate of Termination Demand.

          "Termination Payment" is defined in Section 12.3 of the Master Lease.

          "Thrifty"  means  Thrifty   Rent-A-Car   System,   Inc.,  an  Oklahoma
corporation.

          "Toyota"  means  Toyota  Motor  Sales,   U.S.A.,  Inc.,  a  California
corporation

          "Unused Exchange Proceeds" means the Exchange Proceeds that are not used to acquire Group III Replacement Vehicles and which are transferred from an Escrow Account to RCFC in accordance with the terms of the Exchange Agreement.

          "U.S. Dollar" means the lawful currency of the United States of America.

          "Vehicle Acquisition Schedule" is defined in Section 2.1 of the Master Lease.

          "Vehicle Disposition Program Payment Due Date" means, with respect to any payment due from a Manufacturer or Auction dealer in respect of a Program Vehicle disposed of pursuant to the terms of the related Vehicle Disposition Program, the thirtieth (30th) day after the Disposition Date for such Vehicle.

          "Vehicle Funding Date" is defined in Section 3.1 of the Master Lease.

          "Vehicle Lease Commencement Date" is defined in Section 3.1 of the Master Lease.

          "Vehicle Lease Expiration Date" with respect to each Group III Vehicle, means the earliest of (i) the Disposition Date for such Group III Vehicle, (ii) if such Group III Vehicle becomes a Casualty, the date funds in the amount of the Net Book Value thereof are received by the Lessor, the Master Collateral Agent or the Trustee (including by deposit into the Collection Account or the Master Collateral Account) from any of the Lessees in accordance with the Master Lease, and (iii) the Maximum Vehicle Lease Term of the Operating Lease and the Financing Lease, as applicable, as specified in, respectively, paragraph 5 of each of Annex A and Annex B to the Master Lease.

          "Vehicle Order" is defined in Section 2.1 of the Master Lease.

          "Vehicle Term" is defined in Section 3.1 of the Master Lease.

          "VIN" is defined in Section 18 of the Master Lease.

          "Volkswagen"   means   Volkswagen   of  America,   Inc.,   a  Michigan
corporation.

          "Voluntary Insolvency Event" means the occurrence of a commencement by DTAG or any Lessee of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing.

                                   ARTICLE 3.
                     GRANT OF RIGHTS UNDER THE MASTER LEASE
                     --------------------------------------

          Section 3.1 Grant of Security Interest. (a) To secure the RCFC Obligations and to secure compliance with the provisions of the Base Indenture and this Supplement, RCFC hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the holders of any of the Group III Series of Notes (the "Group III Noteholders") and the Series 2003-1 Insurer, and hereby grants to the Trustee, for the benefit of the Group III Noteholders and the Series 2003-1 Insurer, a first priority security interest in all of RCFC's right, title and interest in and to all of the following assets, property and interest in property of RCFC, whether now owned or hereafter acquired or created, as it relates to the Master Lease, as that term is defined in this Supplement (all of the following being referred to as the "Master Lease Collateral"):

               (i) the rights of RCFC under the Master Lease and any other agreements relating to the Group III Vehicles to which RCFC is a party other than the Vehicle Disposition Programs and any Group III Vehicle insurance agreements (collectively, the "RCFC Agreements") including, without limitation, all monies due and to become due to RCFC from the Lessees under or in connection with the RCFC Agreements, whether payable as rent, guaranty payments, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the RCFC Agreements or otherwise, and all rights, remedies, powers, privileges and claims of RCFC against any other party under or with respect to the RCFC Agreements (whether arising pursuant to the terms of such RCFC Agreements or otherwise available to RCFC at law or in equity), including the right to enforce any of the RCFC Agreements as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the RCFC Agreements or the obligations of any party thereunder;

          (ii)      the Demand Note;

          (iii)     the Group III Assignment of Exchange Agreement;

          (iv)      any Unused Exchange Proceeds; and

          (v) all proceeds, products, offspring, rents or profits of any and all of the foregoing including, without limitation, payments under insurance (whether or not the Trustee is the loss payee thereof), and cash;

provided, however, the Master Lease Collateral shall not include the Retained Distribution Account, any funds on deposit therein from time to time, any certificates or instruments, if any, representing or evidencing any or all of the Retained Distribution Account or the funds on deposit therein from time to time, or any Permitted Investments made at any time and from time to time with the funds on deposit in the Retained Distribution Account (including the income thereon).

          (b) To further secure the RCFC Obligations with respect to the Series 2003-1 Notes (but not any other Series of Notes), RCFC hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee for the benefit of the Series 2003-1 Noteholders and the Series 2003-1 Insurer, and hereby grants to the Trustee for the benefit of the Series 2003-1 Noteholders and the Series 2003-1 Insurer, a security interest in all of RCFC's right, title and interest in and to all of the following assets, property and interests in property, whether now owned or hereafter acquired or created:

          (i)       the Series 2003-1 Letter of Credit;

          (ii) (A) any Series 2003-1 Cash Collateral Account; (B) all funds on deposit therein from time to time; (C) all certificates and instruments, if any, representing or evidencing any or all of any such Series 2003-1 Cash Collateral Account or the funds on deposit therein from time to time; and (D) all investments made at any time and from time to time with moneys in any such Series 2003-1 Cash Collateral Account;

          (iii)     the Series 2003-1 Interest Rate Cap; and

          (iv) all proceeds of any and all of the foregoing, including, without limitation, cash.

          (c)  The  Trustee,   as  trustee  on   behalf  of  the  Series  2003-1
Noteholders and the Series 2003-1 Insurer, acknowledges the foregoing grant, accepts the trusts under this Supplement in accordance with the provisions of the Indenture and this Supplement and agrees to perform its duties required in this Supplement to the best of its abilities to the end that the interests of the Series 2003-1 Noteholders and the Series 2003-1 Insurer may be adequately and effectively protected. The Master Lease Collateral shall secure the Group III Series of Notes equally and ratably without prejudice, priority (except as otherwise stated in this Supplement) or distinction.

          (d) Notwithstanding anything to the contrary in this Supplement or the Related Documents, the Master Lease Collateral shall not include, and RCFC does not hereby pledge, assign, convey, deliver, transfer or set over to the Trustee, any of the Group III Noteholders, or the Series 2003-1 Insurer, any security interest, lien or other encumbrance in any Exchange Proceeds or any account or other arrangement for holding or investing any Exchange Proceeds until such time as RCFC is permitted to do so consistent with the limitations on the rights of a party to receive, pledge, borrow, or otherwise obtain the benefits of money or other property set forth in the "safe harbor" provisions of Treasury Regulation ss. 1.1031(k)-1(g)(6).

                                   ARTICLE 4.
                    ALLOCATION AND APPLICATION OF COLLECTIONS
                    -----------------------------------------

          Any provisions of Article 4 of the Base Indenture, which allocate and apply Collections shall continue to apply irrespective of the issuance of the Series 2003-1 Notes. Sections 4.1 through 4.5 of the Base Indenture shall be read in their entirety as provided in the Base Indenture, provided that for purposes of the Series 2003-1 Notes, clauses (c), (d) and (e) of Section 4.2 of the Base Indenture shall be modified as permitted by Section 11.1(f) of the Base Indenture and shall read as follows:

               (c) Right of Master Servicer to Deduct Fees. Notwithstanding anything in this Indenture to the contrary but subject to any limitations set forth in the applicable Supplement, as long as (x) the Master Servicer is DTAG or an Affiliate of DTAG and (y) the Retained Interest Amount equals or exceeds zero, the Master Servicer (i) may make or cause to be made deposits of Collections to the Group III Collection Account net of any amounts which are allocable to the Retained Distribution Account and represent amounts due and owing to it in its capacity as Master Servicer and (ii) need not deposit or cause to be deposited any amounts to be paid to the Master Servicer pursuant to this Section 4.2 and such amounts will be deemed paid to the Master Servicer, as the case may be, pursuant to this Section 4.2.

               (d) Sharing Collections. To the extent that Principal Collections that are allocated to the Series 2003-1 Notes on a Payment Date are not needed to make payments of principal to Series 2003-1 Noteholders or required to be deposited in the Series 2003-1 Distribution Account on such Payment Date, such Principal Collections may, at the direction of the Master Servicer, be applied to cover principal payments due to or for the benefit of Noteholders of other Group III Series of Notes. Any such reallocation will not result in a reduction of the Aggregate Principal Balance or the Series 2003-1 Invested Amount.

          In addition, for purposes of Section 4.2(a) of the Base Indenture, the Master Servicer in its capacity as such under the Master Lease shall cause all Collections allocable to Group III Collateral in accordance with the Indenture and the Master Collateral Agency Agreement, as applicable, to be paid directly into the Group III Collection Account or the Master Collateral Account, as applicable.

          Article 4 of the Base Indenture (except for Sections 4.1 through 4.5 thereof subject to the proviso in the first paragraphs of this Article 4 and the immediately preceding sentence) shall read in its entirety as follows and shall be applicable only to the Series 2003-1 Notes:

          Section 4.6 Establishment of Group III Collection Account, Series 2003-1 Collection Account, Series 2003-1 Excess Funding Account and Series 2003-1 Accrued Interest Account. (a) The Trustee has created an administrative sub-account within the Collection Account for the benefit of holders of Notes from a Group III Series of Notes, the issuer of the note guaranty insurance policy in respect of the Series 2001-1 Notes, the issuer of the note guaranty insurance policy in respect of the Series 2002-1 Notes and the Series 2003-1 Insurer (such sub-account, the "Group III Collection Account"). In addition, the Trustee will create two administrative sub-accounts within the Collection Account. One such sub-account will be established for the benefit of the Series 2003-1 Noteholders and the Series 2003-1 Insurer (such sub-account, the "Series 2003-1 Collection Account"). The second sub-account will be established for the benefit of the Series 2003-1 Noteholders and the Series 2003-1 Insurer (such sub-account, the "Series 2003-1 Excess Funding Account"). A portion of funds on deposit in the Series 2003-1 Excess Funding Account may, on the Series 2003-1 Closing Date and from time to time thereafter, be designated by RCFC as either
(i) the Cash Liquidity Amount or (ii) the Substitute Group III Exchanged Vehicle Proceeds Amount. These designated amounts shall be available only for the purposes specified herein and shall not be otherwise generally available for withdrawal to be used for the purposes of other funds in the Series 2003-1 Excess Funding Account.

          (b) The Trustee will further divide the Series 2003-1 Collection Account by creating an additional administrative sub-account for the benefit of the Series 2003-1 Noteholders and the Series 2003-1 Insurer (such sub-account, the "Series 2003-1 Accrued Interest Account"). The Trustee will further divide the Series 2003-1 Excess Funding Account by creating an additional administrative sub-account for the benefit of the Series 2003-1 Noteholders and the Series 2003-1 Insurer (such sub-account, the "Series 2003-1 Cash Liquidity Account").

          (c) All Collections in respect of the Group III Collateral and allocable to the Group III Series of Notes and the Series 2003-1 Insurer shall be allocated to the Group III Collection Account. All Collections in the Group III Collection Account allocable to the Series 2003-1 Notes, the Series 2003-1 Insurer and the Series 2003-1 Available Subordinated Amount shall be allocated to the Series 2003-1 Collection Account or the Series 2003-1 Excess Funding Account as provided below; provided, however, the Trustee shall deposit all amounts required to be deposited in the Series 2003-1 Cash Liquidity Account as provided herein below and amounts on deposit in the Series 2003-1 Cash Liquidity Account shall only be available for application as provided in Sections 4.8, 4.9(c), 4.9(d), 4.10(b)(v), 4.10(c)(v), 4.10(f), 4.14(c), 4.15(c) and 4.18. Such
amounts on deposit in the Series 2003-1 Cash Liquidity Account shall not otherwise be available to be withdrawn from the Series 2003-1 Excess Funding Account pursuant to the Base Indenture, this Supplement or any other Series
Supplement if not permitted by the Sections specified in the proviso to the immediately preceding sentence.

          Section 4.7 Allocations with Respect to the Series 2003-1 Notes. All allocations in this Section 4.7 will be made in accordance with written direction of the Master Servicer or, if the Master Servicer shall fail to provide written direction, in accordance with the written direction of the Series 2003-1 Insurer (which the Series 2003-1 Insurer may provide in its sole discretion). The proceeds from the sale of the Series 2003-1 Notes, together with any funds deposited with RCFC by DTAG in its capacity as the Retained Interestholder, will, on the Series 2003-1 Closing Date, be deposited by the Trustee into the Group III Collection Account and, concurrently with such initial deposit, allocated by the Trustee to the Series 2003-1 Excess Funding Account. On each Business Day on which Collections are deposited into the Group III Collection Account (each such date, a "Series 2003-1 Deposit Date"), the Master Servicer or, if the Master Servicer shall fail to so direct the Trustee, the Series 2003-1 Insurer will direct the Trustee in writing to allocate all amounts deposited into the Group III Collection Account in accordance with the provisions of this Section 4.7. If the Series 2003-1 Insurer elects in its sole discretion, to provide to the Trustee any direction under this Section 4.7, the Series 2003-1 Insurer shall provide to the Master Servicer one (1) Business Day prior written notice thereof; provided, that the failure of the Series 2003-1 Insurer to provide such notice to the Master Servicer shall not affect the Series 2003-1 Insurer's right to provide direction to the Trustee.

          (a) Allocations During the Series 2003-1 Revolving Period. During the Series 2003-1 Revolving Period, the Master Servicer or the Series 2003-1
Insurer, as applicable, will direct the Trustee to allocate, on each Series 2003-1 Deposit Date, all amounts deposited into the Group III Collection Account as set forth below:

          (i) with respect to all Collections (including Recoveries and Lease Payment Recoveries):

                    (A) allocate to the Series 2003-1 Collection Account an amount equal to the Series 2003-1 Interest Collections received on such day. All such amounts allocated to the Series 2003-1 Collection Account shall be further allocated to the Series 2003-1 Accrued Interest Account; provided, however, that if with respect to any Related Month the aggregate of all such amounts allocated to the Series 2003-1 Accrued Interest Account during such Related Month exceeds the Series 2003-1 Interest Amount on the Payment Date next succeeding such Related Month pursuant to Section 4.8, then the amount of such excess shall be allocated to the Series 2003-1 Excess Funding Account;

                    (B) allocate an amount equal to the Series 2003-1 Invested Percentage (as of such day) of the aggregate amount of Collections that are Principal Collections on such day (for any such day, such amount, the "Series 2003-1 Principal Allocation") to the extent of Recoveries and Lease Payment Recoveries to the Series 2003-1 Collection Account in an amount necessary, after taking into account the allocation of Interest Collections in (A) above, first, to reimburse the Series 2003-1 Insurer in full for any claims on the Series 2003-1 Policy that have not been previously reimbursed, second, to replenish the Series 2003-1 Cash Liquidity Account to the extent withdrawals have theretofore been made pursuant to Sections 4.9(c), 4.9(d), 4.10(b)(v), 4.14(c) and/or 4.15(c) hereof, which withdrawals have not been replenished pursuant to this clause (i), third, to replenish the Series 2003-1 Cash Collateral Account to the extent withdrawals have theretofore been made pursuant to Sections 4.14(b) and/or 4.15(b) hereof in respect of Series 2003-1 Lease Payment Losses and/or unpaid Demand Note draws, which withdrawals have not been replenished pursuant to this clause (i), fourth, to replenish the Series 2003-1 Available Subordinated Amount to the extent that the Series 2003-1 Available Subordinated Amount has theretofore been reduced as a result of any Losses or Lease Payment Losses allocated thereto pursuant to clause (ii) or (iii) below and not replenished pursuant to this clause (i), and fifth, any remaining Recoveries and Lease Payment Recoveries not so allocated shall be released to RCFC and available, at RCFC's option, to be loaned to DTAG under the Demand Note or used for other corporate purposes, provided that no Series 2003-1 Enhancement Deficiency or Asset Amount Deficiency would result from such release;

                    (C)   allocate   any    remaining    Principal   Collections
          constituting the Series 2003-1 Principal Allocation on such day to the Series 2003-1 Excess Funding Account; and

                    (D) allocate to the Retained Distribution Account an amount equal to (x) the applicable Retained Interest Percentage (as of such day) of the aggregate amount of Collections that are Principal Collections on such date, minus (y) any amounts, other than Servicing Fees, which have been withheld by the Master Servicer pursuant to
          Section 4.2(c) of the Base Indenture to the extent such amounts withheld under Section 4.2(c) of the Base Indenture represent all or part of the Retained Interest Amount;

               (ii)       with respect to all Losses:

                    (A) allocate an amount equal to the Series 2003-1 Invested Percentage (as of such day) of the aggregate amount of Losses on such day, first, to reduce the Series 2003-1 Available Subordinated Amount until the Series 2003-1 Available Subordinated Amount has been reduced to zero and second, allocate remaining Losses to making a claim under the Demand Note pursuant to Section 4.15 hereof until such claim would reduce the Demand Note to zero; and

                    (B) on any such Business Day allocate to the Retained Interest Amount an amount equal to the Retained Interest Percentage (as of such day) of the aggregate amount of such Losses on such day, which amount shall reduce the Retained Interest Amount.

               (iii)      with respect to all Lease Payment Losses:

                    (A) allocate an amount equal to the Series 2003-1 Invested Percentage (as of such day) of the aggregate amount of Lease Payment Losses on such day, first, to reduce the Series 2003-1 Available Subordinated Amount until the Series 2003-1 Available Subordinated Amount has been reduced to zero; second, allocate remaining Lease Payment Losses to making a drawing under the Series 2003-1 Letter of Credit pursuant to Section 4.14(b) hereof or to make a withdrawal from the Series 2003-1 Cash Collateral Account if it has been funded at such time (except during any Insolvency Period to the extent that such remaining Lease Payment Losses relate to unpaid Monthly Base Rent or Casualty Payments any such drawing or withdrawal, as the case may be, shall be limited to the Permitted Principal Draw Amount) until the Available Draw Amount has been reduced to zero; and third, allocate remaining Lease Payment Losses to making a withdrawal from the Series 2003-1 Cash Liquidity Account up to the amount on deposit therein in excess of the Minimum Cash Liquidity Amount pursuant to Section 4.14(c) hereof; and

                    (B) allocate to the Retained Interest Amount an amount equal to the Retained Interest Percentage (as of such day) of the aggregate amount of such Lease Payment Losses on such day, which amount shall reduce the Retained Interest Amount.

          (b) Allocations During the Series 2003-1 Controlled Amortization Period. During the Series 2003-1 Controlled Amortization Period, the Master Servicer or the Series 2003-1 Insurer, as applicable, will direct the Trustee to allocate, on each Series 2003-1 Deposit Date, all amounts deposited into the Group III Collection Account as set forth below:

          (i) with respect to all Collections (including Recoveries and Lease Payment Recoveries):

                    (A) allocate to the Series 2003-1 Collection Account an amount determined as set forth in Section 4.7(a)(i)(A) above for such day, which amount shall be deposited in the Series 2003-1 Accrued Interest Account and, as and to the extent provided in Section 4.7(a)(i)(A) above, allocated to the Series 2003-1 Excess Funding Account;

                    (B) allocate to the Series 2003-1 Collection Account out of the Series 2003-1 Principal Allocation to the extent of Recoveries and Lease Payment Recoveries, first an amount necessary to reimburse the Series 2003-1 Insurer in full for any claims on the Series 2003-1 Policy (after taking into account the amounts allocated in (A) above), second, to replenish the Series 2003-1 Cash Liquidity Account to the extent withdrawals have theretofore been made pursuant to Sections 4.9(c), 4.9(d), 4.10(b)(v), 4.14(c) and/or 4.15(c) hereof, which withdrawals have not been  replenished  pursuant to this clause (i) or
          Section 4.7(a)(i) above, third an amount necessary to replenish the Series 2003-1 Cash Collateral Account to the extent withdrawals have theretofore been made pursuant to Sections 4.14(b) and/or 4.15(b) hereof in respect of Series 2003-1 Lease Payment Losses and/or unpaid Demand Note draws, which withdrawals have not been replenished pursuant to this clause (i) or Section 4.7(a)(i) above, fourth, an amount necessary to replenish the Series 2003-1 Available Subordinated Amount to the extent that the Series 2003-1 Available Subordinated Amount has theretofore been reduced as a result of any Losses or Lease Payment Losses allocated thereto pursuant to clause (ii) or (iii) below or Section 4.7(a)(ii) or (iii) above and not replenished pursuant to this clause (i) or Section 4.7(a)(i) above, and fifth, any remaining Recoveries and Lease Payment Recoveries not so allocated shall be released to RCFC and available, at RCFC's option, to be loaned to DTAG under the Demand Note or used for other corporate purposes, provided that no Series 2003-1 Enhancement Deficiency or Asset Amount Deficiency would result from such release;

                    (C) allocate to the Series 2003-1 Collection Account an amount equal to the remaining Series 2003-1 Principal Allocation for such day (after making the allocations in (B) above), which amount shall be used to make principal payments in respect of the Series 2003-1 Notes; provided, however, that if the aggregate amount of all the Series 2003-1 Principal Allocations during a Related Month exceeds the Series 2003-1 Controlled Distribution Amount for the Payment Date next succeeding such Related Month, such excess shall be allocated to the Series 2003-1 Excess Funding Account; and

                    (D) allocate to the Retained Distribution Account an amount determined as set forth in Section 4.7(a)(i)(D) above for such day;

               (ii)       with respect to all Losses:

                    (A) decrease the Series 2003-1 Available Subordinated Amount and then make a claim under the Demand Note in accordance with
          Section 4.15 hereof, as and to the extent provided in Section 4.7(a)(ii)(A) above for such day; and

                    (B) allocate to the Retained Interest Amount an amount determined as set forth in Section 4.7(a)(ii)(B) above for such day, which amount shall reduce the Retained Interest Amount.

               (iii)      with respect to all Lease Payment Losses:

                    (A) decrease the Series 2003-1 Available Subordinated Amount, make a claim under the Series 2003-1 Letter of Credit in accordance with Section 4.14(b) hereof and withdraw from the Series 2003-1 Cash Liquidity Account in accordance with Section 4.14(c) hereof, as and to the extent provided in Section 4.7(a)(iii)(A) above for such day; and

                    (B) allocate to the Retained Interest Amount an amount determined as set forth in Section 4.7(a)(iii)(B) above for such day, which amount shall reduce the Retained Interest Amount.

                    (c) Allocations During the Series 2003-1 Rapid Amortization Period. During the Series 2003-1 Rapid Amortization Period, the Master Servicer or the Series 2003-1 Insurer, as applicable, will direct the Trustee to allocate, on each Series 2003-1 Deposit Date, all amounts deposited into the Group III Collection Account as set forth below:

               (i) with respect to all Collections (including Recoveries and Lease Payment Recoveries):

                    (A) allocate to the Series 2003-1 Collection Account an amount determined as set forth in Section 4.7(a)(i)(A) above for such day, plus an amount (which shall have been approved by the Series 2003-1 Insurer) up to $500,000 to be applied to the payment of legal fees and expenses, if any and, if DTAG is no longer the Master Servicer, the amount equal to the sum of the Series 2003-1 Investor Monthly Servicing Fee and Series 2003-1 Monthly Supplemental Servicing Fee, which amount shall be deposited in the Series 2003-1 Accrued Interest Account and, as and to the extent provided in Section 4.7(a)(i)(A) above, allocate an amount to the Series 2003-1 Excess Funding Account;

                    (B) allocate to the Series 2003-1 Collection Account an amount equal to the Series 2003-1 Principal Allocation for such day, which amounts shall be used on a pro rata basis to make principal payments in respect of the Series 2003-1 Notes and any Series 2003-1 Insurer Costs payable to the Series 2003-1 Insurer (after taking into account the amounts allocated in (A) above);

                    (C) allocate to the Series 2003-1 Collection Account out of the remaining Series 2003-1 Principal Allocation (after making the allocations in (B) above), first, an amount necessary to reimburse or pay the Series 2003-1 Insurer, as applicable, for all outstanding Series 2003-1 Insurer Reimbursement Amounts and any accrued and unpaid Series 2003-1 Insurer Payment (in each case after taking into account the amounts allocated in (A) and (B) above), second, to replenish the Series 2003-1 Cash Collateral Account to the extent withdrawals have theretofore been made pursuant to Sections 4.14(b) and/or 4.15(b) hereof in respect of Series 2003-1 Lease Payment Losses and/or unpaid Demand Note draws, which withdrawals have not been replenished pursuant to this clause (i) or Section 4.7(a)(i) or 4.7(b)(i) above, and third, to replenish the Series 2003-1 Available Subordinated
          Amount to the extent that the Series 2003-1 Available Subordinated Amount has theretofore been reduced as a result of any Losses or Lease Payment Losses allocated thereto pursuant to clause (ii) or (iii) below or Section 4.7(a)(ii) or (a)(iii) or 4.7(b)(ii) or (b)(iii) above and not replenished pursuant to this clause (i) or Section 4.7(a)(i) or 4.7(b)(i) above;

                    (D) allocate to the Series 2003-1 Cash Liquidity Account an amount necessary to cause the amount on deposit in the Series 2003-1 Cash Liquidity Account to be at least equal to the Series 2003-1 Demand Note Payment Preference Period Amount; and

                    (E)   allocate  to the  Retained   Distribution  Account  an
          amount determined as set forth in Section 4.7(a)(i)(D) above for such day.

               (ii)       with respect to all Losses:

                    (A) decrease the Series 2003-1 Available Subordinated Amount and then make a claim under the Demand Note as and to the extent provided in Section 4.7(a)(ii)(A) above for such day; and

                    (B) allocate to the Retained Interest Amount an amount determined as set forth in Section 4.7(a)(ii)(B) above for such day, which amount shall reduce the Retained Interest Amount.

               (iii)      with respect to all Lease Payment Losses:

                    (A) decrease the Series 2003-1 Available Subordinated Amount, make a claim under the Series 2003-1 Letter of Credit in accordance with Section 4.14(b) hereof and withdraw from the Series 2003-1 Cash Liquidity Account in accordance with Section 4.14(c) hereof, as and to the extent provided in Section 4.7(a)(iii)(A) above for such day; and

                    (B) allocate to the Retained Interest Amount an amount determined as set forth in Section 4.7(a)(iii)(B) above for such day, which amount shall reduce the Retained Interest Amount.

          (d) Additional Allocations. Notwithstanding the foregoing provisions of this Section 4.7,

               (i) provided the Series 2003-1 Rapid Amortization Period has not commenced and so long as no Series 2003-1 Enhancement Deficiency or Asset Amount Deficiency exists or would result therefrom, amounts allocated to the Series 2003-1 Excess Funding Account in excess of the Cash Liquidity Amount, if any, and the Substitute Group III Exchanged Vehicle Proceeds Amount, if any, and that are not allocated to making payments under the Series 2003-1 Notes or other amounts pursuant to this Article 4, may, at the discretion of RCFC and as and to the extent permitted in the related Series Supplements, be used to pay the principal amount of other Group III Series of Notes that are then in amortization and, after such payment, any such remaining funds after making any such principal payments, may, at RCFC's option, and subject to the foregoing requirements that the Series 2003-1 Rapid Amortization Period has not commenced and no Series 2003-1 Enhancement Deficiency or Asset Amount Deficiency exists or would result therefrom, be (i) used to finance, refinance or acquire Vehicles, to the extent Eligible Vehicles have been requested by any of the Lessees under the Master Lease, or (ii) transferred, on any Payment Date, to the Retained Distribution Account, to the extent that the Retained Interest Amount equals or exceeds zero after giving effect to such payment; provided that if (x) a Potential Amortization Event has occurred and is continuing, RCFC shall not transfer any funds to the Retained Distribution Account pursuant to the preceding clause (ii) of this Section 4.7(d)(i) and (y) a Potential Amortization Event has occurred and is continuing (other than a Potential Amortization Event with respect to events described in Section 5.1(j) of this Supplement), RCFC shall not use amounts allocated to the Series 2003-1 Excess Funding Account to pay the principal amount of other Group III Series of Notes that are then in amortization; provided, further, that funds remaining after the application of such funds to the payment of the principal amount of other Group III Series of Notes that are in amortization and to the financing, refinancing or acquisition of Group III Vehicles may be transferred to the Retained Distribution Account on a day other than a Payment Date if the Master Servicer furnishes to the Trustee an Officer's Certificate to the effect that such transfer will not cause any of the foregoing deficiencies to occur either on the date that such transfer is made or, in the reasonable anticipation of the Master Servicer, on the next Payment Date. In the event that the Master Servicer determines subsequent to the release of funds from the Series 2003-1 Excess Funding Account pursuant to this Section 4.7(d)(i) that an error has occurred and a Series 2003-1 Enhancement Deficiency or Asset Amount Deficiency has occurred as a result of such release of funds, the Master Servicer shall, or shall direct the Trustee to, return such funds to the Series 2003-1 Excess Funding Account. Funds in the Retained Distribution Account shall, at the option of RCFC, be available to finance, refinance or acquire Vehicles, to the extent Eligible Vehicles have been requested by any of the Lessees under the Master Lease, to pay the Net Book Value of Vehicles being tendered for exchange of like-kind property into the Group III Collection Account, or for distribution to the Retained Interestholder (including any advances made under the Demand Note or otherwise).

               (ii) In the event that the Master Servicer is not DTAG or an Affiliate of DTAG, the Master Servicer shall not be entitled to withhold any amounts pursuant to Section 4.2(c) and the Trustee shall deposit amounts payable to the Master Servicer in the Group III Collection Account pursuant to the provisions of Section 4.2 on each Series 2003-1 Deposit Date.

               (iii) Any amounts withheld by the Master Servicer and not deposited in the Collection Account pursuant to Section 4.2(c) shall be deemed to be deposited in the Collection Account on the date such amounts are withheld for purposes of determining the amounts to be allocated pursuant to this Section 4.7.

               (iv) If there is more than one Group III Series of Notes outstanding, then Sections 4.7(a)(i)(D), 4.7(b)(i)(D) and 4.7(c)(i)(E) above shall not be duplicative with any similar provisions contained in any other Supplement and the Retained Interestholder shall only be paid such amount once with respect to any Payment Date.

               (v) RCFC may, from time to time in its sole discretion, increase the Series 2003-1 Available Subordinated Amount by (a) (i) allocating to the Series 2003-1 Available Subordinated Amount the Net Book Value of Eligible Vehicles theretofore allocated to the Retained Interest and (ii) delivering to the Trustee an Officer's Certificate affirming with respect to such Vehicles the representations and warranties set forth in
     Section 6.14 of the Base Indenture (and an Opinion of Counsel to the same effect) or (b) (i) depositing funds into the Series 2003-1 Excess Funding Account by transfer from the Retained Distribution Account or otherwise, and (ii) delivering to the Master Servicer and the Trustee an Officer's Certificate setting forth the amount of such funds and stating that such funds shall be allocated to the Series 2003-1 Available Subordinated Amount; provided, however, that RCFC shall have no obligation to so increase the Series 2003-1 Available Subordinated Amount at any time.

               (vi) RCFC may, from time to t ime in its sole discretion, increase the Cash Liquidity Amount on any date by designating cash on deposit in the Series 2003-1 Excess Funding Account on such date as comprising the Cash Liquidity Amount and allocating or depositing such amount to the Series 2003-1 Cash Liquidity Account; provided, however, that RCFC shall be required to allocate cash to the Series 2003-1 Cash Liquidity Account in an amount necessary to cause the amount on deposit in the Series 2003-1 Cash Liquidity Account on any date to be at least equal to the greater of (x) the Cash Reserve Amount on such date and (y) the Minimum Cash Liquidity Amount on such date.

               (vii) Provided that the Insolvency Period has not commenced, amounts on deposit in the Series 2003-1 Cash Liquidity Account in excess of the greater of (x) the Cash Reserve Amount and (y) the Minimum Cash Liquidity Amount on any Series 2003-1 Deposit Date may on such Series 2003-1 Deposit Date be withdrawn from the Series 2003-1 Cash Liquidity Account and deposited into the Series 2003-1 Excess Funding Account so long as no Series 2003-1 Enhancement Deficiency has occurred or will result from such withdrawal, or will be available on each Payment Date to be applied in accordance with Sections 4.8, 4.9 and 4.10 hereof.

               (viii) Only if the Insolvency Period has commenced, amounts on deposit in the Series 2003-1 Cash Liquidity Account constituting the Minimum Cash Liquidity Amount will be available to be transferred by the Trustee to the distribution accounts for application pursuant to Sections 4.8(c), 4.9(a) and 4.18 hereof as applicable. Such amounts on deposit in the Series 2003-1 Cash Liquidity Account constituting the Minimum Cash Liquidity Amount shall also be available to the extent set forth in Sections 4.14(c) and 4.15(c) hereof and for application in accordance with
     Section 4.10(f) hereof.

          Section 4.8     Monthly Payments.  All of the payments in this Section
4.8 will be made in accordance with written direction of the Master Servicer or, if the Master Servicer shall fail to give such direction, at the written direction of the Series 2003-1 Insurer (which the Series 2003-1 Insurer may provide in its sole discretion). On each Reporting Date, as provided below, the Master Servicer or, if the Master Servicer shall fail to do so, the Series 2003-1 Insurer may in its sole discretion, instruct the Trustee to withdraw, and on the following Payment Date the Trustee, acting in accordance with such instructions, shall withdraw the amounts required to be withdrawn from the Group III Collection Account pursuant to Sections 4.8(a) through (c) below in respect of all funds available from Series 2003-1 Interest Collections processed since the preceding Payment Date and allocated to the holders of the Series 2003-1 Notes. If the Series 2003-1 Insurer elects in its sole discretion, to provide to the Trustee any direction under this Section 4.8, the Series 2003-1 Insurer shall provide to the Master Servicer one (1) Business Day prior written notice thereof; provided, that the failure of the Series 2003-1 Insurer to provide such notice to the Master Servicer shall not affect the Series 2003-1 Insurer's right to provide directions or instructions to the Trustee.

          (a) Note Interest with respect to the Series 2003-1 Notes. On each Reporting Date, the Master Servicer or the Series 2003-1 Insurer, as applicable, shall instruct the Trustee to withdraw on the next succeeding Payment Date from amounts on deposit in the Series 2003-1 Accrued Interest Account as a result of the allocations, drawings and withdrawals under Section 4.7 hereof, and deposit in the Series 2003-1 Distribution Account the lesser of (i) the amount on deposit in the Series 2003-1 Accrued Interest Account and (ii) the Series 2003-1 Interest Amount. The amount on deposit in the Series 2003-1 Accrued Interest Account, after taking into account any funds available therein from the Series 2003-1 Cash Liquidity Account, if any, the Series 2003-1 Excess Funding Account in excess of the Cash Liquidity Amount, if any, and the Substitute Group III Exchanged Vehicle Proceeds Amount, if any, claims made under the Demand Note, proceeds of draws on the Series 2003-1 Letter of Credit or withdrawals from the Series 2003-1 Cash Collateral Account, as the case may be, or withdrawal of the Cash Liquidity Amount in excess of the greater of (x) the Cash Reserve Amount and (y) the Minimum Cash Liquidity Amount in each case, applied as described in
Section 4.9 of this Supplement, shall be withdrawn by the Trustee on the following Payment Date and deposited in the Series 2003-1 Distribution Account and, in accordance with Section 5.1 of the Base Indenture, used to pay, first to the Series 2003-1 Insurer, an amount equal to the Series 2003-1 Insurer Payment; second to the Series 2003-1 Noteholders, pro rata, an amount equal to the Series 2003-1 Accrued Interest Amount; and third to the Series 2003-1 Insurer, an amount equal to the Series 2003-1 Insurer Reimbursement Amount, in each case, for such Payment Date.

          (b) Legal Fees. On each Payment Date during the Series 2003-1 Rapid Amortization Period (provided the consent of the Series 2003-1 Insurer has been received), the Master Servicer shall, prior to making all distributions required to be made pursuant to Section 4.8(a) of this Supplement, instruct the Trustee to withdraw from the Series 2003-1 Accrued Interest Account, for payment to RCFC, an amount up to an aggregate amount for all such Payment Dates of $500,000 to be applied to the payment of legal fees and expenses, if any, of RCFC. On such Payment Date, the Trustee shall withdraw such amount from the Series 2003-1 Accrued Interest Account and remit such amount to RCFC.

          (c) Servicing Fee. On each Payment Date, the Master Servicer or the Series 2003-1 Insurer, as applicable, shall, after directing all distributions required to be made pursuant to Sections 4.8(a) and (b) of this Supplement or in the event that on the related Determination Date DTAG or any Affiliate thereof shall no longer be the Master Servicer, prior to such distributions being made (or if in addition to the foregoing the Series 2003-1 Rapid Amortization Period has also commenced, prior to making all distributions required to be made pursuant to Section 4.8(a) of this Supplement but after making all distributions required to be made pursuant to Section 4.8(b)), instruct in writing the Trustee to withdraw from the Series 2003-1 Accrued Interest Account, for payment to the Master Servicer, an amount equal to (a) the Series 2003-1 Investor Monthly Servicing Fee and any Series 2003-1 Monthly Supplemental Servicing Fee accrued during the preceding Series 2003-1 Interest Period, plus (b) all accrued and unpaid Series 2003-1 Investor Monthly Servicing Fees and any accrued and unpaid Series 2003-1 Monthly Supplemental Servicing Fees, minus (c) the amount of any Series 2003-1 Investor Monthly Servicing Fees and Series 2003-1 Monthly Supplemental Servicing Fees withheld by the Master Servicer pursuant to the Base Indenture. On such Payment Date, the Trustee shall withdraw such amount from the Series 2003-1 Accrued Interest Account and remit such amount to the Master Servicer. If on any Payment Date during the Series 2003-1 Rapid Amortization Period, if and only if an Insolvency Period shall be continuing, the amount on deposit in the Series 2003-1 Accrued Interest Account is insufficient to pay the amount described in the second preceding sentence, the Trustee shall withdraw from the Series 2003-1 Cash Liquidity Account and the Cash Liquidity Amount, if any, an amount equal to the lesser of (i) the amount of such insufficiency and
(ii) the amount then on deposit in the Series 2003-1 Cash Liquidity Account and such Cash Liquidity Amount, if any, and shall remit such amount, as well as any amount available in the Series 2003-1 Accrued Interest Account, to the Master Servicer.

          Section 4.9     Deposits,  Draws and  Claims in Respect  of Payment of
Note Interest. (a) All payments made pursuant to this Section 4.9 will be made in accordance with the written instructions of the Master Servicer or, if the Master Servicer shall fail to give such instructions, in accordance with the written instructions of the Series 2003-1 Insurer (which the Series 2003-1 Insurer may provide in its sole discretion). If the Series 2003-1 Insurer elects in its sole discretion, to provide to the Trustee any direction under this
Section 4.9, the Series 2003-1 Insurer shall provide to the Master  Servicer one
(1) Business Day prior written notice thereof; provided, that the failure of the Series 2003-1 Insurer to provide such notice to the Master Servicer shall not effect the Series 2003-1 Insurer's right to provide instructions to the Trustee. On each Payment Date, to the extent that after the allocations and deposits required pursuant to Section 4.7 and Section 4.8(a) of this Supplement a shortfall exists in the amounts available in the Series 2003-1 Distribution Account to pay the Series 2003-1 Insurer Payment and the Series 2003-1 Accrued

Interest Amount for such Payment Date (the "Interest Allocation Shortfall"), and if and only if an Insolvency Period shall be continuing, the Master Servicer or the Series 2003-1 Insurer, as applicable, shall instruct the Trustee to withdraw from funds on deposit in the Series 2003-1 Cash Liquidity Account, if any, an amount equal to the least of (A) the amount of such Interest Allocation Shortfall, (B) the amount on deposit in the Series 2003-1 Cash Liquidity Account (after giving effect to any withdrawals therefrom required on such Payment Date by Sections 4.18(a) and 4.8(c)), if any, and (C) the Minimum Liquidity Amount and deposit such amount in the Series 2003-1 Distribution Account to pay the Interest Allocation Shortfall. If an Interest Allocation Shortfall continues to exist after the deposits required pursuant to the preceding sentence have been made, the Master Servicer or the Series 2003-1 Insurer, as applicable, shall instruct the Trustee to withdraw from funds on deposit in the Series 2003-1 Excess Funding Account, an amount equal to the lesser of (A) the amount on deposit in the Series 2003-1 Excess Funding Account in excess of the Cash Liquidity Amount, if any, and the Substitute Group III Exchanged Vehicle Proceeds Amount, if any, on such Payment Date and (B) such remaining amount of the Interest Allocation Shortfall, and deposit such amount in the Series 2003-1 Distribution Account to pay the remaining Interest Allocation Shortfall.

          (b) If an Interest Allocation Shortfall continues to exist after the deposits required pursuant to paragraph (a) above have been made, and if amounts have been allocated to a drawing on the Series 2003-1 Letter of Credit pursuant to the allocations set forth in Section 4.7 of this Supplement, the Master Servicer or the Series 2003-1 Insurer, as applicable, shall instruct the Trustee to make a drawing on the Series 2003-1 Letter of Credit pursuant to Section 4.14 of this Supplement and deposit the lesser of (A) the amount allocated to a drawing on the Series 2003-1 Letter of Credit pursuant to Section 4.7 of this Supplement (not to exceed the Available Draw Amount) and (B) the amount of the remaining Interest Allocation Shortfall, in the Series 2003-1 Distribution Account. Notwithstanding anything in the foregoing to the contrary, this Section 4.9(b) shall not in any way limit the amount of any claim, withdrawal or drawing with respect to the Demand Note, Series 2003-1 Letter of Credit, Series 2003-1 Cash Liquidity Account or Series 2003-1 Cash Collateral Account under and pursuant to any other provision of this Supplement.

          (c) If an Interest Allocation Shortfall continues to exist after the deposits required pursuant to paragraphs (a) and (b) above have been made, and if amounts have been allocated to a withdrawal from the Series 2003-1 Cash Liquidity Account pursuant to the allocations set forth in Section 4.7 of this Supplement, the Master Servicer or the Series 2003-1 Insurer, as applicable, shall instruct the Trustee to make a withdrawal from the Series 2003-1 Cash Liquidity Account pursuant to Section 4.14 of this Supplement and deposit the lesser of (A) the amount allocated to a withdrawal from the Series 2003-1 Cash Liquidity Account pursuant to Section 4.7 of this Supplement (not to exceed, unless otherwise set forth in Section 4.14(c) hereof, the amount on deposit therein in excess of the Minimum Cash Liquidity Amount) and (B) the amount of the remaining Interest Allocation Shortfall, in the Series 2003-1 Distribution Account. Notwithstanding anything in the foregoing to the contrary, this Section 4.9(c) shall not in any way limit the amount of any claim, withdrawal or drawing with respect to the Demand Note, Series 2003-1 Letter of Credit, Series 2003-1 Cash Liquidity Account or Series 2003-1 Cash Collateral Account under and pursuant to any other provision of this Supplement.

          (d) If an Interest Allocation Shortfall exists after the deposits and drawings required pursuant to paragraphs (a),(b) and (c) have been made, the Master Servicer or the Series 2003-1 Insurer, as applicable, will instruct the Trustee to withdraw from the Series 2003-1 Cash Liquidity Account and deposit the lesser of (A) any amounts on deposit therein in excess of the Minimum Cash Liquidity Amount and (B) the amount of the remaining Interest Allocation Shortfall, in the Series 2003-1 Distribution Account.

          (e) If an Interest Allocation Shortfall exists after the deposits and drawings required pursuant to paragraphs (a), (b), (c) and (d) above have been made, the Master Servicer or the Series 2003-1 Insurer, as applicable, will instruct the Trustee to make a claim on the Series 2003-1 Policy in an amount equal to the Series 2003-1 Monthly Interest Shortfall for such date, and deposit such amount in the Series 2003-1 Distribution Account for direct payment to the Series 2003-1 Noteholders.

          (f) If on any date a Series 2003-1 Preference Amount in respect of a payment of interest on the Series 2003-1 Notes is required to be returned pursuant to a final nonappealable order of a court having competent jurisdiction, the Trustee shall make a claim on the Series 2003-1 Policy, in accordance with the terms thereof and Section 4.19 hereof in respect of such Series 2003-1 Preference Amount.

          Section 4.10 Deposits, Draws and Claims in Respect of Payment of Note Principal. All payments made pursuant to this Section 4.10 will be made in accordance with the written instructions of the Master Servicer or, if the Master Servicer shall fail to give such instructions, in accordance with the written instructions of the Series 2003-1 Insurer (which the Series 2003-1 Insurer may provide in its sole discretion). If the Series 2003-1 Insurer elects in its sole discretion, to provide to the Trustee any direction under this
Section 4.10, the Series 2003-1 Insurer shall provide to the Master Servicer one
(1) Business Day prior written notice thereof; provided, that the failure of the Series 2003-1 Insurer to provide such notice to the Master Servicer shall not affect the Series 2003-1 Insurer's right to provide directions or instructions to the Trustee.

          (a) Commencing on the second Determination Date after the commencement of the Series 2003-1 Controlled Amortization Period or the first Determination Date after the commencement of the Series 2003-1 Rapid Amortization Period, the Master Servicer or the Series 2003-1 Insurer, as applicable, shall instruct the Trustee as to the following:

               (i) the Series 2003-1 Controlled Distribution Amount for the Related Month, (ii) the amount allocated to the Series 2003-1 Notes during the Related Month pursuant to Section 4.7(b)(i)(C) or 4.7(c)(i)(B) of this Supplement, as applicable, and (iii) the amount, if any, by which the amount in clause (i) above exceeds the amount in clause (ii) above (the amount of such excess the "Series 2003-1 Controlled Distribution Amount Deficiency"); and

          (b) Commencing on the second Payment Date after the commencement of the Series 2003-1 Controlled Amortization Period:

               (i) the Trustee shall, in respect of the Series 2003-1 Notes withdraw from the Series 2003-1 Collection Account an amount equal to the lesser of the amounts specified in clauses (i) and (ii) of Section 4.10(a) of this Supplement;

               (ii) to the extent any Series 2003-1 Controlled Distribution Amount Deficiency remains after application of the amounts specified in clause (i) of this subsection, the Master Servicer may instruct the Trustee to withdraw, from funds on deposit in the Excess Funding Accounts and available for this purpose for the other Group III Series of Notes, if any, an amount equal to the lesser of (x) the aggregate amount on deposit in such Excess Funding Accounts on such Payment Date (after application of any such amounts to pay principal and interest in respect of the related Series of Notes pursuant to the related Series Supplements), and (y) the remaining amount of the Series 2003-1 Controlled Distribution Amount Deficiency, and deposit such amounts in the Series
     2003-1 Distribution Account to be paid, pro rata, to the Series 2003-1 Noteholders on account of the Series 2003-1 Controlled Distribution Amount, provided that any such amounts withdrawn from the Excess Funding Accounts for a basis with respect to each Group III Series of Notes with respect to which a Series 2003-1 Controlled Distribution Amount Deficiency exists after application of the amounts specified in the corresponding sections of the related Series Supplements;

               (iii) to the extent any Series 2003-1 Controlled Distribution Amount Deficiency exists after application of the amounts specified in clauses (i) and (ii) of this subsection, the Master Servicer or the Series 2003-1 Insurer, as applicable, shall instruct the Trustee to withdraw, from funds on deposit in the Series 2003-1 Excess Funding Account, an amount equal to the lesser of (v) the amount on deposit in the Series 2003-1 Excess Funding Account in excess of the Cash Liquidity Amount, if any, and the Substitute Group III Exchanged Vehicle Proceeds Amount, if any, on such Payment Date (after application of any amounts pursuant to Section 4.9 of this Supplement) and (w) the remaining amount of the Series 2003-1 Controlled Distribution Amount Deficiency and deposit such amounts in the Series 2003-1 Distribution Account to be paid, pro rata, to the Series 2003-1 Noteholders on account of the Series 2003-1 Controlled Distribution Amount;

               (iv) to the extent any Series 2003-1 Controlled Distribution Amount Deficiency remains after application of the amounts specified in clauses (i) through (iii) of this subsection, if amounts have been drawn on the Series 2003-1 Letter of Credit and deposited into the Series 2003-1 Collection Account pursuant to Section 4.14 of this Supplement, or amounts have been claimed under the Demand Note or drawn under the Series 2003-1 Letter of Credit in respect thereof and deposited into the Series 2003-1 Collection Account pursuant to Section 4.15 of this Supplement, the Master Servicer or the Series 2003-1 Insurer, as applicable, shall instruct the Trustee to withdraw from the Series 2003-1 Collection Account on such Payment Date the lesser of (x) the amount on deposit in the Series 2003-1 Collection Account representing such draw on the Series 2003-1 Letter of Credit or payment under the Demand Note (after application of any portion thereof pursuant to Section 4.9 of this Supplement) and (y) the remaining amount of the Series 2003-1 Controlled Distribution Amount Deficiency (if any), and deposit such amount in the Series 2003-1 Distribution Account to be paid, pro rata, to the Series 2003-1 Noteholders on account of the Series 2003-1 Controlled Distribution Amount; provided, however, that on the Series 2003-1 Termination Date for the Series 2003-1 Notes, the Trustee shall withdraw from such accounts, as provided above, an amount which is equal to the Series 2003-1 Outstanding Principal Amount as of such date.

               (v) to the extent any Series 2003-1 Controlled Distribution Amount Deficiency remains after application of the amounts specified in clauses (i) through (iv) of this subsection, if amounts have been withdrawn from the Series 2003-1 Cash Liquidity Account and deposited into the Series 2003-1 Collection Account pursuant to Section 4.14 or
     Section 4.15 of this Supplement, the Master Servicer or the Series 2003-1 Insurer, as applicable, shall instruct the Trustee to withdraw from the Series 2003-1 Collection Account on such Payment Date the lesser of (x) the amount on deposit in the Series 2003-1 Collection Account representing such withdrawal from the Series 2003-1 Cash Liquidity Account (after application of any portion thereof pursuant to Section 4.9 of this Supplement) and (y) the remaining amount of the Series 2003-1 Controlled Distribution Amount Deficiency (if any), and deposit such amount in the Series 2003-1 Distribution Account to be paid, pro rata, to the Series 2003-1 Noteholders on account of the Series 2003-1 Controlled Distribution Amount; provided, however, that on the Series 2003-1 Termination Date for the Series 2003-1 Notes, the Trustee shall withdraw from such account, as provided above, an amount which is equal to the Series 2003-1 Outstanding Principal Amount as of such date and thereafter shall retain in the Series 2003-1 Cash Liquidity Account an amount equal to the Series 2003-1 Demand Note Payment Preference Period Amount.

          (c) Commencing on the first Payment Date after the commencement of the Series 2003-1 Rapid Amortization Period:

               (i)        the  Trustee  shall  withdraw  from the Series  2003-1
     Collection Account the amount allocated thereto pursuant to Section 4.7(c)(i)(B)of this Supplement;

               (ii) to the extent any portion of the Series 2003-1 Outstanding Principal Amount still remains unpaid after application of the amounts specified in clause (i) above, the Master Servicer or the Series 2003-1 Insurer, as applicable, shall instruct the Trustee to withdraw, from funds on deposit in the related Excess Funding Accounts of any additional Group III Series of Notes, if any, an amount equal to the lesser of (x) the aggregate amount on deposit in such Excess Funding Accounts on such Payment Date (after application of any such amounts to pay principal and interest in respect of the related Series of Notes pursuant to the related Series Supplements) and (y) the unpaid portion of the Series 2003-1 Outstanding Principal Amount and deposit such amounts in the Series 2003-1 Distribution Account to be paid, pro rata, to the Series 2003-1 Noteholders, provided that any such amounts withdrawn from the Excess Funding Accounts for the other Group III Series of Notes shall be applied on a pro rata basis with respect to each Group III Series of Notes with respect to which a deficiency exists;

               (iii) to the extent any portion of the Series 2003-1 Invested Amount remains unpaid after application of the amount specified in clauses (i) and (ii) above, the Master Servicer or the Series 2003-1 Insurer, as applicable, shall instruct the Trustee to withdraw, from funds on deposit in the Series 2003-1 Excess Funding Account, an amount equal to the lesser of (v) the amount on deposit in the Series 2003-1 Excess Funding Account in excess of the Cash Liquidity Amount, if any, on such Payment Date (after application of any amounts pursuant to Sections 4.9 of this Supplement), and (w) the unpaid portion of the Series 2003-1 Outstanding Principal Amount and deposit such amount in the Series 2003-1 Distribution Account to be paid, pro rata, to the Series 2003-1 Noteholders;

               (iv) to the extent any portion of the Series 2003-1 Outstanding Principal Amount still remains unpaid after application of the amounts specified in clauses (i) through (iii) above, if amounts have been drawn on the Series 2003-1 Letter of Credit and deposited into the Series 2003-1 Collection Account pursuant to Section 4.14 of this Supplement or amounts have been claimed under the Demand Note or drawn under the Series 2003-1 Letter of Credit in respect thereof and deposited into the Series 2003-1 Collection Account pursuant to Section 4.15 of this Supplement, the Master Servicer or the Series 2003-1 Insurer with one (1) Business Day prior written notice to the Master Servicer, as applicable, shall instruct the Trustee to withdraw from the Series 2003-1 Collection Account on such Payment Date the least of (x) the amount on deposit in the Series 2003-1 Collection Account representing such draw on the Series 2003-1 Letter of Credit or payment under the Demand Note (after application of any portion thereof pursuant to Section 4.9 of this Supplement), (y) if during an Insolvency Period, the Permitted Principal Draw Amount on such date, and
     (z) the excess of the Series 2003-1 Outstanding Principal Amount over the amounts described in clauses (i) through (iii) above and deposit such amounts in the Series 2003-1 Distribution Account to be paid, pro rata, to the Series 2003-1 Noteholders; provided, however, that on the Series 2003-1 Termination Date for the Series 2003-1 Notes, the Trustee shall withdraw from the Series 2003-1 Collection Account, an aggregate amount which is equal to the Series 2003-1 Outstanding Principal Amount as of such date; and

               (v) on each Payment Date after application is made pursuant to Sections 4.10(c)(i) through (iv) above, withdraw from the Series 2003-1 Cash Liquidity Account any amounts in excess of the Minimum Cash Liquidity Amount necessary to pay the Series 2003-1 Outstanding Principal Amount until paid in full and thereafter retain in the Series 2003-1 Cash Liquidity Account an amount equal to the Series 2003-1 Demand Note Payment Preference Period Amount.

          (d) On each Payment Date occurring on or after the date a withdrawal is made pursuant to Sections 4.10(b) and (c) of this Supplement, the Paying Agent shall, in accordance with Section 5.1 of the Base Indenture and the Master Servicer's most recent Monthly Certificate pay to the applicable Series 2003-1 Noteholders, pro rata, the lesser of the Series 2003-1 Outstanding Principal Amount and the amount deposited in the Series 2003-1 Distribution Account for the payment of principal pursuant to Sections 4.10(b) and (c), as applicable, of this Supplement. If, after giving effect to the deposit into the Series 2003-1 Distribution Account of the amount to be deposited in accordance with Sections 4.10(b) and (c) of this Supplement, the amount to be deposited in the Series 2003-1 Distribution Account with respect to the Series 2003-1 Termination Date is or will be less than the Series 2003-1 Outstanding Principal Amount, the Trustee shall make a claim on the Series 2003-1 Policy by 12:00 p.m. (New York City time) on the second Business Day preceding the Series 2003-1 Termination Date in an amount equal to the Series 2003-1 Principal Shortfall and shall cause the proceeds thereof to be deposited in the Series 2003-1 Distribution Account for direct payment to the Series 2003-1 Noteholders as a payment in respect of the principal thereof. The Series 2003-1 Insurer may, at its option following the occurrence of an Amortization Event, direct the Trustee to make a claim on the Series 2003-1 Policy to pay the Series 2003-1 Outstanding Principal Amount to the Series 2003-1 Noteholders. The Trustee shall cause the proceeds of any such drawing, which shall be made in accordance with Section 4.19(b)(ii) of this Supplement, to be deposited in the Series 2003-1 Distribution Account for direct payment to the Series 2003-1 Noteholders as a payment in respect of the principal thereof.

          (e) On the Series 2003-1 Termination Date and on any date thereafter, if a Series 2003-1 Preference Amount in respect of a payment of principal of the Series 2003-1 Notes is required to be returned pursuant to a final nonappealable order of a court having competent jurisdiction, the Trustee shall make a demand on the Series 2003-1 Policy, in accordance with the terms thereof and Section
4.19 hereof, in respect of such Series 2003-1 Preference Amount.

          (f) On and after the payment in full by the Series 2003-1 Insurer of any claims properly presented under the Series 2003-1 Policy in respect of the Series 2003-1 Termination Date with respect to the Series 2003-1 Notes or on the Series 2003-1 Termination Date if no claims have been so presented under the Series 2003-1 Policy (and, in either case, if all obligations of the Issuer under the Series 2003-1 Notes due on or before the Series 2003-1 Termination Date have been satisfied in full), any amounts remaining in the Series 2003-1 Collection Account, the Series 2003-1 Excess Funding Account (including any Cash Liquidity Amount or any Substitute Group III Exchanged Vehicle Proceeds Amount) or the Series 2003-1 Distribution Account shall be paid to the Series 2003-1 Insurer up to the amount, without duplication, of any unpaid Series 2003-1 Insurer Reimbursement Amounts, Series 2003-1 Insurer Costs or Series 2003-1 Insurer Payment. If, on the Series 2003-1 Termination Date (or on any earlier Payment Date if all obligations of the Issuer under the Series 2003-1 Notes due on or before the Series 2003-1 Termination Date have been satisfied in full) and after application of such funds in the immediately preceding sentence, there remain any unpaid Series 2003-1 Insurer Reimbursement Amounts, Series 2003-1 Insurer Costs or Series 2003-1 Insurer Payment, the Series 2003-1 Insurer may no later than 11:00 a.m. (New York City time), so long as the Series 2003-1 Letter of Credit shall not have been terminated, instruct the Trustee to draw on the Series 2003-1 Letter of Credit no later than 1:00 p.m. (New York City time) by presenting a draft in an amount equal to the least of (i) the sum, without duplication, of such unpaid Series 2003-1 Insurer Reimbursement Amounts, Series 2003-1 Insurer Costs and Series 2003-1 Insurer Payment, (ii) the Series 2003-1 Letter of Credit Amount on such date and (iii) the aggregate amount of any prior allocations of (A) Lease Payment Losses to making a drawing under the Series 2003-1 Letter of Credit pursuant to Section 4.7 of this Supplement that have not been drawn thereunder pursuant to Section 4.14(b) of this Supplement and (B) Losses to making a drawing under the Demand Note pursuant to Section 4.7 of this Supplement that would otherwise have been funded from a drawing under the Series 2003-1 Letter of Credit pursuant to Section 4.15(b) of this Supplement but have not in fact been fully funded under Section 4.15(b) of this Supplement, in each case, as a result of the limitations imposed on the amount of any such draw under the Series 2003-1 Letter of Credit by the Available Draw Amount or the Permitted Principal Draw Amount under such Section 4.14(b) or 4.15(b), as the case may be, of this Supplement, accompanied by a Certificate of Credit Demand. The proceeds of such draw shall be allocated and deposited as soon as practicable in the Series 2003-1 Collection Account for further allocation to the Series 2003-1 Distribution Account in accordance with the instructions of the Series 2003-1 Insurer and shall be paid to the Series 2003-1 Insurer.

          Section 4.11 Retained Distribution Account. On each Payment Date, the Master Servicer or, if the Master Servicer shall fail to do so, the Series 2003-1 Insurer may, in its sole discretion, instruct the Trustee in writing to instruct the Paying Agent to transfer to the Retained Distribution Account (established pursuant to Section 4.1(b) of the Base Indenture) (i) all funds which are in the Collection Account that have been allocated to the Retained Distribution Account as of such Payment Date and (ii) all funds that were previously allocated to the Retained Distribution Account but not transferred to the Retained Distribution Account. If the Series 2003-1 Insurer elects in its sole discretion, to provide to the Trustee any direction under this Section 4.11, the Series 2003-1 Insurer shall provide to the Master Servicer one (1) Business Day prior written notice thereof; provided, that the failure of the Series 2003-1 Insurer to provide such notice to the Master Servicer shall not affect the Series 2003-1 Insurer's right to provide instruction to the Trustee.

          Section 4.12    Series 2003-1 Distribution Account.

          (a) Establishment of Series 2003-1 Distribution Account. The Trustee shall establish and maintain in the name of the Trustee for the benefit of the Series 2003-1 Noteholders and the Series 2003-1 Insurer, or cause to be established and maintained, an account (the "Series 2003-1 Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2003-1 Noteholders and the Series 2003-1 Insurer. The Series 2003-1 Distribution Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 2003-1 Distribution Account. If the Series 2003-1 Distribution Account is not maintained in accordance with the previous sentence, the Master Servicer or, if the Master Servicer shall fail to do so, the Series 2003-1 Insurer may, in its sole discretion, establish a new Series 2003-1 Distribution Account, within ten
(10) Business Days after obtaining knowledge of such fact, which complies with such sentence, and shall instruct the Trustee to transfer all cash and investments from the non-qualifying Series 2003-1 Distribution Account into the new Series 2003-1 Distribution Account. Initially, the Series 2003-1 Distribution Account will be established with the Trustee.

          (b) Administration of the Series 2003-1 Distribution Account. The Master Servicer or, if the Master Servicer shall fail to do so, the Series 2003-1 Insurer may, in its sole discretion, instruct the institution maintaining the Series 2003-1 Distribution Account in writing to invest funds on deposit in the Series 2003-1 Distribution Account at all times in Permitted Investments; provided, however, that any such investment shall mature not later than the Business Day prior to the Payment Date following the date on which such funds were received, unless any Permitted Investment held in the Series 2003-1 Distribution Account is held with the Trustee, in which case such investment may mature on such Payment Date provided that such funds shall be available for withdrawal on or prior to such Payment Date. The Trustee shall hold, for the benefit of the Series 2003-1 Noteholders and the Series 2003-1 Insurer, possession of any negotiable instruments or securities evidencing the Permitted Investments from the time of purchase thereof until the time of maturity.

          (c) Earnings from Series 2003-1 Distribution Account. Subject to the restrictions set forth above, the Master shall have the authority to instruct the Trustee with respect to the investment of funds on deposit in the Series 2003-1 Distribution Account. All interest and earnings (net of losses and investment expenses) on funds on deposit in the Series 2003-1 Distribution Account shall be deemed to be on deposit and available for distribution. If the Master Servicer shall fail to instruct the Trustee with respect to the investment of funds on deposit in the Series 2003-1 Distribution Account, the Series 2003-1 Insurer may, in its sole discretion so instruct the Trustee.

          (d) Series 2003-1 Distribution Account Constitutes Additional Collateral for Series 2003-1 Notes. In order to secure and provide for the payment of the RCFC Obligations with respect to the Series 2003-1 Notes (but not the other Notes), RCFC hereby assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2003-1 Noteholders and the Series 2003-1 Insurer, all of RCFC's right, title and interest in and to the following (whether now or hereafter existing and whether now owned or hereafter acquired):
(i) the Series 2003-1 Distribution Account; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2003-1 Distribution Account or the funds on deposit therein from time to time; (iv) all Permitted Investments made at any time and from time to time with monies in the Series 2003-1 Distribution Account; and (v) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (v) are referred to, collectively, as the "Series 2003-1 Distribution Account Collateral"). The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2003-1 Distribution Account and in all proceeds thereof. The Series 2003-1 Distribution Account Collateral shall be under the sole dominion and control of the Trustee, and the Paying Agent at the direction of the Trustee, in each case for the benefit of the Series 2003-1 Noteholders and the Series 2003-1 Insurer.

          (e) Series 2003-1 Insurer's Instructions. If the Series 2003-1 Insurer elects in its sole discretion, to provide to the Trustee any direction under this Section 4.12, the Series 2003-1 Insurer shall provide to the Master Servicer one (1) Business Day prior written notice thereof; provided, that the failure of the Series 2003-1 Insurer to provide such notice to the Master Servicer shall not affect the Series 2003-1 Insurer's right to provide instructions to the Trustee.

          Section 4.13 The Master Servicer's Failure to Instruct the Trustee to Make a Deposit or Payment. If the Master Servicer fails to give notice or instructions to make any payment from or deposit into the Group III Collection Account required to be given by the Master Servicer, at the time specified in the Master Lease or any other Related Document (including applicable grace periods), the Series 2003-1 Insurer, may, in its sole discretion, give such notice or instruction. If such failure is known by the Trustee and the Series 2003-1 Insurer fails to give such notice or instruction, the Trustee shall make such payment or deposit into or from the Group III Collection Account without such notice or instruction from the Master Servicer or the Series 2003-1 Insurer, as applicable, if and to the extent that the Trustee has been furnished information adequate, in the sole discretion of the Trustee, to determine the amounts and beneficiaries of such payments. Pursuant to the Master Lease, the Master Servicer has agreed that it shall, upon request of the Trustee, promptly provide the Trustee with all information necessary to allow the Trustee to make such a payment or deposit. If the Series 2003-1 Insurer elects in its sole discretion, to provide to the Trustee any direction under this Section 4.13, the Series 2003-1 Insurer shall provide to the Master Servicer one (1) Business Day prior written notice thereof; provided, that the failure of the Series 2003-1 Insurer to provide such notice to the Master Servicer shall not affect the Series 2003-1 Insurer's right to provide instruction to the Trustee.

          Section 4.14 Lease Payment Loss Draw on Series 2003-1 Letter of Credit. (a) At or before 10:00 a.m. (New York City time) on each Payment Date, the Master Servicer shall or, if the Master Servicer shall fail to do so, the Series 2003-1 Insurer may, in its sole discretion, notify the Trustee pursuant to the Master Lease of the amount of the Series 2003-1 Lease Payment Losses, such notification to be in the form of Exhibit D attached to this Supplement.

          (b) So long as the Series 2003-1 Letter of Credit shall not have been terminated, on any Payment Date that there are Series 2003-1 Lease Payment Losses, the Trustee shall, by 1:00 p.m. (New York City time) on the same Payment Date, draw on the Series 2003-1 Letter of Credit by presenting a draft in an amount equal to the lesser of (i) the Series 2003-1 Lease Payment Losses allocated to making a drawing under the Series 2003-1 Letter of Credit pursuant to Sections 4.7(a)(iii)(A), 4.7(b)(iii)(A) or 4.7(c)(iii)(A), as applicable, of this Supplement, and (ii) the Available Draw Amount on such Payment Date, accompanied by a Certificate of Credit Demand. The proceeds of such draw shall be allocated and deposited as soon as practicable in the Series 2003-1 Collection Account for further allocation to the Series 2003-1 Distribution Account in accordance with the instructions of the Master Servicer or the Series 2003-1 Insurer, as applicable, and pursuant to the terms of this Supplement; provided that, to the extent that on any Payment Date any proceeds of a draw on the Series 2003-1 Letter of Credit remain on deposit in the Series 2003-1 Collection Account or Series 2003-1 Distribution Account, (after giving effect to all applications thereof pursuant to Section 4.10 on such Payment Date) the Master Servicer or the Series 2003-1 Insurer, as applicable, shall instruct the Trustee or Paying Agent to deposit such remaining proceeds into the Series 2003-1 Cash Liquidity Account. The Master Servicer or the Series 2003-1 Insurer, as applicable, shall notify each Rating Agency of the amount of any draw on the Series 2003-1 Letter of Credit on account of Series 2003-1 Lease Payment Losses not later than five (5) Business Days after the date of such draw.

          (c) If the proceeds of such draw on the Series 2003-1 Letter of Credit or withdrawal from the Series 2003-1 Cash Collateral Account, as applicable, are not sufficient to cover all Series 2003-1 Lease Payment Losses in respect of any such Payment Date referred to in Section 4.14(b) above and subsequent to such draw or withdrawal, as the case may be, there remain Series 2003-1 Lease Payment Losses, then the Trustee shall withdraw from the Series 2003-1 Cash Liquidity Account an amount equal to the lesser of (i) such remaining amount of Series 2003-1 Lease Payment Losses on such Payment Date subsequent to the draw on the Series 2003-1 Letter of Credit or withdrawal from the Series 2003-1 Cash Collateral Account, as the case may be, described in
Section 4.14(b) above and (ii) the amount on deposit in the Series 2003-1 Cash Liquidity Account in excess of the Minimum Cash Liquidity Amount; provided however that, if the Insolvency Period has commenced and is continuing, the amount permitted to be withdrawn from the Series 2003-1 Cash Liquidity Account pursuant to this clause (ii) shall include amounts retained therein in respect of the Minimum Cash Liquidity Amount if the application of such amounts in accordance with Section 4.18(a) of this Supplement and the subsequent use of such funds to cover Series 2003-1 Lease Payment Losses in accordance with this
Section 4.14(c) on such Payment Date will, together with all other amounts available for distribution and applied pursuant to this Supplement on such Payment Date, result in the payment in full of the servicing fees referred to in
Section 4.18(a) of this Supplement and all obligations of the Issuer under the Series 2003-1 Notes due on or before the Termination Date (other than amounts due to the Series 2003-1 Insurer through its rights of subrogation). The proceeds of such withdrawal from the Series 2003-1 Cash Liquidity Account shall be allocated and deposited as soon as practicable in the Series 2003-1 Collection Account for further allocation to the Series 2003-1 Distribution Account in accordance with the instructions of the Master Servicer or the Series 2003-1 Insurer, as applicable, and pursuant to the terms of this Supplement.

          (d) If the Series 2003-1 Insurer elects in its sole discretion, to provide to the Trustee any direction under this Section 4.14, the Series 2003-1 Insurer shall provide to the Master Servicer one (1) Business Day prior written notice thereof; provided, that the failure of the Series 2003-1 Insurer to provide such notice to the Master Servicer shall not affect the Series 2003-1 Insurer's right to provide instruction or notice to the Trustee.

          Section 4.15 Claim Under the Demand Note. (a) On each Determination Date, the Master Servicer shall or, if the Master Servicer shall fail to do so, the Series 2003-1 Insurer may, in its sole discretion, determine the aggregate amount, if any, of Losses that have occurred during the Related Month. In the event that any such Losses occurring during such Related Month exceed the amount of Recoveries received during such Related Month, the Master Servicer shall set forth the aggregate amount of such net Losses in the Monthly Report, and the Trustee shall make the allocations as set forth in Sections 4.7(a)(ii)(A), 4.7(b)(ii)(A) and 4.7(c)(ii)(A), as applicable, of this
Supplement. If any amounts are allocated to a claim under the Demand Note pursuant to such Sections (any such amounts, "Demand Note Claim Amounts"), the Trustee shall transmit to the issuer of the Demand Note a demand for repayment (each, a "Demand Notice") under the Demand Note in the amount of the lesser of
(x) the outstanding amount of such Demand Note and (y) the Demand Note Claim Amounts, in each case such payment to be made on or prior to the next succeeding Payment Date by deposit of funds into the Series 2003-1 Collection Account in the specified amount.

          (b) In the event that on any Payment Date on which (x) a Demand Notice has been transmitted to the issuer of the Demand Note on the related Determination Date pursuant to Section 4.15(a) above and the Demand Note issuer shall have failed to deposit into the Series 2003-1 Collection Account the amount specified in such Demand Notice on or prior to 10:00 a.m. (New York City time) on such Payment Date, (y) a Demand Notice for payment by the issuer of the Demand Note could be transmitted to the issuer of the Demand Note on the related Determination Date pursuant to Section 4.15(a) above, but has been prevented from being transmitted or, if so transmitted, the issuer of the Demand Note has been prevented from making any payment thereunder, as a result of the operation of any bankruptcy or insolvency law, or (z) a payment made by the issuer of the Demand Note under the Demand Note pursuant to Section 4.15(a) above has been avoided and recovered pursuant to Sections 547 and 550 of the Bankruptcy Code on or before such Payment Date, then, so long as the Series 2003-1 Letter of Credit shall not have been terminated, the Trustee shall, by 1:00 p.m. (New York City time) on the same Business Day, draw on the Series 2003-1 Letter of Credit by presenting a draft in an amount equal to the lesser of (1) the sum of, without duplication, (i) (A) that portion of the amount demanded under the Demand Note as specified in Section 4.15(a) above that has not been deposited into the Series 2003-1 Collection Account as of 10:00 a.m. (New York City time) on such Payment Date, in the case of clause (x) above, if any, or (B) the amount of the stayed demand for payment in the case of clause (y) above, if any, and (ii) the amount avoided and recovered in the case of clause (z) above, if any, and (2) the Available Draw Amount, in each case accompanied by a Certificate of Credit Demand. The proceeds of such draw shall be and deposited in the Series 2003-1 Distribution Account and the Series 2003-1 Collection Account for application pursuant to Section 4.10(b) or (c) of this Supplement, as applicable. The Master Servicer shall notify each Rating Agency of the amount of any draw on the Series 2003-1 Letter of Credit on account of Demand Note claim amounts not later than five (5) Business Days after the date of such draw.


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

          (c) If the proceeds of such draw on the Series 2003-1 Letter of Credit or withdrawal from the Series 2003-1 Cash Collateral Account, as applicable, are not sufficient to cover the amount referred to in clause (1) of
Section 4.15(b) above in respect of any such Payment Date and subsequent to such draw or withdrawal, as the case may be, there remain Losses allocated to making a claim under the Demand Note as set forth in Sections 4.7(a)(ii)(A), 4.7(b)(ii)(A) and 4.7(c)(ii)(A), as applicable, of this Supplement, then the Trustee shall withdraw from the Series 2003-1 Cash Liquidity Account an amount equal to the lesser of (i) the remaining amount of such Losses allocated to the Series 2003-1 Notes on such Payment Date subsequent to the draw on the Series 2003-1 Letter of Credit or withdrawal from the Series 2003-1 Cash Collateral Account, as the case may be, described in Section 4.15(b) above and (ii) the amount on deposit in the Series 2003-1 Cash Liquidity Account in excess of the Minimum Cash Liquidity Amount; provided however that, if the Insolvency Period has commenced and is continuing, the amount permitted to be withdrawn from the Series 2003-1 Cash Liquidity Account pursuant to this clause (ii) shall include amounts retained therein in respect of the Minimum Cash Liquidity Amount if the application of such amounts in accordance with Section 4.18(a) of this Supplement and the subsequent use of such funds to cover Losses in accordance with this Section 4.15(c) on such Payment Date will, together with all other amounts available for distribution and applied pursuant to this Supplement on such Payment Date, result in the payment in full of the servicing fees referred to in Section 4.18(a) of this Supplement and all obligations of the Issuer under the Series 2003-1 Notes due on or before the Termination Date (other than amounts due to the Series 2003-1 Insurer through its rights of subrogation). The proceeds of such withdrawal from the Series 2003-1 Cash Liquidity Account shall be deposited in the Series 2003-1 Distribution Account and the Series 2003-1 Collection Account for application pursuant to Section 4.10(b) or (c) of this Supplement, as applicable.

          Section 4.16    Series  2003-1  Letter of  Credit  Termination Demand.
(a) If prior to the date which is ten (10) Business Days prior to the then scheduled Series 2003-1 Letter of Credit Expiration Date,

               (i) the Series 2003-1 Letter of Credit shall not have been extended or there shall not have been appointed a successor institution to act as Series 2003-1 Letter of Credit Provider, and

               (ii)       the  payments  to be  made by  the  Lessees  under the
     Master Lease shall not have otherwise been credit enhanced with (A) the funding of the Series 2003-1 Cash Collateral Account with cash in the amount of the Series 2003-1 Letter of Credit Amount, (B) with the consent of the Series 2003-1 Insurer, other cash collateral accounts, overcollateralization or subordinated securities or (C) with the consent of the Required Series 2003-1 Noteholders and the Series 2003-1 Insurer, a Surety Bond or other similar arrangements; provided, however, that


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

                    (A)   any  such  successor   institution  or  other form  of
          substitute credit enhancement referred to in the foregoing clauses (B) and (C) shall be approved by each Rating Agency; and

                    (B) any such successor institution or other form of substitute credit enhancement referred to in the foregoing clauses (i) or (ii)(C) shall, if the short-term debt credit ratings with respect to such substitute credit enhancement, if applicable, are less than "A-1" or the equivalent from Standard & Poor's, "P-1" or the equivalent from Moody's or "F1" or the equivalent from Fitch, be approved by the Required Series 2003-1 Noteholders;

then the Master Servicer shall or, if the Master Servicer shall fail to do so, the Series 2003-1 Insurer may, in its sole discretion, notify the Trustee and, in the case of notice from the Master Servicer, the Series 2003-1 Insurer in writing pursuant to the Master Lease no later than ten (10) Business Days prior to the Series 2003-1 Letter of Credit Expiration Date of (i) the sum of (x) the Series 2003-1 Invested Amount on such date and (y) the aggregate amount of any prior allocations (not including any allocations with respect to Losses or Lease Payment Losses to the extent the same has been covered by payments in respect of principal of the Series 2003-1 Notes under the Series 2003-1 Policy) of (A) Lease Payment Losses to making a drawing under the Series 2003-1 Letter of Credit pursuant to Section 4.7 of this Supplement that have not been drawn thereunder pursuant to Section 4.14(b) of this Supplement and (B) Losses to making a drawing under the Demand Note pursuant to Section 4.7 of this Supplement that would otherwise have been funded from a drawing under the Series 2003-1 Letter of Credit pursuant to Section 4.15(b) of this Supplement but have not in fact been fully funded under Section 4.15(b) of this Supplement, in each case, as a result of the limitations imposed on the amount of any such draw under the Series 2003-1 Letter of Credit by the Available Draw Amount or the Permitted Principal Draw Amount under such Section 4.14(b) or 4.15(b), as the case may be, of this Supplement and (ii) the amount available to be drawn on the Series 2003-1 Letter of Credit on such date. Upon receipt of such notice by the Trustee on or prior to 10:00 a.m. (New York City time) on any Business Day, the Trustee shall, by 1:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:00 a.m. (New York City time), by 1:00 p.m. (New York City time) on the next following Business Day), draw the lesser of the amounts set forth in clauses (i) and (ii) above on the Series 2003-1 Letter of Credit by presenting a draft accompanied by a Certificate of Termination Demand and shall deposit the proceeds of the disbursement resulting therefrom in a special deposit account (the "Series 2003-1 Cash Collateral Account").

          (b) The Master Servicer shall or, if the Master Servicer shall fail to do so, the Series 2003-1 Insurer may, in its sole discretion, notify the Trustee and, in the case of notice from the Master Servicer, the Series 2003-1 Insurer in writing pursuant to the Master Lease within one Business Day of becoming aware that the short-term debt credit rating of the Series 2003-1 Letter of Credit Provider has fallen below "A-1" in the case of Standard & Poor's, "P-1" in the case of Moody's or "F1" in the case of Fitch (if rated by Fitch). At such time the Master Servicer or the Series 2003-1 Insurer, as applicable, shall also notify the Trustee of (i) the sum of (x) the Series 2003-1 Invested Amount on such date and (y) the aggregate amount of any prior allocations (not including any allocations with respect to Losses or Lease Payment Losses to the extent the same has been covered by payments in respect of principal of the Series 2003-1 Notes under the Series 2003-1 Policy) of (A) Lease Payment Losses to making a drawing under the Series 2003-1 Letter of Credit pursuant to Section 4.7 of this Supplement that have not been drawn thereunder pursuant to Section 4.14(b) of this Supplement and (B) Losses to making a drawing under the Demand Note pursuant to Section 4.7 of this Supplement that would otherwise have been funded from a drawing under the Series 2003-1 Letter of Credit pursuant to Section 4.15(b) of this Supplement but have not in fact been fully funded under Section 4.15(b) of this Supplement, in each case, as a result of the limitations imposed on the amount of any such draw under the Series 2003-1 Letter of Credit by the Available Draw Amount or the Permitted Principal Draw Amount under such Section 4.14(b) or 4.15(b), as the case may be, of this Supplement and (ii) the Series 2003-1 Letter of Credit Amount on such date. Upon the 30th Business Day following receipt of such notice by the Trustee if the condition described in the first sentence of this Section 4.16(b) of this Supplement shall remain in effect on or prior to 10:00 a.m. (New York City time) on any Business Day, unless the Master Servicer shall have obtained a new letter of credit, substantially in the form of the Series 2003-1 Letter of Credit (provided that the Series 2003-1 Insurer shall have the opportunity to review such new letter of credit solely for the purpose of determining in its reasonable discretion whether such new letter of credit is substantially in the form of the Series 2003-1 Letter of Credit) and provided by an entity with short-term debt credit ratings of at least "A-1" in the case of Standard & Poor's, "P-1" in the case of Moody's and, if rated by Fitch, "F1" in the case of Fitch, the Trustee shall, by 1:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:00 a.m. (New York City time), by 1:00 p.m. (New York City time) on the next following Business Day), draw on the Series 2003-1 Letter of Credit in an amount equal to the lesser of (i) the sum of (x) the Series 2003-1 Invested Amount on such Business Day and (y) the aggregate amount of any prior allocations (not including any allocations with respect to Losses or Lease Payment Losses to the extent the same has been covered by payments in respect of principal of the Series 2003-1 Notes under the Series 2003-1 Policy) of (A) Lease Payment Losses to making a drawing under the Series 2003-1 Letter of Credit pursuant to Section 4.7 of this Supplement that have not been drawn thereunder pursuant to Section 4.14(b) of this Supplement and (B) Losses to making a drawing under the Demand Note pursuant to Section 4.7 of this Supplement that would otherwise have been funded from a drawing under the Series 2003-1 Letter of Credit pursuant to Section 4.15(b) of this Supplement but have not in fact been fully funded under Section 4.15(b) of this Supplement, in each case, as a result of the limitations imposed on the amount of any such draw under the Series 2003-1 Letter of Credit by the Available Draw Amount or the Permitted Principal Draw Amount under such Section 4.14(b) or 4.15(b), as the case may be, of this Supplement and (ii) the amount available to be drawn on the Series 2003-1 Letter of Credit on such Business Day by presenting a draft accompanied by a Certificate of Termination Demand and shall deposit the proceeds of the disbursement resulting therefrom in the Series 2003-1 Cash Collateral Account.

          Section 4.17 The Series 2003-1 Cash Collateral Account. (a) Upon receipt of notice of a draw on the Series 2003-1 Letter of Credit pursuant to
Section 4.16, the Trustee shall establish and maintain in the name of the Trustee for the benefit of the Series 2003-1 Noteholders and the Series 2003-1 Insurer, or cause to be established and maintained, the Series 2003-1 Cash Collateral Account bearing a designation clearly indicating that the funds deposited therein are held for the Series 2003-1 Noteholders and the Series 2003-1 Insurer. The Series 2003-1 Cash Collateral Account shall be maintained
(i) with a Qualified Institution, or (ii) as a segregated trust account with the


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

corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 2003-1 Cash Collateral Account. If the Series 2003-1 Cash Collateral Account is not maintained in accordance with the prior sentence, then within 10 Business Days after obtaining knowledge of such fact, the Master Servicer has agreed pursuant to the Master Lease that it shall establish a new Series 2003-1 Cash Collateral Account which complies with such sentence and shall instruct the Trustee in writing to transfer into the new Series 2003-1 Cash Collateral Account all cash and investments from the non-qualifying Series 2003-1 Cash Collateral Account. When established, the Series 2003-1 Cash Collateral Account is intended to function in all respects as the replacement for, and the equivalent of, the Series 2003-1 Letter of Credit. Accordingly, following its creation, each reference to a draw on the Series 2003-1 Letter of Credit shall refer to withdrawals from the Series 2003-1 Cash Collateral Account and references to similar terms shall mean and be a reference to actions taken with respect to the Series 2003-1 Cash Collateral Account that correspond to actions that otherwise would have been taken with respect to the Series 2003-1 Letter of Credit. Without limiting the generality of the foregoing, upon funding of the Series 2003-1 Cash Collateral Account, the Trustee shall, at all times when otherwise required to make a draw under the Series 2003-1 Letter of Credit pursuant to Section 4.14 or 4.15 of this Supplement, make a withdrawal from the Series 2003-1 Cash Collateral Account in the amount and at such time as a draw would be made under the Series 2003-1 Letter of Credit pursuant to Section 4.14 or 4.15 of this Supplement. The Trustee shall provide written notice to DTAG of any withdrawal from the Series 2003-1 Cash Collateral Account pursuant to
Section 4.14 or 4.15 of this Supplement.

          (b) In order to secure and provide for the repayment and payment of the obligations of RCFC with respect to the Series 2003-1 Notes (but not any other Series of Notes), RCFC hereby assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2003-1 Noteholders and the Series 2003-1 Insurer, all of RCFC's right, title and interest in and to the following (whether now or hereafter existing and whether now owned or hereafter acquired): (i) the Series 2003-1 Cash Collateral Account; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2003-1 Cash Collateral Account or the funds on deposit therein from time to time; (iv) all Permitted Investments made at any time and from time to time with the monies in the Series 2003-1 Cash Collateral Account; and (v) all proceeds of any and all of the foregoing, including, without limitation, cash. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2003-1 Cash Collateral Account and in all proceeds thereof. The Series 2003-1 Cash Collateral Account shall be under the sole dominion and control of the Trustee for the benefit of the Series 2003-1 Noteholders, the Series 2003-1 Insurer and the Series 2003-1 Letter of Credit Provider, as their interests appear herein, which interest in the case of the Series 2003-1 Letter of Credit Provider shall be subject to the interests of the holders of Series 2003-1 Notes and the Series 2003-1 Insurer as provided herein.

          (c) Funds on deposit in the Series 2003-1 Cash Collateral Account shall, at the written direction of the Master Servicer given pursuant to the Master Lease or, in the sole discretion of the Series 2003-1 Insurer, at the written direction of the Series 2003-1 Insurer if the Master Servicer shall fail to give such direction, be invested by the Trustee in Permitted Investments. Funds on deposit in the Series 2003-1 Cash Collateral Account on any Payment Date, after giving effect to any deposits to or withdrawals from the Series
2003-1 Cash Collateral Account on such Payment Date, shall be invested in Permitted Investments that will mature at such time that such funds will be available for withdrawal on or prior to the following Payment Date. The proceeds of any such investment, to the extent not distributed on such Payment Date, shall be invested in Permitted Investments that will mature at such time that such funds will be available for withdrawal on or prior to the Payment Date immediately following the date of such investment. The Trustee shall maintain for the benefit of the Series 2003-1 Noteholders, the Series 2003-1 Insurer and the Series 2003-1 Letter of Credit Provider as their interests appear herein, which interest in the case of the Series 2003-1 Letter of Credit Provider shall be subject to the interests of the holders of the Series 2003-1 Notes as provided herein, possession of the negotiable instruments or securities evidencing the Permitted Investments from the time of purchase thereof until the time of sale or maturity. On each Payment Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Payment Date on funds on deposit in the Series 2003-1 Cash Collateral Account shall be paid, to the Series 2003-1 Letter of Credit Provider to the extent of any unreimbursed draws on the Series 2003-1 Letter of Credit. Subject to the restrictions set forth above, the Master Servicer, a Person designated in writing by the Master Servicer with written notification thereof to the Trustee or the Series 2003-1 Insurer, as applicable, shall have the authority to instruct the Trustee with respect to the investment of funds on deposit in the Series 2003-1 Cash Collateral Account. For purposes of determining the availability of funds or the balances in the Series 2003-1 Cash Collateral Account for any reason under the Indenture, all investment earnings on such funds shall be deemed not to be available or on deposit.

          (d) In the event that the Series 2003-1 Cash Collateral Account Surplus on any Payment Date, after giving effect to all withdrawals from the Series 2003-1 Cash Collateral Account, is greater than zero, provided that no Enhancement Deficiency or Asset Amount Deficiency will result from such withdrawal, the Trustee, acting in accordance with the written instructions of the Master Servicer or the Series 2003-1 Insurer, as applicable, shall withdraw from the Series 2003-1 Cash Collateral Account an amount equal to the Series 2003-1 Cash Collateral Account Surplus and shall pay from such amount to the Series 2003-1 Letter of Credit Provider, an amount equal to the amount of unreimbursed draws under the Series 2003-1 Letter of Credit.

          (e) Upon the later to occur of (i) the termination of the Indenture pursuant to Section 10.1 of the Base Indenture and (ii) the Business Day immediately following the Series 2003-1 Letter of Credit Expiration Date, the Trustee, acting in accordance with the written instructions of the Master Servicer or the Series 2003-1 Insurer, as applicable, after the prior payment of all amounts owing to the Series 2003-1 Noteholders and to the Series 2003-1 Insurer and payable from the Series 2003-1 Cash Collateral Account as provided herein, shall withdraw from the Series 2003-1 Cash Collateral Account all amounts on deposit therein and shall pay from such amounts to the Series 2003-1 Letter of Credit Provider an amount equal to the amount of unreimbursed draws on the Series 2003-1 Letter of Credit.

          (f) If the Series 2003-1 Insurer elects in its sole discretion, to provide to the Trustee any direction under this Section 4.17, the Series 2003-1 Insurer shall provide to the Master Servicer one (1) Business Day prior written notice thereof; provided, that the failure of the Series 2003-1 Insurer to provide such notice to the Master Servicer shall not affect the Series 2003-1 Insurer's right to provide direction, notice or instruction to the Trustee.

          Section 4.18 Application of Cash Liquidity Amount; Restrictions on Amounts Drawn Under Series 2003-1 Letter of Credit.

          (a) Application of Cash Liquidity Amount. Notwithstanding anything to the contrary contained herein or in any other Related Document, funds in an amount not less than the Cash Liquidity Amount necessary to maintain the Minimum Cash Liquidity Amount shall at all times, except as specified in this Section 4.18, be retained in the Series 2003-1 Cash Liquidity Account; provided, however, that upon the occurrence of any Event of Bankruptcy (without giving effect to any grace period granted in the definition thereof set forth in the Base Indenture) with respect to DTAG or any Lessee and during the continuance of the related Insolvency Period, funds that have been retained in the Series 2003-1 Cash Liquidity Account in respect of the Minimum Cash Liquidity Amount pursuant to this Section 4.18(a) may be used as provided in this Section 4.18 to pay the following amounts in the following order of priority: the fees of any successor Master Servicer provided for in Section 4.8(c) of this Supplement, and interest in respect of the Series 2003-1 Notes as provided in Section 4.9(a), in each case then due and payable, pursuant to the Base Indenture as supplemented by this Supplement, in respect of the Series 2003-1 Notes. On any applicable Payment Date any amounts on deposit in the Series 2003-1 Cash Liquidity Account in excess of the Minimum Cash Liquidity Amount on such date shall be available to pay any Series 2003-1 Outstanding Principal Amount in accordance with Section 4.10(c)(v) of this Supplement.

          (b) Allocation of Certain Amounts to Series 2003-1 Cash Liquidity Account. Notwithstanding anything to the contrary set forth in this Supplement, for the period beginning on the date of the occurrence of any Event of Bankruptcy (without giving effect to any grace period granted in the definition thereof set forth in the Base Indenture) and ending on the earlier of (x) the date that is nine months after the occurrence of an Event of Bankruptcy (without giving effect to any grace period granted in the definition thereof set forth in the Base Indenture) with respect to DTAG or any Lessee and (y) the date on which the underlying case, application or petition with respect to such Event of Bankruptcy is withdrawn or dismissed or any stay thereunder in respect of the Trustee is lifted (any such period, an "Insolvency Period"), all Disposition Proceeds, Repurchase Payments, Incentive Payments and Guaranteed Payments received by RCFC or the Trustee (including by deposit into the Series 2003-1 Collection Account) during the period from and including the date of the occurrence of such Event of Bankruptcy (without giving effect to any grace period granted in the definition thereof set forth in the Base Indenture) to but excluding the 30th day thereafter, in an amount equal to the Insolvency Event Reallocated Amount, shall be deposited into the Series 2003-1 Cash Liquidity Account and shall be allocated and distributed solely as amounts on deposit in the Series 2003-1 Cash Liquidity Account are allocated pursuant to this Supplement. Upon the expiration of such Insolvency Period, Disposition Proceeds, Repurchase Payments and Guaranteed Payments shall be allocated and distributed in accordance with this Article 4 (exclusive of this Section 4.18(b)).

          (c) Calculation of Permitted Principal Draw Amount and Accumulated Principal Draw Amount. Upon the occurrence of any Event of Bankruptcy (without giving effect to any grace period granted in the definition thereof set forth in the Base Indenture) with respect to DTAG or any Lessee, the Master Servicer shall or, if the Master Servicer shall fail to do so, the Series 2003-1 Insurer may, in its sole discretion, calculate the Permitted Principal Draw Amount as of the date of the occurrence of such Event of Bankruptcy, and thereafter, on each Business Day, and following each draw under the Series 2003-1 Letter of Credit, until the termination of the related Insolvency Period, the Master Servicer or the Series 2003-1 Insurer, as applicable, shall calculate the Permitted Principal Draw Amount then in effect, and shall inform the Trustee of such amount. Following each draw on the Series 2003-1 Letter of Credit during any Insolvency Period, the Master Servicer or the Series 2003-1 Insurer with prior written notice to the Master Servicer, as applicable, shall calculate the Accumulated Principal Draw Amount after giving effect to such draw, and shall promptly inform the Trustee of such amount. If the Series 2003-1 Insurer elects in its sole discretion, to provide to the Trustee any direction under this
Section 4.18(c), the Series 2003-1 Insurer shall provide to the Master Servicer one (1) Business Day prior written notice thereof; provided, that the failure of the Series 2003-1 Insurer to provide such notice to the Master Servicer shall not affect the Series 2003-1 Insurer's right to calculate such Permitted Principal Draw Amount and Accumulated Principal Draw Amount.

          (d) Funding of Cash Liquidity Account. If at any time the Trustee shall determine that, an Insolvency Period Commencement Date shall have occurred, the Trustee shall deposit into the Series 2003-1 Cash Liquidity Account any Collections that are required to be deposited therein pursuant to
Article 4 of this Supplement, and shall at all times when required by this Supplement make withdrawals from the Series 2003-1 Cash Liquidity Account in the amounts and at times required under Article 4 of this Supplement.

          Section 4.19 Claims on Series 2003-1 Policy. (a) At or before 10:00 a.m. (New York City time) on each Payment Date, the Master Servicer shall or, if the Master Servicer shall fail to do so, the Series 2003-1 Insurer may, in its sole discretion, notify the Trustee of the amount of the Series 2003-1 Monthly Interest Shortfall which remains after the deposits required pursuant to
Section 4.9 hereof. The Trustee shall, by 12:00 noon (New York City time) on such Payment Date, make a claim on the Series 2003-1 Policy in an amount equal to the Series 2003-1 Monthly Interest Shortfall. The proceeds of such claim shall be allocated and deposited as soon as practicable in the Series 2003-1 Distribution Account for application in accordance with Section 4.9 of this Supplement.

          (b) At or before 10:00 a.m. (New York City time) on the second Business Day preceding the Series 2003-1 Termination Date, the Master Servicer shall or, if the Master Servicer shall fail to do so, the Series 2003-1 Insurer may, in its sole discretion, notify the Trustee of the amount of the Series 2003-1 Outstanding Principal Amount which will remain unpaid after giving effect to the deposit into the Series 2003-1 Distribution Account of the amount to be deposited in accordance with Sections 4.10(b) and (c) of this Supplement and paid to the Series 2003-1 Noteholders in accordance with Section 4.10(d) of this Supplement. The Trustee shall (i) by 1:00 p.m. (New York City time) on the second Business Day preceding the Series 2003-1 Termination Date, make a claim on the Series 2003-1 Policy in an amount equal to the Series 2003-1 Principal Shortfall and (ii) solely at the direction of the Series 2003-1 Insurer, by 1:00 p.m. (New York City time) on the Second Business Day preceding any Payment Date after the occurrence of an Amortization Event, make a claim on the Series 2003-1 Policy in an amount equal to the amount by which the Series 2003-1 Outstanding Principal Amount as of such date exceeds the amount on deposit in the Series 2003-1 Distribution Account on such date for the payment of principal after making all allocations, deposits and claims under available credit enhancement for such Payment Date. The proceeds of either such claim shall be allocated and deposited as soon as practicable in the Series 2003-1 Distribution Account for application in accordance with Section 4.10(d) hereof.

          (c) If a payment in respect of interest on the Class A Notes becomes a Series 2003-1 Preference Amount that is required to be returned pursuant to a final nonappealable order of a court having competent jurisdiction on any date, the Trustee will make a claim under the Series 2003-1 Policy for such amount upon the conditions thereto having been satisfied. If on any date on or subsequent to the Series 2003-1 Termination Date, a Series 2003-1 Preference Amount is required to be returned pursuant to a final nonappealable order of a court having competent jurisdiction, the Trustee shall, by 12:00 noon (New York City time) on the date such Series 2003-1 Preference Amount is ordered to be returned, make a claim on the Series 2003-1 Policy in an amount equal to such Series 2003-1 Preference Amount upon the conditions under the Series 2003-1 Policy having been satisfied. The proceeds of such draw shall be allocated and deposited as soon as practicable in the Series 2003-1 Distribution Account for application to the Series 2003-1 Noteholders in accordance with this Supplement.

          (d) If the Series 2003-1 Insurer elects in its sole discretion, to provide to the Trustee any direction under this Section 4.19, the Series 2003-1 Insurer shall provide to the Master Servicer one (1) Business Day prior written notice thereof; provided, that the failure of the Series 2003-1 Insurer to provide such notice to the Master Servicer shall not effect the Series 2003-1 Insurer's right to provide notice to the Trustee.

          Section 4.20 Exchange of Vehicles. On any date on which RCFC determines to tender a Group III Vehicle to the Qualified Intermediary as a Group III Exchanged Vehicle, RCFC shall either:

               (i) designate and direct the Trustee to transfer amounts in respect of the Substitute Group III Exchanged Vehicle Proceeds equal to the Net Book Value as of such date of the Group III Exchanged Vehicle to the Series 2003-1 Collection Account and treat such amounts as Disposition Proceeds of such Group III Exchanged Vehicle;

               (ii) upon identifying a Group III Vehicle as a Group III Exchanged Vehicle, designate on such date an increase in Exchange Agreement Group III Rights Value equal to the Exchange Proceeds of such Group III Exchanged Vehicle and to the extent such increase in Exchange Agreement Group III Rights Value is more or less than the Net Book Value of such Group III Exchanged Vehicle, treat the difference as a Recovery or a Loss, as applicable, hereunder; or

               (iii) upon identifying a Group III Vehicle as a Group III Exchanged Vehicle substitute one or more Group III Replacement Vehicles having an aggregate Net Book Value at least equal to the Exchange Proceeds of the Group III Exchanged Vehicle to substitute for such Group III Exchanged Vehicle as Group III Collateral and Group III Vehicles for purposes of the Related Documents and to the extent such Exchange Proceeds are more or less than the Net Book Value of such Group III Exchanged Vehicles, treat the difference as a Recovery or a Loss, as applicable, hereunder.

          RCFC shall provide written instruction to the Trustee and Master Collateral Agent upon tender of a Group III Exchanged Vehicle to a Qualified Intermediary with respect to the designations, substitutions and transfers set forth in this Section.

          Section 4.21 Deficiencies in Payments. Notwithstanding anything in this Supplement or the Base Indenture to the contrary, and notwithstanding the prior distribution to the Series 2003-1 Noteholders of the Invested Amount, any deficiency in payment to the Series 2003-1 Noteholders of the full Series 2003-1 Invested Amount of the Series 2003-1 Notes and any accrued and unpaid interest thereon (i) shall remain due and shall be payable on each Payment Date and on the Series 2003-1 Termination Date to the Series 2003-1 Noteholders to the extent of recoveries, proceeds, and other assets of RCFC allocable at any time to the Series 2003-1 Notes, and (ii) any deficiency in such full Series 2003-1 Invested Amount and accrued unpaid interest thereon shall be paid before any distribution in any period of any amounts in respect of the Retained Interest. The Series 2003-1 Outstanding Principal Amount shall be due and payable in full on the Series 2003-1 Termination Date.

          Section 4.22 Appointment of Trustee to Hold Letter of Credit. The Trustee agrees to hold the Series 2003-1 Letter of Credit and to make draws thereon pursuant to the terms of the Series 2003-1 Letter of Credit and this Supplement. The Trustee shall promptly follow the instructions of the Master Servicer or, if the Master Servicer shall fail to give such instructions, the instructions of the Series 2003-1 Insurer (which the Series 2003-1 Insurer may provide in its sole discretion) to make a claim under the Series 2003-1 Letter of Credit or withdrawal from the Series 2003-1 Cash Collateral Account. The Trustee hereby acknowledges and agrees to perform the duties set forth in Sections 2.1(a), 2.1(e), 2.1(f), 2.3(a) and 2.3(c) of the Enhancement Letter of Credit Application and Agreement. If the Series 2003-1 Insurer elects in its sole discretion, to provide to the Trustee any direction under this Section 4.22, the Series 2003-1 Insurer shall provide to the Master Servicer one (1) Business Day prior written notice thereof; provided, that the failure of the Series 2003-1 Insurer to provide such notice to the Master Servicer shall not effect the Series 2003-1 Insurer's right to provide instructions to the Trustee.

          Section 4.23 Series 2003-1 Interest Rate Cap. (a) On the Series 2003-1 Closing Date, RCFC will acquire one or more Series 2003-1 Interest Rate Caps from Qualified Interest Rate Cap Providers, which Series 2003-1 Interest Rate Caps will have an initial aggregate notional amount equal to the Series 2003-1 Initial Invested Amount and a strike rate equal to 7.5% per annum or such other rate acceptable to the Series 2003-1 Insurer. The notional amount of the Series 2003-1 Interest Rate Caps shall decrease in amounts agreed by the Series 2003-1 Insurer and RCFC to the extent of any reductions in the Series 2003-1 Invested Amount.

          (b) The Series 2003-1 Interest Rate Cap will provide that, if (a) the short-term unsecured debt rating of the Qualified Interest Rate Cap Provider falls below "A-1" from Standard & Poor's or "P-1" from Moody's or the long-term unsecured debt rating of the Qualified Interest Rate Cap Provider falls below "A+" from Standard & Poor's or "Aa3" from Moody's and the Qualified Interest Rate Cap Provider fails to fully collateralize its obligations under the Series

2003-1 Interest Rate Cap within thirty (30) days of such downgrade or (b) the long-term unsecured debt rating of the Qualified Interest Rate Cap Provider falls below "BBB+" from Standard & Poor's or below "Baa1" from Moody's, the Series 2003-1 Insurer may cause RCFC to terminate the Series 2003-1 Interest Rate Cap (at the Qualified Interest Rate Cap Provider's expense) and RCFC will be obligated to obtain a replacement Series 2003-1 Interest Rate Cap (at the Qualified Interest Rate Cap Provider's expense) from a Qualified Interest Rate Cap Provider, provided, however, that the Series 2003-1 Insurer shall not cause RCFC to terminate the Series 2003-1 Interest Rate Cap until such time as a replacement Series 2003-1 Interest Rate Cap has been obtained. RCFC's failure to obtain such a replacement interest rate cap will not result in an Amortization Event with respect to the Series 2003-1 Notes.


                                   ARTICLE 5.
                               AMORTIZATION EVENTS
                               -------------------

          Section 5.1 Series 2003-1 Amortization Events. In addition to the Amortization Events set forth in Section 8.1 of the Base Indenture and as modified as set forth below, the following shall be Amortization Events with respect to the Series 2003-1 Notes (without notice or other action on the part of the Trustee or any Series 2003-1 Noteholders):

          (a) a Series 2003-1 Enhancement Deficiency shall occur and continue for at least five (5) Business Days after any Determination Date; provided, however, that such event or condition shall not be an Amortization Event if
     (i) during such five (5) Business Day period DTAG shall have increased the Series 2003-1 Letter of Credit Amount or RCFC shall have increased the
     Series 2003-1 Available Subordinated Amount by allocating to the Series 2003-1 Available Subordinated Amount, Eligible Vehicles theretofore allocated to the Retained Interest or by depositing funds into the Series 2003-1 Cash Collateral Account or the Series 2003-1 Excess Funding Account, in either case so that the Series 2003-1 Enhancement Deficiency no longer exists, and (ii) any increase in the Series 2003-1 Available Subordinated Amount pursuant to clause (i) of this Section 5.1(a) shall be in accordance with the terms of Section 4.7(d)(v) of this Supplement;

          (b) the Series 2003-1 Letter of Credit shall not be in full force and effect and no substitute credit enhancement acceptable to the Series 2003-1 Insurer shall have been obtained pursuant to the Enhancement Letter of Credit Application and Agreement unless (i) the inclusion of the Series 2003-1 Letter of Credit Amount in the Enhancement Amount is not necessary for the Enhancement Amount to equal or exceed the Minimum Enhancement Amount, or (ii) the Series 2003-1 Cash Collateral Account shall theretofore have been funded to the full extent required hereunder;

          (c) (i) if all or a portion of the Cash Liquidity Amount is in the Series 2003-1 Excess Funding Account, the Series 2003-1 Excess Funding Account shall be subject to an injunction, estoppel or other stay or a lien (other than the lien of the Trustee under the Indenture) or (ii) from and after the funding of the Series 2003-1 Cash Collateral Account, the Series 2003-1 Cash Collateral Account shall be subject to an injunction, estoppel or other stay or a Lien (other than the Lien of the Trustee under the Indenture);

          (d) an Event of Bankruptcy shall have occurred with respect to the Series 2003-1 Letter of Credit Provider or the Series 2003-1 Letter of Credit Provider repudiates the Series 2003-1 Letter of Credit or fails to honor a proper draw thereon in accordance with the terms thereof, unless
     (i) the inclusion of the Series 2003-1 Letter of Credit Amount in the Enhancement Amount is not necessary for the Enhancement Amount to equal or exceed the Minimum Enhancement Amount, or (ii) the Series 2003-1 Cash Collateral Account shall theretofore have been funded to the full extent required hereunder and under the Enhancement Letter of Credit Application and Agreement;

          (e) any of the Related Documents or any portion thereof shall not be in full force and effect or enforceable in accordance with its terms or RCFC, DTAG (including in its capacity as Master Servicer) or DTG Operations (including in its capacity as a Servicer) or any successor to DTG Operations in its capacity as Servicer shall so assert in writing;

          (f)  all  principal  and accrued  interest  in  respect of the  Series
     2003-1 Notes shall not be paid in full on or before the Series 2003-1 Expected Final Payment Date;

          (g) an event of default shall have occurred and be continuing under the Master Lease;

          (h) the Minimum Liquidity Amount shall exceed the sum of the Cash Liquidity Amount and the Series 2003-1 Letter of Credit Amount for a period of 30 days (provided that, for the purposes of this Section on Amortization Events, if (i) the Series 2003-1 Letter of Credit is not in full force and effect, (ii) an Event of Bankruptcy shall have occurred and be continuing with respect to the Series 2003-1 Letter of Credit Provider, (iii) the Series 2003-1 Letter of Credit Provider has repudiated the Series 2003-1 Letter of Credit or failed to honor a proper draw thereon in accordance with the terms thereof and such repudiation has not been retracted or failure has not been cured, as applicable, or (iv) the Series 2003-1 Cash Collateral Account shall not theretofore have been funded to the full extent required hereunder, then such Series 2003-1 Letter of Credit Amount shall be deemed to be $0);

          (i) the Trustee shall make a claim for payment under the Series 2003-1 Policy;

          (j) the occurrence of an Event of Bankruptcy with respect to the Series 2003-1 Insurer;

          (k) the Series 2003-1 Insurer fails to honor a claim for payment in accordance with the requirements of the Series 2003-1 Policy; or

          (l) the Issuer shall fail to notify either the Trustee or the Series 2003-1 Insurer of the occurrence of any of the events described in clauses
     (a) through (k) above (after any applicable grace period) within two (2) Business Days after obtaining actual knowledge thereof.

          In the case of any of the events described in clause (a), (f), (g) (with respect solely to the occurrence of Lease Events of Default described in Sections 17.1.1(i), 17.1.2, and 17.1.5 of the Master Lease), (i) and (l) above, an Amortization Event will be deemed to have occurred with respect to the Series 2003-1 Notes, after the grace period described therein, immediately without notice or other action on the part of the Trustee, the Series 2003-1 Noteholders or the Series 2003-1 Insurer. In the case of any event described in clauses (b),
(c), (d), (e), (g) (with respect to the occurrence of Lease Events of Defaults not described in the immediately preceding sentence), (h), (j) and (k) above, an Amortization Event will be deemed to have occurred with respect to the Series 2003-1 Notes only if, after any applicable grace period described in such clauses, either the Trustee, by written notice to RCFC or the Required Series 2003-1 Noteholders, by written notice to RCFC, the Trustee and the Series 2003-1 Noteholders, declare that, as of the date of such notice, an Amortization Event has occurred.

          With respect to the Amortization Event set forth in Section 8.1(i) of the Base Indenture, such event shall not apply to the representation contained in Section 2.01(i) of the Insurance Agreement.

          Section 5.2 Waiver of Past Events. Subject to Section 11.2 of the Base Indenture, Series 2003-1 Noteholders holding 100% of the Aggregate Invested Amount of such Series and the Series 2003-1 Insurer may, by written notice to the Trustee, waive any existing Potential Amortization Event or Amortization Event. In accordance with Section 8.8 of this Supplement, the Trustee shall promptly notify each Rating Agency upon any such waiver of a Potential Amortization Event or Amortization Event.

                                    ARTICLE 6.
                                    COVENANTS
                                    ---------

          Section 6.1 Minimum Subordinated Amount. RCFC shall maintain the Series 2003-1 Available Subordinated Amount in an amount greater than or equal to the Minimum Subordinated Amount.

          Section 6.2 Minimum Letter of Credit Amount. RCFC shall maintain the Series 2003-1 Letter of Credit Amount in an amount greater than or equal to the Minimum Series 2003-1 Letter of Credit Amount.

          Section 6.3 Series 2003-1 Policy. RCFC shall maintain the Series 2003-1 Policy in full force and effect.

          Section 6.4 Series 2003-1 Interest Rate Cap. RCFC shall maintain the Series 2003-1 Interest Rate Cap in full force and effect or replacement therefor in accordance with Section 4.23 hereof and shall provide to the Rating Agencies written notice of any amendment to or assignment of the Series 2003-1 Interest Rate Cap by either of the parties thereto.

          Section 6.5 Monthly Reporting. The Master Servicer shall, in each Monthly Vehicle Statement delivered pursuant to Section 24.4(f) of the Master Lease on each Reporting Date, specify, in addition to the information required to be in each such Monthly Vehicle Statement with respect to each Group III Vehicle, (i) the Manufacturer thereof, (ii) the make and model of such Group III Vehicle, (iii) the state in which such Group III Vehicle is registered, (iv) the date such Group III Vehicle was in-fleeted, (v) the date such Group III Vehicle was paid for, (vi) if available, the mileage of such Group III Vehicle, (vii) if available, the physical location of such Group III Vehicle, (viii) whether such Group III Vehicle is a Program Vehicle or Non-Program Vehicle, and (ix) the designated hold period for such Group III Vehicle.

                                   ARTICLE 7.
                           FORM OF SERIES 2003-1 NOTES
                           ---------------------------

          Section 7.1     Class A Notes.

          (a) Restricted Global Class A Note. Class A Notes to be issued in the United States will be issued in book-entry form of and represented by a Restricted Global Class A Note (each, a "Restricted Global Class A Note"), substantially in the form of Exhibit A-1 appended hereto, with such legends as may be applicable thereto as set forth in the Base Indenture, and will be sold to the Initial Purchasers as institutional accredited investors within the meaning of Regulation D under the Securities Act in reliance on an exemption from the registration requirements of the Securities Act and thereafter to qualified institutional buyers within the meaning of, and in reliance on, Rule 144A under the Securities Act and shall be deposited on behalf of the purchasers of the Class A Notes represented thereby, with a custodian for DTC, and registered in the name of Cede & Co. as DTC's nominee, duly executed by RCFC and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture.

          (b) Temporary Global Class A Note; Permanent Global Class A Note. Class A Notes to be issued outside the United States will be issued and sold in transactions outside the United States in reliance on Regulation S under the Securities Act, as provided in the applicable placement agreement, and shall initially be issued in a form of Temporary Global Class A Note (each, a "Temporary Global Class A Note"), substantially in the form of Exhibit A-2 appended hereto, which shall be deposited on behalf of the purchasers of the Class A Notes represented thereby with a custodian for, and registered in the name of a nominee of, DTC, for the accounts of JPMorgan Chase Bank, Brussels office, as operator of Euroclear and for Clearstream, duly executed by RCFC and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture. Interests in a Temporary Global Class A Note will be exchangeable, in whole or in part, for interests in a Permanent Global Class A Note in fully registered form and without coupons (each, a "Permanent Global Class A Note") substantially in the form of Exhibit A-3 hereto, in accordance with the provisions of such Temporary Global Class A Note and the Base Indenture (as modified by this Supplement) and each such Permanent Global Class A Note shall be deposited with a custodian for, and registered in the name of a nominee of, DTC, on or after the Exchange Date an upon certification of non-U.S. beneficial ownership, as set forth in the Base Indenture. Interests in a Permanent Global Class A Note will be exchangeable for a definitive Class A Note in accordance with the provisions of such Permanent Global Class A Note and the Base Indenture (as modified by this Supplement).

          Section 7.2 Issuances of Additional Notes. (a) From time to time during the Series 2003-1 Revolving Period, RCFC may, subject to the conditions set forth in clause (b) below, issue Additional Notes which will be identical in all respects to the other Series 2003-1 Notes and will be equitably and ratably entitled to the benefits of the Indenture without preference, priority or distinction.

          (b) Additional Notes may be issued only upon satisfaction of the following conditions: (i) after giving effect to the issuance of such Additional Notes, no Series 2003-1 Enhancement Deficiency or Asset Amount Deficiency will exist; (ii) the Trustee shall have received confirmation from each Rating Agency rating the Series 2003-1 Notes that the issuance of such Additional Notes will not result in the reduction or withdrawal of the then current rating of the Series 2003-1 Notes and any non-public ratings issued by Standard & Poor's, Moody's and Fitch to the Series 2003-1 Insurer; (iii) the Series 2003-1 Insurer has consented to such issuance of Additional Notes and agrees to insure the Additional Notes under the Series 2003-1 Policy; (iv) the excess of the principal amount of the Additional Notes over their issue price will not exceed the maximum amount permitted under the Code without the creation of original issue discount; (v) the Trustee shall have received an Opinion of Counsel to the effect that (A) the Additional Notes will be characterized as indebtedness of RCFC for federal, state and local income and franchise tax purposes, and (B) the issuance of Additional Notes will not adversely affect the characterization of the Series 2003-1 Notes as debt; and (vi) no Amortization Event (or event which, with the passage of time, the giving of notice or both, would become an Amortization Event) shall have occurred which is continuing or would result from the issuance of such Additional Notes.

                                    ARTICLE 8.
                                     GENERAL
                                     -------

          Section 8.1 Repurchase of Notes. The Series 2003-1 Notes shall be subject to repurchase in whole, but not in part, by RCFC at its option in accordance with Section 5.3 of the Base Indenture, as follows:

          (a) the Series 2003-1 Notes are subject to repurchase by RCFC in whole, but not in part, on any Payment Date. On or prior to such Payment Date, RCFC shall have paid the Series 2003-1 Insurer all amounts due and unpaid under the Insurance Agreement (each such Payment Date, a "Repurchase Date");

          (b) the purchase price for any such repurchase of Series 2003-1 Notes shall equal the Aggregate Principal Balance of such Notes (determined after giving effect to any payment of principal on such Payment Date), plus accrued and unpaid interest on such Aggregate Principal Balance (the "Repurchase Price");

          (c) as a condition precedent to any repurchase, on or prior to the Distribution Date on which any Series 2003-1 Note is repurchased by RCFC pursuant to this Section 8.1, RCFC shall pay the Series 2003-1 Insurer all Series 2003-1 Insurer Payments and all other Series 2003-1 Insurer Reimbursement Amounts due and unpaid as of such Distribution Date; and

          (d) in addition, a prepayment premium (the "Series 2003-1 Note Prepayment Premium") will be payable to the holders of the Series 2003-1 Notes upon any repurchase of such Series 2003-1 Notes by RCFC when the Aggregate Principal Balance thereof is greater than ten percent (10%) of the Series 2003-1 Initial Invested Amount. The Series 2003-1 Note Prepayment Premium with respect to the Series 2003-1 Notes will equal the amount of interest that would have accrued on the Aggregate Principal Balance of the Series 2003-1 Notes so prepaid (assuming that (i) no Amortization Event occurs with respect to the Series 2003-1 Notes, (ii) the Series 2003-1 Noteholders are paid the Series 2003-1 Controlled Distribution Amount on each of the scheduled Payment Dates for the period commencing with the Payment Date on which such repurchase is effected and ending on the Series 2003-1 Expected Final Payment Date, and (iii) interest accrues on such Series 2003-1 Notes at a rate equal to 0.40%), discounted to present value to such Payment Date at a rate equal to LIBOR in effect on such Payment Date plus 0.40%.

          Section 8.2 Payment of Rating Agencies' Fees. RCFC agrees and covenants with the Master Servicer and the Trustee to pay all reasonable fees and expenses of the Rating Agencies and to promptly provide all documents and other information that the Rating Agencies may reasonably request.

          Section 8.3     Exhibits.   The  following  exhibits  attached  hereto
supplement the exhibits included in the Indenture.

          Exhibit A-1:      Form of Restricted Global Class A Note
          Exhibit A-2:      Form of Temporary Global Class A Note
          Exhibit A-3:      Form of Permanent Global Class A Note
          Exhibit B:        Reserved
          Exhibit C:        Form of Demand Note
          Exhibit D:        Form of Notice of Series 2003-1 Lease Payment Losses

          Section 8.4 Ratification of Base Indenture. As supplemented by this Supplement and except as specified in this Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Supplement shall be read, taken, and construed as one and the same instrument. In this regard, for the purposes of the terms and conditions governing the Series 2003-1 Notes and the Group III Collateral,
Section 7.28 of the Base Indenture shall not apply.

          Section 8.5 Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

          Section 8.6 Governing Law. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW (INCLUDING, WITHOUT LIMITATION, THE UCC) OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

          Section 8.7 Amendments. This Supplement may be modified or amended from time to time in accordance with the terms of the Base Indenture; provided, however, that if, pursuant to the terms of the Base Indenture or this Supplement, the consent of the Required Series 2003-1 Noteholders is required for an amendment or modification of this Supplement, such requirement shall be satisfied if such amendment or modification is consented to by Noteholders representing more than 50% of the Aggregate Principal Balance of the Series 2003-1 Notes affected thereby (including for purposes of determining such aggregate outstanding principal amount, the Aggregate Principal Balance of the Series 2003-1 Notes).

          (b) In addition, this Supplement may be amended or modified from time to time, without the consent of any Series 2003-1 Noteholder but with the consent of the Rating Agencies (which consent of any such Rating Agency shall be deemed to have occurred if such Rating Agency fails to respond within fifteen
(15) Business Days after a written request therefor), RCFC, DTAG, the Series 2003-1 Insurer and the Trustee to amend the following definitions: "Maximum Manufacturer Percentage" (and any schedules to the Indenture setting forth such percentage), "Maximum Non-Program Percentage" (including the percentages used in the calculation of such percentage), "Measurement Month", "Measurement Month Average" and "Market Value Adjustment Percentage" and to make changes related to such amendments.

          Section 8.8 Notice to Series 2003-1 Insurer and Rating Agencies. The Trustee shall provide to the Series 2003-1 Insurer and each Rating Agency a copy of each notice, opinion of counsel, certificate or other item delivered to, or required to be provided by, the Trustee pursuant to this Supplement or any other Related Document (which includes Base Indenture Sections 5.4, 7.3 and
7.10). Each such opinion of counsel shall be addressed to the Series 2003-1 Insurer, shall be from counsel reasonably acceptable to the Series 2003-1 Insurer and shall be in form and substance reasonably acceptable to the Series 2003-1 Insurer. All such notices, opinions, certificates or other items to be delivered to the Series 2003-1 Insurer shall be forwarded to MBIA Insurance
Corporation, 113 King Street, Armonk, New York, 10504, Attention: Insured Portfolio Management - Structured Finance (IPM-SF) (Rental Car Finance Corp Series 2003-1 Rental Car Asset Backed Notes), facsimile: (800) 787-1311, telephone: (914) 765-3781.

          Section 8.9 Series 2003-1 Insurer Deemed Noteholder and Secured Party; Insurer Default. Except for any period during which an Insurer Default has occurred and is continuing, the Series 2003-1 Insurer shall be deemed to be the holder of 100% of the Series 2003-1 Notes for the purposes of giving any consents, waivers, approvals, instructions, directions, declarations, notices and/or taking any other action pursuant to the Base Indenture, this Supplement and the other Related Documents. Notwithstanding anything herein to the contrary, where consent of the Series 2003-1 Insurer is expressly required under this Supplement, such consent shall only be required so long as no Insurer Default has occurred and is continuing. Any reference in the Base Indenture or the Related Documents to materially, adversely, or detrimentally affecting the rights or interests of the Series 2003-1 Noteholders, or words of similar meaning, shall be deemed, for purposes of the Series 2003-1 Notes, to refer to the rights or interests of the Series 2003-1 Insurer. In addition, the Series 2003-1 Insurer shall constitute an "Enhancement Provider" with respect to the Series 2003-1 Notes for all purposes under the Base Indenture and the other Related Documents and the Insurance Agreement shall constitute an "Enhancement Agreement" with respect to the Series 2003-1 Notes for all purposes under the Base Indenture and the other Related Documents. Furthermore, the Series 2003-1 Insurer shall be deemed to be a "Secured Party" under the Base Indenture and the Related Documents to the extent of amounts payable to the Series 2003-1 Insurer pursuant to this Supplement. The Series 2003-1 Insurer's consent shall be required for changes to the Vehicle Disposition Programs and any merger or consolidation of a Lessee pursuant to Section 25.1 of the Master Lease. Moreover, provided no Insurer Default has occurred and is continuing, wherever in the Related Documents money or other property is assigned, conveyed, granted or held for, a filing is made for, action is taken for or agreed to be taken for, or a representation or warranty is made for the benefit of the Noteholders, the Series 2003-1 Insurer shall be deemed to be the Series 2003-1 Noteholder for such purposes.

          Section 8.10 Assignment of Claims. At any time the Trustee is required to make a claim under the Series 2003-1 Policy in respect of a Series 2003-1 Preference Amount that is required to be returned pursuant to a final nonappealable order of a court having competent jurisdiction, the Trustee, on behalf of itself and the Series 2003-1 Noteholders, shall execute and deliver to the Series 2003-1 Insurer an assignment in favor of the Series 2003-1 Insurer irrevocably assigning all rights and claims of the Trustee and the Series 2003-1 Noteholders relating to or arising under the obligations giving rise to such Series 2003-1 Preference Amount. The Series 2003-1 Noteholders hereby consent to, instruct the Trustee with respect to and grant to the Trustee full power of attorney on their behalf, to execute and deliver such assignment of rights and claims to the Series 2003-1 Insurer.

          Section 8.11 Third Party Beneficiary. The Series 2003-1 Insurer is an express third party beneficiary of (i) the Base Indenture and (ii) this Supplement.

          Section 8.12 Prior Notice by Trustee to Series 2003-1 Insurer. Subject to Section 10.1 of the Base Indenture, the Trustee agrees that so long as no Amortization Event shall have occurred and be continuing with respect to any Series of Notes, other than the Series 2003-1 Notes, it shall not exercise any rights or remedies available to it as a result of the occurrence of an Amortization Event with respect to the Series 2003-1 Notes (except those set forth in clauses (j) and (k) of Section 5.1 of this Supplement) until after the Trustee has given prior written notice thereof to the Series 2003-1 Insurer and obtained the direction of the Required Series 2003-1 Noteholders. The Trustee agrees to notify the Series 2003-1 Insurer promptly following any exercise of rights or remedies available to it as a result of the occurrence of an Amortization Event with respect to the Series 2003-1 Notes.

          Section 8.13 Subrogation. (a) In furtherance of and not in limitation of the Series 2003-1 Insurer's equitable right of subrogation, each of the Trustee and RCFC acknowledge that, to the extent of any payment made by the Series 2003-1 Insurer under the Series 2003-1 Policy with respect to interest on or principal of the Series 2003-1 Notes, the Series 2003-1 Insurer is to be fully subrogated to the extent of such payment and any additional interest due on any late payment, to the rights of the Series 2003-1 Noteholders under the Indenture. Each of RCFC and the Trustee agree to such subrogation and, further, agree to take such actions as the Series 2003-1 Insurer may reasonably request to evidence such subrogation.

          (b) In the event that (x) amounts are withdrawn from the Series 2003-1 Cash Collateral Account pursuant to Section 4.17(e) hereof and paid to the Series 2003-1 Insurer with respect to a Series 2003-1 Preference Amount paid by the Series 2003-1 Insurer under the Series 2003-1 Policy and (y) the Series

2003-1 Insurer has been paid all Series 2003-1 Insurer Payments and all other Series 2003-1 Insurer Reimbursement Amounts payable under the Insurance Agreement and the Series 2003-1 Insurer has no further obligations in respect of the Series 2003-1 Policy, the Series 2003-1 Insurer acknowledges that, to the extent of such withdrawal from the Series 2003-1 Cash Collateral Account and payment to the Series 2003-1 Insurer, the Series 2003-1 Letter of Credit Provider, if any, is to be fully subrogated to the extent of such payment to the Series 2003-1 Insurer, to the Series 2003-1 Insurer's equitable subrogation rights described in Section 8.13(a). By accepting payment of amounts withdrawn from the Series 2003-1 Cash Collateral Account, the Series 2003-1 Insurer agrees to such subrogation and, further, agrees to take such actions at the expense of the Series 2003-1 Letter of Credit Provider, as the Series 2003-1 Letter of Credit Provider, may reasonably request to evidence such subrogation.

          Section 8.14 Financed Vehicles. (a) RCFC shall not lease any Financed Vehicles under the Financing Lease without the prior written consent of the Required Beneficiaries, each Enhancement Provider with respect to each Group III Series of Notes and the Rating Agencies (which consent of the Rating Agencies may be evidenced by a written confirmation by such Rating Agencies that the leasing of such Financed Vehicles by RCFC under the Financing Lease will not result in the reduction or withdrawal of the then current ratings on each outstanding Group III Series of Notes).

          Section 8.15    Effects   of   Payments   by   the   Surety  Provider.
(a) Anything herein to the contrary notwithstanding, any distribution of principal of or interest on the Series 2003-1 Notes that is made with moneys received pursuant to the terms of the Series 2003-1 Policy shall not be considered payment of the Series 2003-1 Notes by RCFC. The Trustee acknowledges that, without the need for any further action on the part of the Series 2003-1 Insurer, to the extent the Series 2003-1 Insurer makes payments, directly or indirectly, on account of principal of or interest on the Series 2003-1 Notes to the Trustee for the benefit of the Series 2003-1 Noteholders or to the Series 2003-1 Noteholders (including any Series 2003-1 Preference Amounts), the Series 2003-1 Insurer will be fully subrogated to the rights of such Series 2003-1 Noteholders to receive such principal and interest and will be deemed to the extent of the payments so made to be a Series 2003-1 Noteholder.

          Section 8.16 Series 2003-1 Demand Note. Other than pursuant to a demand thereon pursuant to Article 4 of this Supplement, RCFC shall not reduce the amount of the Series 2003-1 Demand Note or forgive amounts payable thereunder.

          Section 8.17 Information. In connection with any Series 2003-1 Preference Amount payable under the Series 2003-1 Policy, the Trustee shall furnish to the Series 2003-1 Insurer its records evidencing the distributions of principal of and interest on the Series 2003-1 Notes that have been made and subsequently recovered from Series 2003-1 Noteholders and the dates on which such payments were made.

          Section 8.18 Limitation on Defeasance. So long as any Series 2003-1 Notes remain outstanding and no Insurer Default has occurred and is continuing, the Issuer shall not terminate its obligations under the Base Indenture and this Series 2003-1 Supplement in accordance with Section 10.1(b) of the Base Indenture without the consent of the Series 2003-1 Insurer.





                     [Remainder of Page Intentionally Blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        RENTAL CAR FINANCE CORP.



                                        By: ____________________________________
                                            Pamela S. Peck
                                            Vice President and Treasurer



                                        DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                        as Trustee



                                        By: ____________________________________
                                            Name:
                                            Title:



Accepted and Acknowledged by:

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
as Master Servicer


By: ____________________________________
    Michael H. McMahon
    Assistant Treasurer

                                                                      SCHEDULE 1

       Schedule of Maximum Manufacturer Percentages of Group III Vehicles
       ------------------------------------------------------------------


                                Maximum Program             Maximum Non-Program
  Eligible Manufacturer           Percentage*                   Percentage*
  ---------------------           ----------                    ----------

DaimlerChrysler                      100%                           (1)
Ford                                 100%                           (1)
Toyota                               100%                           (1)
General Motors                       100%                           (1)
Honda                                 0%                            (1)
Nissan                                0%                            (1)
Volkswagen                            0%                            (1)
Mazda                                 0%                       Up to 25% (2)
Subaru                                0%                   Up to 15% (2) (3) (5)
Suzuki                                0%                   Up to 15% (2) (3) (5)
Mitsubishi                            0%                   Up to 15% (2) (3) (5)
Isuzu                                 0%                   Up to 15% (2) (3) (5)
Kia                                   0%                    Up to 5% (2) (4) (5)
Hyundai                               0%                    Up to 3% (2) (4) (5)
Daewoo                                0%                    Up to 3% (2) (4) (5)


(1) The combined percentage of Group III Vehicles which are Non-Program Vehicles manufactured by DaimlerChrysler, Ford, Toyota, General Motors, Honda, Nissan, and Volkswagen shall not exceed the following percentages:
     (a) if the average of the Measurement Month Averages for any three Measurement Months during the twelve month period preceding any date of determination shall be less than eighty-five percent (85%), 0% or such other percentage amount agreed upon by the Lessor and each of the Lessees, subject to Rating Agency confirmation, which percentage amount represents the maximum percentage of the Aggregate Asset Amount which is permitted under the Master Lease to be invested in Non-Program Vehicles; and (b) at all other times, for the twelve (12) month period ending on the last Business Day of the most recently completed calendar month preceding the date of determination thereof, thirty-five percent (35%) and, for the three
     (3) month period ending on the last Business Day of the most recently completed calendar month preceding the date of determination thereof, forty percent (40%).

(2)  The  combined  percentage  of Group  III  Vehicles  which  are  Non-Program
     Vehicles manufactured by Mazda, Subaru, Suzuki, Mitsubishi, Isuzu, Kia, Hyundai or Daewoo shall not exceed 40% in the aggregate.

(3) The combined percentage of Group III Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi or Isuzu shall not exceed 15% in the aggregate.

                                 Schedule 1 - 1

(4) The combined percentage of Group III Vehicles which are Non-Program Vehicles manufactured by Kia, Hyundai or Daewoo shall not exceed 7% in the aggregate.

(5) The combined percentage of Group III Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi, Isuzu, Kia, Hyundai or Daewoo shall not exceed 20% in the aggregate.

*    As a percentage of the Group III Collateral.


                                 Schedule 1 - 2

                                                                       EXHIBIT C

                               Form of Demand Note
                               -------------------

                                                              New York, New York
                                                                  March 25, 2003

          FOR VALUE RECEIVED, the undersigned, DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation ("DTAG"), promises to pay to RENTAL CAR FINANCE CORP., an Oklahoma corporation ("RCFC"), on demand (the "Demand Date"), (a) the principal sum of EIGHT MILLION AND NO/100 DOLLARS ($8,000,000) or (b) such other amount, shown on Schedule A attached hereto (and any continuation thereof) made by RCFC, as the aggregate unpaid principal balance hereof, including the aggregate unpaid principal amount of Demand Note Advances (as defined herein) made from funds on deposit in the Series 2003-1 Collection Account from time to time.

          1. Principal Payment Date. Any unpaid principal of this promissory note (this "Demand Note") shall be paid on the Demand Date.

          2. Interest. DTAG also promises to pay interest on the unpaid principal amount hereof from time to time outstanding at an interest rate of one-year LIBOR, as determined for such period in the manner set forth under the Base Indenture, dated as of December 13, 1995 between RCFC and Deutsche Bank Trust Company Americas, as Trustee, as amended by the Amendment to Base Indenture dated as of December 23, 1997 (the "Base Indenture"), as supplemented by the Series 2003-1 Supplement (the "Series 2003-1 Supplement" and together with the Base Indenture, the "Indenture") for the determination of LIBOR thereunder, plus 0.40% (the "Demand Note Rate") from the date hereof until the principal amount shall be paid in full. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth therefor in the Indenture.

          3. Repayments and Prepayments. DTAG shall repay in full the unpaid principal amount of this Demand Note or any portion thereof upon the Demand Date hereof to the extent demand is made therefor. Prior thereto, DTAG:

          (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of this Demand Note; provided, however, that

               (i) no Event of Default or Lease Event of Default shall have occurred and be continuing;

               (ii) such voluntary prepayments shall require at least three but no more than five Business Days' prior written notice to RCFC; and

               (iii) the amount of such voluntary repayment may not exceed the amount of Demand Note Advances lent to DTAG in accordance with Section 4 hereof not previously repaid.

Each prepayment of any Demand Note made pursuant to this Section 3 shall be without premium or penalty.

          4. Demand Note Advances. RCFC agrees to make advances ("Demand Note Advances") upon request from DTAG, as borrower, out of and not to exceed in any Related Month the amount of Recoveries not so allocated pursuant to Section 4.7(a)(i)(B) of the Series 2003-1 Supplement that may be lent under this Demand Note pursuant to Sections 4.7(a)(i)(B) and 4.7(b)(i)(B) of the Series 2003-1 Supplement. Such Demand Note Advances are repayable by DTAG, with interest, on each Demand Date upon demand by RCFC or the Trustee, as assignee of RCFC. Demand Note Advances shall accrue interest on the outstanding balance thereof at the Demand Note Rate then applicable. The date, amount, interest rate and duration of the Interest Period (if applicable) of each Demand Note Advance made by RCFC to DTAG and each payment made on account of the principal thereof, shall be recorded by RCFC on its books and, prior to any transfer of this Demand Note, endorsed by RCFC on Schedule A attached hereto or any continuation thereof, provided that the failure of RCFC to make any such recordation or endorsement shall not affect the obligations of DTAG to make a payment when due of any amount owing hereunder or under any other Related Document in respect of the Demand Note Advances made by RCFC.

          5.   Subordination.

          (a) RCFC, as subordinated lender under this Demand Note in respect of Demand Note Advances (the "Subordinated Lender") hereby agrees that the Subordinated Lender's right under this Demand Note is expressly subordinated to all payment obligations due to the Trustee, as assignee of the Master Lease (the "Senior Lender"), under the Master Lease (the "Payment Obligations"). The Subordinated Lender hereby agrees that the payment of this Demand Note is hereby expressly subordinated, in accordance with the terms hereof, to the prior payment in full of the Payment Obligations in cash.

          (b) Upon the maturity of any Payment Obligation (including interest thereon or fees or any other amounts owing in respect thereof), whether on the Payment Date (after any extension thereof), by acceleration or otherwise, all payments thereof and premium, if any, and interest thereon or fees or any other amounts owing in respect thereof, in each case to the extent due and owing, shall first be paid in full in cash, or such payment duly provided for in cash or in a manner satisfactory to the Senior Lender, before any payment is made on account of the Demand Note. The Subordinated Lender hereby agrees that, so long as an Event of Default or a Lease Event of Default, or event which with notice or lapse of time or both would constitute an Event of Default or a Lease Event of Default, in respect of any Payment Obligations, it will not ask, demand, sue for, or otherwise take, accept or receive, any amounts in respect of this Demand Note.

          (c)  In the event that notwithstanding the provisions of the preceding
Section 5(b), DTAG shall make any payment on account of this Demand Note at a time when payment is not permitted by said Section 5(b), such payment shall be held by the Subordinated Lender or its representative, in trust for the benefit of, and shall be paid forthwith over and delivered to, the Senior Lender or its representative for application to the payment of all Payment Obligations remaining unpaid to the extent necessary to pay all Payment Obligations in full in cash in accordance with the terms of the Master Lease, after giving effect to any concurrent payment or distribution to or for the Payment Obligations. Without in any way modifying the provisions hereof or affecting the subordination effected hereby if such notice is not given, DTAG shall give the Subordinated Lender prompt written notice of any payment made on the Demand Note and any Demand Date of Payment Obligations after which such Payment Obligations remain unsatisfied.

          (d) Upon any distribution of assets of DTAG upon any dissolution, winding up, liquidation or reorganization of DTAG (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

               (i) the Senior Lender shall first be entitled to receive payment in full of the Payment Obligations in cash or in a manner satisfactory to the Senior Lender (including, without limitation, all interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation whether or not such interest is an allowed claim in such proceeding) before the Subordinated Lender is entitled to receive any payment out of the proceeds from or distributions made under the Master Lease;

               (ii) any payment out of the proceeds from or distributions made under the Master Lease of any kind or character, whether in cash, property or securities to which the Subordinated Lender would be entitled except for the provisions hereof, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee or agent, directly to the Senior Lender or its representative under the agreements pursuant to which the Payment Obligations may have been made, to the extent necessary to make payment in full of all Payment Obligations remaining unpaid, after giving effect to any concurrent payment or distribution to the Senior Lender in respect of the Payment Obligations; and

               (iii)      in  the  event that,   notwithstanding  the  foregoing
     provisions of this Section 5(d), any payment of any kind or character, whether in cash, property or securities, shall be received by the Subordinated Lender on account of principal of this Demand Note before all Payment Obligations are paid in full in cash or in a manner satisfactory to the Senior Lender, or effective provisions made for its payment, such payment out of the proceeds from or distributions made under the Master Lease shall be received and held in trust for and shall be paid over to the Senior Lender in respect of Payment Obligations remaining unpaid or unprovided for or their representative under the agreements pursuant to which the Payment Obligations have been made, for application to the payment of such Payment Obligations until all such Payment Obligations shall have been paid in full in cash or in a manner satisfactory to the Senior Lender, after giving effect to any concurrent payment or distribution to the Senior Lender in respect of Payment Obligations.

          Without in any way modifying the provisions hereof or affecting the subordination effected hereby if such notice is not given, DTAG shall give prompt written notice to the Subordinated Lender of any dissolution, winding up, liquidation or reorganization of DTAG (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise).

          6. No Waiver; Amendment. No failure or delay on the part of RCFC in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Demand Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by DTAG and RCFC, and (b) all consents required for such actions under the Related Documents shall have been received by the appropriate Persons.

          7. No Negotiation. This Demand Note is not negotiable other than a pledge or assignment to the Trustee, who is hereby authorized by DTAG and RCFC to make claims for repayment of principal outstanding hereunder on behalf of RCFC.

          8. Successors and Assigns. This Demand Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

          9. Governing Law. THIS DEMAND NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

          10. Captions. Paragraph captions used in this Demand Note are provided solely for convenience of reference only and shall not affect the meaning or interpretation of any provision of this Demand Note.

          11. Other than in connection with a repayment or prepayment described in Section 3 hereof, the principal amount of this Demand Note may be reduced only in accordance with the provisions of the Series 2003-1 Supplement.

                                        DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.



                                        By: ____________________________________
                                            Pamela S. Peck
                                            Treasurer



Accepted and Agreed:

RENTAL CAR FINANCE CORP.

By: ____________________________________
    Michael H. McMahon
    Assistant Treasurer



                                                      Schedule A
                                                      ----------

                                                     PAYMENT GRID

===================== ================== =================== ================== =================== ==================
                                              Amount of       Amount of Demand      Outstanding
        Date           Principal Amount   Principal Payment     Note Advance     Principal Balance   Notation Made By
===================== ================== =================== ================== =================== ==================

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

===================== ================== =================== ================== =================== ==================




                           Exhibit C - Schedule A - 1

                                                                       EXHIBIT D
                                                     TO SERIES 2003-1 SUPPLEMENT

                                Form of Notice of
                       Series 2003-1 Lease Payment Losses
                       ----------------------------------


Deutsche Bank Trust Company Americas,
     as Trustee
280 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

          This Series 2003-1 Lease Payment Losses Notice is delivered to you pursuant to Section 4.14 of the Series 2003-1 Supplement dated as of March 25, 2003 to the Base Indenture dated as of December 13, 1995, as amended by Amendment to Base Indenture dated as of December 23, 1997 (as amended or modified from to time, the "Series 2003-1 Supplement"), between Rental Car Finance Corp., an Oklahoma corporation, and Deutsche Bank Trust Company Americas, as Trustee. Terms used herein have the meanings provided in the Series 2003-1 Supplement.

          The Master Servicer hereby notifies the Trustee that as of _________, 20__ there exists Series 2003-1 Lease Payment Losses in the amount of $__________.


                                        DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.


                                        By: ____________________________________
                                            Name:
                                            Title:




                                      D-1